FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-180779-18

MSBAM 2015-C24

Free Writing Prospectus

Structural and Collateral Term Sheet

$935,417,434

(Approximate Total Mortgage Pool Balance)

$809,136,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Bank of America, National Association

CIBC Inc.

Starwood Mortgage Funding III LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2015-C24

July 15, 2015

MORGAN STANLEY	BofA MERRILL LYNCH

Co-Lead Bookrunning Manager CIBC World Markets	Co-Lead Bookrunning Manager Drexel Hamilton
Co-Managers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File Number 333-180779) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by the Underwriters’ research departments. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Free Writing Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Free Writing Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Free Writing Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Free Writing Prospectus and the Prospectus attached thereto as Exhibit A. The information contained herein will be more fully described in the Free Writing Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Free Writing Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-1

MSBAM 2015-C24	Structural Overview

Offered Certificates

Class	Expected Ratings (Moody’s/KBRA/ Morningstar)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class A-1	Aaa(sf)/AAA(sf)/AAA	$34,200,000	30.000%	(4)	2.88	1-59	13.1%	46.7%
Class A-2	Aaa(sf)/AAA(sf)/AAA	$17,000,000	30.000%	(4)	4.94	59-59	13.1%	46.7%
Class A-SB	Aaa(sf)/AAA(sf)/AAA	$63,600,000	30.000%	(4)	7.41	59-115	13.1%	46.7%
Class A-3	Aaa(sf)/AAA(sf)/AAA	$200,000,000	30.000%	(4)	9.67	115-117	13.1%	46.7%
Class A-4	Aaa(sf)/AAA(sf)/AAA	$339,992,000	30.000%	(4)	9.90	117-119	13.1%	46.7%
Class X-A	Aaa(sf)/AAA(sf)/AAA	$654,792,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class A-S	Aa2(sf)/AAA(sf)/AAA	$54,955,000	24.125%	(4)	9.94	119-119	12.1%	50.6%
Class B	NR/AA-(sf)/AA-	$58,464,000	17.875%	(4)	9.94	119-119	11.2%	54.8%
Class C	NR/A-(sf)/A-	$40,925,000	13.500%	(4)	9.94	119-119	10.6%	57.7%

Privately Offered Certificates(10)

Class	Expected Ratings (Moody’s/KBRA/ Morningstar)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class X-B	Aa2(sf)/AAA(sf)/AAA	$54,955,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class D	NR/BBB-(sf)/BBB	$47,940,000	8.375%	(4)	9.94	119-119	10.0%	61.1%
Class E	NR/BB-(sf)/BB-	$28,062,000	5.375%	(4)	9.94	119-119	9.7%	63.1%
Class F	NR/B-(sf)/B-	$17,539,000	3.500%	(4)	9.94	119-119	9.5%	64.4%
Class G	NR/NR/NR	$32,740,433	N/A	(4)	10.00	119-120	9.2%	66.7%

(1)	Ratings shown are those of Moody’s Investors Service, Inc., Kroll Bond Rating Agency, Inc. and Morningstar Credit Ratings, LLC. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, which is expected to be dated the date hereof (the “Free Writing Prospectus”), to which the prospectus dated October 1, 2013 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.

(2)	The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates shown in the table above and to the other statistical data contained herein and in the Free Writing Prospectus. In addition, the notional amounts of the Class X-A and Class X-B Certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A or Class X-B Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the closing date of this securitization.

(3)	The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates in the aggregate.

(4)	The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months) less a specified percentage, which percentage may be zero.

(5)	The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date or, in the case of any mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.

(6)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates are calculated in the aggregate for those classes as if they were a single class.

(8)	The Class X-A and Class X-B Certificates (collectively, “the Class X Certificates”) will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A and Class X-B Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates outstanding from time to time. The notional amount of the Class X-B Certificates will equal the certificate principal balance of the Class A-S Certificates outstanding from time to time.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C24	Structural Overview

(9)	The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (b) the pass-through rate of the Class A-S Certificates as described in the Free Writing Prospectus.

(10)	Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V Certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R Certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C24	Structural Overview

Issue Characteristics

Offered Certificates:	$809,136,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of eight principal balance classes (Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C) and one interest-only class (Class X-A)
Co-Lead Bookrunning Managers:	Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	CIBC World Markets Corp. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Bank of America, National Association, CIBC Inc. and Starwood Mortgage Funding III LLC
Rating Agencies:	Moody’s Investors Service, Inc., Kroll Bond Rating Agency, Inc. and Morningstar Credit Ratings, LLC
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Trust Advisor:	Park Bridge Lender Services LLC
Initial Controlling Class Representative:	DoubleLine Capital LP or an affiliate thereof
Cut-off Date:	August 1, 2015. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in August 2015 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on August 1, 2015, not the actual day on which such scheduled payments were due
Expected Pricing Date:	Week of July 20, 2015
Expected Closing Date:	Week of August 3, 2015
Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in September 2015
Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in September 2015
Rated Final Distribution Date:	The Distribution Date in August 2047
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A); $100,000 for the Class X-A Certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Free Writing Prospectus.
Bloomberg Ticker:	MSBAM 2015-C24 <MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C24	Structural Overview

Structural Overview

Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.

Amount and Order of Distributions:

On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including, without limitation, all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, special servicer compensation, trust advisor fees (together with certain trust advisor consulting fees), CREFC® license fees and expenses as set forth below. Distributions to certificateholders on each distribution date out of payments (or advances in lieu thereof) and other collections on the mortgage loans will be in an amount equal to each class’s interest and principal entitlement, subject to:

(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A and Class X-B Certificates, which will have the same senior priority and be distributed pro rata);

(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A-SB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on Appendix VII to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates, in that order (or pro rata among such classes if the principal balance of all other classes of certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to such other classes, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A-S through Class G Certificates), until the principal balance of each such class has been reduced to zero, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in that order, until the principal balance of each such class has been reduced to zero; and

(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class D, Class C and Class B Certificates, in that order, (b) second, to reduce payments of principal on the Class D, Class C, Class B and Class A-S Certificates, in that order, and (c) third, to reduce payments of principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates on a pro rata basis.

No trust advisor expenses (which do not include the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of such certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Interest and Principal Entitlements:

Interest distributable on any class of certificates (other than the Class V and Class R Certificates) on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to each such interest-bearing certificate during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s principal balance or notional amount. In addition, certain specified trust fund expenses, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class C and Class D Certificates to receive payments of interest, and to the right of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C and Class D Certificates to receive payments of principal.

The amount of principal available to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance. The Class V, Class R, Class X-A and Class X-B Certificates will not be entitled to principal distributions.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C24	Structural Overview

Special Servicer Compensation:

The special servicer is entitled to a special servicing fee payable from general collections on the mortgage loans and any related serviced B note or serviced companion loan. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (other than any non-serviced mortgage loan) that is a specially serviced mortgage loan (and any related serviced B note or serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be 0.25% per annum. Any primary servicing fee or sub-servicing fee will be paid by the special servicer out of the fees described above. The special servicer is also entitled to additional fees and amounts, including, without limitation, income on the amounts held in certain permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan (and any related serviced B note or serviced companion loan) or related REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced B note or serviced companion loan), subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan (other than any non-serviced mortgage loan), loan pair, A/B whole loan or related REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Free Writing Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator on the classes of certificates as follows: to each class of principal balance certificates (other than the Class E, Class F and Class G Certificates) then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class on that distribution date, and the denominator of which is the total amount distributed as principal to all classes of principal balance certificates on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows: first, to the holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the class(es) of certificates whose certificate principal balances comprise the notional amount of such class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and second, to the holders of the Class X-B Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A Certificates. No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G, Class V or Class R Certificates.

The “Base Interest Fraction,” with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Class E, Class F and Class G Certificates), is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject class of certificates, then the Base Interest Fraction shall be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C24	Structural Overview

Collateral Support Deficits:

On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of pool of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates that are not Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).

On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates in the following order: to the Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case in reduction of and until the remaining principal balance of that class of certificates has been reduced to zero. Following the reduction of the principal balances of all such classes of certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the percentage interests evidenced by the respective certificates.

A/B Whole Loans and Loan Pairs:

The mortgaged property identified on Appendix I to the Free Writing Prospectus as 535-545 Fifth Avenue secures on a pari passu basis (i) a mortgage loan (the “535-545 Fifth Avenue mortgage loan”) with an outstanding principal balance as of the cut-off date of $110,000,000, representing approximately 11.8% of the initial pool balance, and (ii) two pari passu promissory notes that had an aggregate outstanding principal balance as of the cut-off date of $200,000,000 (collectively, the “535-545 Fifth Avenue serviced companion loan” and a “serviced companion loan”) that are not part of the mortgage pool. The 535-545 Fifth Avenue serviced companion loan is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The 535-545 Fifth Avenue mortgage loan and the 535-545 Fifth Avenue serviced companion loan together constitute the “535-545 Fifth Avenue loan pair” and a “loan pair,” are pari passu in right of payment and will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction. The holder of the controlling portion of the 535-545 Fifth Avenue serviced companion loan will be entitled to direct the servicing of the 535-545 Fifth Avenue loan pair and will have the right to replace the special servicer with respect to the 535-545 Fifth Avenue loan pair with or without cause at any time.

The mortgaged property identified on Appendix I to the Free Writing Prospectus as Coastal Equities Retail Portfolio secures on a pari passu basis (i) a mortgage loan (the “Coastal Equities Retail Portfolio mortgage loan”) with an outstanding principal balance as of the cut-off date of $85,000,000, representing approximately 9.1% of the initial pool balance, and (ii) six pari passu promissory notes that had an aggregate outstanding principal balance as of the cut-off date of $84,000,000 (collectively, the “Coastal Equities Retail Portfolio serviced companion loan” and a “serviced companion loan”) that are not part of the mortgage pool. The Coastal Equities Retail Portfolio serviced companion loan is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Coastal Equities Retail Portfolio mortgage loan and the Coastal Equities Retail Portfolio serviced companion loan together constitute the “Coastal Equities Retail Portfolio loan pair” and a “loan pair,” are pari passu in right of payment and will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction. With respect to the Coastal Equities Retail Portfolio mortgage loan, any holder of the Coastal Equities Retail Portfolio serviced companion loan will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters related to the Coastal Equities Retail Portfolio loan pair.

There are no other “loan pairs,” and there are no “A/B whole loans,” related to the issuing entity. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.

With respect to any mortgage loan that is part of a loan pair, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations herein include the related pari passu serviced companion loan.

Non-Serviced Loan Combinations:

The mortgaged property identified on Appendix I to the Free Writing Prospectus as 32 Old Slip Fee secures on a pari passu basis (i) a mortgage loan (the “32 Old Slip Fee mortgage loan”) with an outstanding principal balance as of the cut-off date of $50,000,000, representing approximately 5.3% of the initial pool balance, and (ii) four pari passu promissory notes that had an aggregate outstanding principal balance as of the cut-off date of $126,000,000 (collectively, the “32 Old Slip Fee non-serviced companion loan” and a “non-serviced companion loan”) that are not part of the mortgage pool. One of the pari passu promissory notes comprising such non-serviced companion loan is currently held by the MSBAM 2015-C23 securitization trust, and the other such pari passu promissory note is currently held by the MSC 2015-MS1 securitization trust. The 32 Old Slip Fee mortgage loan and the 32 Old Slip Fee non-serviced companion loan together constitute the “32 Old Slip Fee non-serviced loan combination” and a “non-serviced loan combination,” are pari passu in right of payment and will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for the MSBAM 2015-C23 securitization. The holder of the portion of the 32 Old Slip Fee non-serviced companion loan contributed to the MSBAM 2015-C23 securitization trust (or its representative) will be entitled to direct the servicing of the 32 Old Slip Fee non-serviced loan combination and will have the right to replace the special servicer with respect to the 32 Old Slip Fee non-serviced loan combination with or without cause at any time.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C24	Structural Overview

No mortgage loans, other than the 32 Old Slip Fee mortgage loan, have a non-serviced companion loan associated with them, and all of the mortgage loans, other than the 32 Old Slip Fee mortgage loan, are being serviced under the pooling and servicing agreement for this transaction. Accordingly, other than the 32 Old Slip Fee non-serviced loan combination, there are no other “non-serviced loan combinations” with respect to the issuing entity. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

With respect to any mortgage loan that is part of a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations herein include the related pari passu non-serviced companion loan.

Appraisal Reductions:

The occurrence of certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus.

Any appraisal reduction in respect of any non-serviced mortgage loan generally will be calculated in accordance with the related non-serviced mortgage loan pooling and servicing agreement, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the applicable pooling and servicing agreement (including with respect to any non-serviced mortgage loan) but is not obtained within 120 days following the applicable Appraisal Event (or, with respect to a non-serviced mortgage loan, 120 days following notice of the applicable appraisal event under the related pooling and servicing agreement), then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding paragraphs.

If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, any appraisal reduction will be calculated in respect of such A/B whole loan, loan pair or non-serviced loan combination taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related serviced B note and then to the related A note. With respect to a loan pair or non-serviced loan combination, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan or non-serviced companion loan, respectively, on a pro rata basis by unpaid principal balance.

If an appraisal reduction exists for, or is allocable to, any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will reduce the funds available to pay interest on the certificates then outstanding.

For a discussion of how appraisal reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

Control Rights:

During any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class E Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class.

During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class E Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class E Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.

During any Senior Consultation Period, the controlling class representative will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class E Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of an A/B whole loan, loan pair or non-serviced loan combination, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus.

In particular, with respect to each non-serviced loan combination, the controlling class representative will only have certain consultation rights with respect to certain major decisions and other matters related to such non-

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C24	Structural Overview

serviced loan combination and only during a Subordinate Control Period and a Collective Consultation Period. See "Servicing of the Mortgage Loans-The Controlling Class Representative" in the Free Writing Prospectus.
A/B Whole Loan, Loan Pair and Non-Serviced Loan Combination Control and Consultation Rights:

The existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period will not limit any control and/or consultation rights of the holder of any B note or companion loan. In particular, with respect to the 535-545 Fifth Avenue loan pair, the holder of the controlling portion of the related serviced companion loan will be entitled to direct the servicing of the 535-545 Fifth Avenue loan pair and will have the right to replace the special servicer with respect to the 535-545 Fifth Avenue loan pair with or without cause at any time. In addition, with respect to the Coastal Equities Retail Portfolio loan pair, the holder of the related serviced companion loan will have non-binding consultation rights with respect to major decisions and other matters related to the Coastal Equities Retail Portfolio loan pair. See “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class E, Class F and Class G Certificates.

Controlling Class Representative/ Controlling Class:

The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance). The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights.” The Controlling Class on the closing date will be the Class G Certificates.

The initial controlling class representative is expected to be DoubleLine Capital LP or an affiliate thereof.

Appraised-Out Class:	Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class.”

Appraisal Remedy:

The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan (other than with respect to any non-serviced mortgage loan) for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will be required to recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance. No certificateholders of an Appraised-Out Class will have appraisal remedies in respect of a non-serviced mortgage loan under the pooling and servicing agreement for this transaction.

The MSBAM 2015-C23 pooling and servicing agreement is expected to have, provisions similar to those in the prior paragraph as they relate to the applicable controlling class of certificates under the related securitization and appraisal remedies.

Sale of Defaulted Loans:

Defaulted serviced mortgage loans will be sold in a process similar to the sale process for REO property, as described under “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in the Free Writing Prospectus. There will be no “fair market value purchase option,” and the controlling class representative will have no right of first refusal with respect to the sale of defaulted loans. Non-serviced mortgage loans that become defaulted loans may be sold pursuant to a similar process under the related pooling and servicing agreement governing the servicing thereof.

In addition, with respect to each of the 535-545 Fifth Avenue mortgage loan, the Coastal Equities Retail Portfolio mortgage loan and the 32 Old Slip Fee mortgage loan, if any such mortgage loan becomes a defaulted mortgage loan and the applicable special servicer determines to sell such mortgage loan or some or all of the related pari passu companion loan, such special servicer will be required to sell such mortgage loan together with the related pari passu companion loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the applicable pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C24	Structural Overview

Appointment and Termination of Special Servicer:

The controlling class representative will appoint the initial special servicer (but not with respect to any non-serviced mortgage loan). At any time during the Subordinate Control Period, the special servicer (other than with respect to any non-serviced mortgage loan) may be replaced by the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer (other than with respect to any non-serviced mortgage loan) will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights of the certificates request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders, and replacement would be conditioned on receipt, within 180 days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.

During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer with respect to the applicable mortgage loan or mortgage loans. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of an A/B whole loan or a loan pair, the special servicer will not be subject to termination as described in the preceding paragraphs with respect to such A/B whole loan or loan pair so long as any related B note or companion loan holder has the right to replace the special servicer under the related intercreditor agreement. In particular, the holder of the controlling portion of the 535-545 Fifth Avenue serviced companion loan will have the right to replace the special servicer with respect to the 535-545 Fifth Avenue loan pair with or without cause at any time. In addition, subject to the terms of any related intercreditor agreement (including the rights of an related directing holder thereunder), with respect to any non-serviced loan combination, the related special servicer under the related other pooling and servicing agreement pursuant to which such non-serviced loan combination is being serviced may be replaced on terms set forth in such other pooling and servicing agreement that are substantially similar to those described in the preceding paragraphs above for the special servicer under the pooling and servicing agreement for this transaction (unless the holder of a related B note or companion loan has the right to replace such special servicer pursuant to the related intercreditor agreement).

See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Servicing Standard:	Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related serviced B notes and serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Free Writing Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan or applicable portion thereof.
Defaulted Mortgage Loan Waterfall:	Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Trust Advisor:

The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).

During any Collective Consultation Period and any Senior Consultation Period, within 60 days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. No such annual report will be required to be prepared or delivered with respect to any calendar year as to which no annual meeting has occurred or with respect to any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C24	Structural Overview

However, the trust advisor’s obligations described in the preceding three paragraphs will not apply to non-serviced mortgage loans.

Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any serviced mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet and the Free Writing Prospectus and as set forth in the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair (including the 535-545 Fifth Avenue loan pair), the special servicer will only be required to consult the trust advisor with regard to such matters if the holder of the related serviced B note or serviced companion loan, as applicable, is not (or is no longer) the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement. The trust advisor will have no consultation rights with respect to any non-serviced mortgage loan or any related non-serviced companion loan.

During any Subordinate Control Period, there will be no annual meeting between the trust advisor and the special servicer or any annual report prepared by the trust advisor, and the trust advisor will not distribute any report based on any review of the special servicer’s actions. In addition, the trust advisor will not be permitted to consult or consent with regard to any particular servicing actions or otherwise opine on the actions of the special servicer with respect to any mortgage loan during any Subordinate Control Period.

Trust Advisor Expenses:	The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (which do not include trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement. No trust advisor expenses (which do not include trust advisor fees) will be allocated to or otherwise borne by the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:	The trust advisor may be terminated or replaced without cause as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause.”
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC® reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.” Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-11

MSBAM 2015-C24	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	19	43	$458,312,293	49.0%
Bank of America, National Association	28	59	$247,697,941	26.5%
CIBC Inc.	17	17	$132,540,441	14.2%
Starwood Mortgage Funding III LLC	10	11	$96,866,758	10.4%
Total:	74	130	$935,417,434	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$935,417,434
Number of Mortgage Loans:	74
Average Cut-off Date Balance per Mortgage Loan:	$12,640,776
Number of Mortgaged Properties:	130
Average Cut-off Date Balance per Mortgaged Property:	$7,195,518.72
Weighted Average Mortgage Rate:	4.378%
% of Pool Secured by 5 Largest Mortgage Loans:	37.1%
% of Pool Secured by 10 Largest Mortgage Loans:	49.5%
% of Pool Secured by ARD Loans(2):	5.3%
Weighted Average Original Term to Maturity (months)(2):	119
Weighted Average Remaining Term to Maturity (months)(2):	117
Weighted Average Seasoning (months):	2
% of Pool Secured by Single Tenant Mortgaged Properties:	9.1%
% of Pool Secured by Refinance Loans:	72.8%
% of Pool Secured by Acquisition Loans:	27.2%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	26.2%
% of Pool with Mezzanine Debt:	0.0%
% of Pool with Subordinate Mortgage Debt:	0.0%

Credit Statistics(3)

Weighted Average UW NOI DSCR:	1.64x
Weighted Average UW NOI Debt Yield:	9.2%
Weighted Average UW NCF DSCR:	1.51x
Weighted Average UW NCF Debt Yield:	8.5%
Weighted Average Cut-off Date LTV Ratio(4):	66.7%
Weighted Average Maturity Date LTV Ratio(2)(4):	59.2%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-12

MSBAM 2015-C24	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months):	350
Weighted Average Remaining Amortization Term (months):	349
% of Pool Amortizing Balloon:	28.3%
% of Pool Interest Only followed by Amortizing Balloon:	43.6%
% of Pool Interest Only through Maturity(2):	28.0%
% of Pool Fully Amortizing:	0.0%

Lockboxes

% of Pool with Hard Lockboxes:	27.9%
% of Pool with Soft Lockboxes:	2.5%
% of Pool with Springing Lockboxes:	66.4%
% of Pool with No Lockboxes:	3.2%

Reserves

% of Pool Requiring Tax Reserves:	90.9%
% of Pool Requiring Insurance Reserves:	32.8%
% of Pool Requiring Replacement Reserves:	79.2%
% of Pool Requiring TI/LC Reserves(5):	86.0%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	92.3%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	5.9%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	1.8%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to August 2015.

(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(3)	With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit calculations in this term sheet include the related pari passu companion loan and exclude any subordinate notes, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(4)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided, that such LTV ratios may be based on “as-stabilized” values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in the Free Writing Prospectus.

(5)	Excludes hospitality, multifamily, manufactured housing, self-storage and leased fee properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-13

MSBAM 2015-C24	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	535-545 Fifth Avenue(1)	New York	NY	Mixed Use	$110,000,000	11.8%	512,171	$605.27	1.32x	6.0%	49.2%	49.2%
2	MSMCH	Coastal Equities Retail Portfolio(2)	Various	Various	Retail	$85,000,000	9.1%	3,458,225	$48.87	1.48x	10.1%	72.5%	65.2%
3	MSMCH	Serenity Place at Dorsey Ridge	Hanover	MD	Multifamily	$74,860,000	8.0%	323	$231,764.71	1.20x	7.3%	69.6%	63.7%
4	MSMCH	32 Old Slip Fee(3)	New York	NY	Leased Fee	$50,000,000	5.3%	1,133,361	$155.29	1.28x	4.8%	78.2%	78.2%
5	BANA	626 Wilshire Boulevard	Los Angeles	CA	Office	$26,966,618	2.9%	151,013	$178.57	1.26x	8.2%	67.2%	54.3%
6	MSMCH	Georgetown Park Apartments	Fenton	MI	Multifamily	$26,400,000	2.8%	480	$55,000.00	1.26x	8.0%	79.5%	66.0%
7	BANA	ExchangeRight Portfolio 9	Various	Various	Retail	$25,518,669	2.7%	229,023	$111.42	2.03x	9.2%	60.3%	60.3%
8	SMF III	The Westfield Shops	Westfield	MA	Retail	$24,659,179	2.6%	190,436	$129.49	1.29x	9.1%	68.9%	51.0%
9	MSMCH	Century Sienna Plantation Apartments	Missouri City	TX	Multifamily	$23,719,500	2.5%	270	$87,850.00	1.75x	7.6%	68.4%	68.4%
10	SMF III	Presidio Square	Houston	TX	Retail	$16,200,000	1.7%	189,259	$85.60	1.92x	9.8%	61.1%	61.1%
		Total/Wtd. Avg.				$463,323,966	49.5%			1.40x	7.6%	65.7%	61.0%

(1)	The 535-545 Fifth Avenue mortgage loan is part of a $310,000,000 loan pair that is evidenced by three pari passu promissory notes. The 535-545 Fifth Avenue mortgage loan is evidenced by one of such pari passu promissory notes (Note A-1) with an outstanding principal balance as of the Cut-off Date of $110,000,000. The pari passu promissory notes not included in the Issuing Entity (Note A-2 and Note A-3) evidence the related serviced companion loan, which had an outstanding balance as of the Cut-off Date of $200,000,000 and is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction, and may be contributed to one or more future securitization transactions or otherwise transferred at any time. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 535-545 Fifth Avenue Loan Pair” in the Free Writing Prospectus.

(2)	The Coastal Equities Retail Portfolio mortgage loan is part of a $169,000,000 loan pair evidenced by 10 pari passu promissory notes. The Coastal Equities Retail Portfolio mortgage loan is evidenced by four such pari passu promissory notes (Notes A-1, A-2, A-3 and A-7) with an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000. The pari passu promissory notes not included in the Issuing Entity (Notes A-4, A-5, A-6, A-8, A-9 and A-10) evidence the related serviced companion loan, which had an outstanding principal balance as of the Cut-off Date of $84,000,000 and is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Coastal Equities Retail Portfolio Loan Pair” in the Free Writing Prospectus.

(3)	The 32 Old Slip Fee mortgage loan is part of a $176,000,000 non-serviced loan combination that is evidenced by five pari passu promissory notes. The 32 Old Slip Fee mortgage loan is evidenced by one of such pari passu notes (Note A-1) with an outstanding principal balance as of the Cut-off Date of $50,000,000. The pari passu notes not included in the Issuing Entity (Notes A-2, A-3, A-4 and A-5) evidence the related non-serviced companion loan, which had an outstanding balance as of the Cut-off Date of $126,000,000. A portion of such non-serviced companion loan (represented by Note A-3 and Note A-4) was contributed to the MSBAM 2015-C23 securitization trust, and the remaining portion of such non-serviced companion loan (represented by Note A-2 and Note A-5) was contributed to the MSC 2015-MS1 securitization trust. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 32 Old Slip Fee Non-Serviced Loan Combination” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-14

MSBAM 2015-C24	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR	Combined UW NOI Debt Yield	Combined Cut-off Date LTV
1	MSMCH	535-545 Fifth Avenue(1)(2)	$110,000,000	$200,000,000	$310,000,000	MSBAM 2015-C24	Wells Fargo	Midland	(2)	1.32x	6.0%	49.2%
2	MSMCH	Coastal Equities Retail Portfolio(3)	$85,000,000	$84,000,000	$169,000,000	MSBAM 2015-C24	Wells Fargo	Midland	MSBAM 2015-C24	1.48x	10.1%	72.5%
4	MSMCH	32 Old Slip Fee(4)	$50,000,000	$126,000,000	$176,000,000	MSBAM 2015-C23	Wells Fargo	LNR	MSBAM 2015-C23	1.28x	4.8%	78.2%

(1)	See Footnote (1) to the table entitled “Top 10 Mortgage Loans” above for a description of the 535-545 Fifth Avenue loan pair.

(2)	Servicing of the 535-545 Fifth Avenue loan pair will be governed by the MSBAM 2015-C24 pooling and servicing agreement; however, the holder of the controlling portion of the 535-545 Fifth Avenue serviced companion loan will be entitled to direct the servicing of the 535-545 Fifth Avenue loan pair and will have the right to replace the special servicer with respect to the 535-545 Fifth Avenue loan pair with or without cause at any time. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 535-545 Fifth Avenue Loan Pair” in the Free Writing Prospectus.

(3)	See Footnote (2) to the table entitled “Top 10 Mortgage Loans” above for a description of the Coastal Equities Retail Portfolio loan pair.

(4)	See Footnote (3) to the table entitled “Top 10 Mortgage Loans” above for a description of the 32 Old Slip Fee non-serviced loan combination.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-15

MSBAM 2015-C24	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	MSMCH	535-545 Fifth Avenue	New York	NY	Mixed Use	$110,000,000	10.3%	512,171	$605.27	1.32x	6.0%	49.2%	49.2%	CSMC 2006-C3
5	BANA	626 Wilshire Boulevard	Los Angeles	CA	Office	$26,966,618	2.9%	151,013	$178.57	1.26x	8.2%	67.2%	54.3%	LBUBS 2004-C7
8	SMF III	The Westfield Shops	Westfield	MA	Retail	$24,659,179	2.6%	190,436	$129.49	1.29x	9.1%	68.9%	51.0%	MSC 2006-HQ8
13	CIBC	Hampton Inn Wyomissing	Wyomissing	PA	Hospitality	$15,163,457	1.6%	142	$106,784.91	1.75x	12.1%	71.5%	58.5%	BSCMS 2006-PW14
16	CIBC	Highgate Commons Shopping Center	Saint Albans	VT	Retail	$13,500,000	1.4%	218,200	$61.87	1.38x	9.6%	70.7%	62.4%	MSC 2005-IQ10
17	BANA	West Carrollton Indian Lookout Apartments	West Carrollton	OH	Multifamily	$13,400,000	1.4%	320	$41,875.00	1.39x	8.7%	75.3%	68.6%	CSFB 2003-CPN1
18	MSMCH	Courtyard Richmond Chester	Chester	VA	Hospitality	$12,416,201	1.3%	135	$91,971.86	1.93x	12.3%	61.8%	49.5%	WBCMT 2005-C20
19	BANA	Lofts at the Mill Apartments	Scranton	PA	Multifamily	$12,000,000	1.3%	112	$107,142.86	1.34x	8.2%	71.4%	65.2%	JPMCC 2007-CB18
20	CIBC	Wild Creek Apartments	Clarkston	GA	Multifamily	$11,550,000	1.2%	242	$47,727.27	1.44x	9.4%	75.0%	71.5%	FNA 2014-M12
21	BANA	Courtyard - Monroe, LA	Monroe	LA	Hospitality	$10,465,000	1.1%	90	$116,277.78	2.14x	13.8%	65.0%	59.3%	CSFB 2005-C2
22	BANA	River Oaks MHC	Calumet City	IL	Manuf. Housing	$10,190,000	1.1%	301	$33,853.82	1.39x	8.6%	71.2%	65.4%	MSC 2006-HQ8
24	SMF III	South University Galleria	Ann Arbor	MI	Mixed Use	$10,100,000	1.1%	47,810	$211.25	1.47x	9.3%	73.2%	63.9%	MSC 2006-IQ11
26	BANA	Deerbrook Garden Apartments	Humble	TX	Multifamily	$9,275,000	1.0%	162	$57,253.09	1.48x	9.3%	74.2%	64.7%	JPMCC 2004-CB9
31	MSMCH	Pinnacle Park Plaza	Dallas	TX	Retail	$8,320,000	0.9%	40,481	$205.53	1.42x	8.9%	72.1%	64.7%	GSMS 2005-GG4
34	CIBC	Price Chopper Westfall	Westfall	PA	Retail	$7,828,633	0.8%	56,038	$139.70	1.32x	8.4%	74.9%	61.3%	JPMCC 2005-CB13
36	BANA	Vista Self Storage	Orlando	FL	Self Storage	$7,500,000	0.8%	97,300	$77.08	1.67x	10.0%	63.6%	58.0%	BACM 2006-4
38	SMF III	Holiday Inn Princeton	Princeton	NJ	Hospitality	$6,988,613	0.7%	181	$38,611.12	1.47x	11.9%	66.6%	49.5%	CSFB 2004-C5
39	BANA	Lyons Commerce Park	Coconut Creek	FL	Industrial	$6,988,031	0.7%	77,694	$89.94	1.64x	12.2%	63.5%	46.7%	WBCMT 2006-C27; WBCMT 2007-C30
40	BANA	Country Place Apartments	Bryan	TX	Multifamily	$6,860,000	0.7%	212	$32,358.49	1.65x	10.8%	67.9%	59.5%	CSFB 2005-C4
41	MSMCH	Broad River Village	Irmo	SC	Retail	$6,822,407	0.7%	61,279	$111.33	1.24x	9.7%	70.3%	48.9%	GCCFC 2007-GG11
44	BANA	Ken’s Korner Shopping Center & Mini-Storage	Clinton	WA	Mixed Use	$6,090,638	0.7%	112,127	$54.32	1.29x	10.1%	63.4%	47.7%	LBUBS 2006-C3
46	BANA	Merced Estates MHC	Merced	CA	Manuf. Housing	$6,000,000	0.6%	208	$28,846.15	1.59x	9.4%	69.7%	63.5%	GMACC 2002-C3
49	SMF III	Mainplace Merced	Merced	CA	Retail	$5,800,000	0.6%	57,419	$101.01	1.50x	10.2%	70.7%	57.9%	MLMT 2005-CKI1
51	CIBC	Omega Center	Frederick	MD	Industrial	$5,500,000	0.6%	83,934	$65.53	1.88x	11.7%	59.1%	50.0%	CSFB 2005-C4
52	BANA	Van Mark Apartments	Monroe	LA	Multifamily	$5,490,000	0.6%	144	$38,125.00	2.86x	12.4%	61.0%	61.0%	WBCMT 2005-C20
60	BANA	Kirkwood Business Park	Vancouver	WA	Office	$4,500,000	0.5%	33,124	$135.85	1.47x	9.8%	70.0%	61.3%	CD 2005-CD1
61	SMF III	San Miguel Square	Midland	TX	Retail	$4,488,615	0.5%	76,751	$58.48	1.64x	11.1%	73.9%	60.0%	JPMCC 2005-CB13
62	MSMCH	Parkview Plaza	Las Vegas	NV	Retail	$4,445,108	0.5%	25,000	$177.80	1.32x	9.1%	71.7%	58.9%	CSFB 2005-C3
65	CIBC	Falling Creek Plaza	Rockingham	NC	Retail	$4,125,000	0.4%	41,000	$100.61	1.50x	10.5%	75.0%	62.9%	BSCMS 2005-PW10
70	BANA	StorageOne - Ann Road	Las Vegas	NV	Self Storage	$3,500,000	0.4%	69,420	$50.42	2.28x	10.8%	50.4%	50.4%	GECMC 2005-C3
71	CIBC	6101-6113 18th Avenue	Brooklyn	NY	Retail	$3,000,000	0.3%	11,900	$252.10	1.75x	8.5%	53.6%	53.6%	MLMT 2005-CIP1
73	BANA	Annie Oakley Self Storage	Las Vegas	NV	Self Storage	$2,700,000	0.3%	68,593	$39.36	1.94x	12.3%	58.7%	53.8%	GECMC 2005-C3
		Total				$386,632,500	36.1%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-16

MSBAM 2015-C24	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)

Class A-2 ($17,000,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
20	CIBC	Wild Creek Apartments	GA	Multifamily	$11,550,000	1.2%	$11,018,415	64.8%	242	$47,727.27	1.44x	9.4%	75.0%	71.5%	23	59
48	MSMCH	10475 Bandley Drive	CA	Industrial	$6,000,000	0.6%	$6,000,000	35.3%	30,065	$199.57	2.43x	10.8%	35.5%	35.5%	59	59
		Total/Wtd. Avg.			$17,550,000	1.9%	$17,018,415	100.1%			1.78x	9.9%	61.5%	59.2%	35	59

(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-17

MSBAM 2015-C24	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	69	$267,331,806	28.6%	4.529%	1.57x	9.8%	68.5%	60.2%
Anchored	30	$153,035,580	16.4%	4.625%	1.53x	9.9%	69.6%	60.8%
Free Standing	29	$62,871,126	6.7%	4.321%	1.68x	9.2%	63.6%	57.5%
Shadow Anchored	4	$27,428,406	2.9%	4.389%	1.63x	10.7%	72.1%	62.2%
Unanchored	6	$23,996,694	2.6%	4.621%	1.45x	9.6%	70.5%	61.1%
Multifamily	16	$221,838,133	23.7%	4.356%	1.42x	8.4%	70.9%	64.3%
Garden	14	$140,118,133	15.0%	4.343%	1.53x	8.8%	71.8%	64.8%
Mid Rise	1	$74,860,000	8.0%	4.370%	1.20x	7.3%	69.6%	63.7%
Student Housing	1	$6,860,000	0.7%	4.476%	1.65x	10.8%	67.9%	59.5%
Hospitality	17	$152,666,841	16.3%	4.668%	1.74x	12.7%	67.2%	53.6%
Limited Service	13	$106,339,086	11.4%	4.640%	1.75x	12.3%	68.2%	55.2%
Full Service	3	$31,151,466	3.3%	4.638%	1.60x	12.7%	66.4%	51.7%
Select Service	1	$15,176,289	1.6%	4.930%	1.97x	15.3%	61.9%	46.4%
Mixed Use	3	$126,190,638	13.5%	3.953%	1.33x	6.5%	51.8%	50.3%
Office/Retail	2	$120,100,000	12.8%	3.899%	1.33x	6.3%	51.2%	50.4%
Retail/Self Storage	1	$6,090,638	0.7%	5.020%	1.29x	10.1%	63.4%	47.7%
Leased Fee(2)	2	$50,984,000	5.5%	3.716%	1.30x	4.9%	77.9%	77.9%
Leased Fee	2	$50,984,000	5.5%	3.716%	1.30x	4.9%	77.9%	77.9%
Office	4	$43,727,984	4.7%	4.481%	1.33x	8.9%	68.5%	56.0%
CBD	1	$26,966,618	2.9%	4.335%	1.26x	8.2%	67.2%	54.3%
Suburban	2	$12,166,436	1.3%	4.668%	1.36x	9.2%	70.3%	59.1%
Medical	1	$4,594,931	0.5%	4.844%	1.65x	11.9%	71.0%	58.3%
Self Storage	14	$38,000,000	4.1%	4.517%	1.67x	9.5%	63.6%	57.2%
Self Storage	14	$38,000,000	4.1%	4.517%	1.67x	9.5%	63.6%	57.2%
Industrial	3	$18,488,031	2.0%	4.225%	1.97x	11.6%	53.1%	44.1%
Flex	2	$12,488,031	1.3%	4.251%	1.74x	12.0%	61.6%	48.2%
Flex/R&D	1	$6,000,000	0.6%	4.170%	2.43x	10.8%	35.5%	35.5%
Manufactured Housing	2	$16,190,000	1.7%	4.409%	1.46x	8.9%	70.6%	64.7%
Manufactured Housing	2	$16,190,000	1.7%	4.409%	1.46x	8.9%	70.6%	64.7%
Total/Wtd. Avg.	130	$935,417,434	100.0%	4.378%	1.51x	9.2%	66.7%	59.2%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

(2)	Two of the mortgaged properties, representing approximately 5.5% of the initial pool balance by allocated loan amount, are each comprised of a fee interest in land subject to a ground lease granted by the borrower to another party, which party owns the improvements. In each such case, the related leasehold estate is not collateral for the mortgage loan included in the issuing entity, and the mortgaged properties are operated as an office property (in the case of the 32 Old Slip Fee mortgaged property) or a retail property (in the case of the ExchangeRight Portfolio 9 - TCF National Bank - Kenosha, WI mortgaged property).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-18

MSBAM 2015-C24	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	14	$185,387,574	19.8%	3.932%	1.33x	6.1%	60.0%	58.7%
Texas	14	$118,987,126	12.7%	4.455%	1.69x	10.1%	67.9%	61.0%
Maryland	2	$80,360,000	8.6%	4.348%	1.25x	7.6%	68.9%	62.8%
Michigan	5	$58,602,162	6.3%	4.446%	1.41x	9.7%	73.7%	62.1%
California	6	$58,391,618	6.2%	4.357%	1.55x	9.0%	63.2%	54.7%
California – Southern(2)	2	$35,266,618	3.8%	4.362%	1.42x	8.4%	63.9%	53.9%
California – Northern(2)	4	$23,125,000	2.5%	4.349%	1.75x	9.9%	62.2%	55.9%
North Carolina	10	$49,900,683	5.3%	4.693%	1.66x	11.4%	67.8%	57.6%
Pennsylvania	7	$45,550,649	4.9%	4.568%	1.54x	10.2%	70.9%	59.5%
Georgia	4	$36,592,148	3.9%	4.622%	1.47x	9.8%	73.3%	65.8%
Massachusetts	2	$33,644,598	3.6%	4.635%	1.33x	9.6%	69.1%	51.3%
Virginia	4	$25,903,326	2.8%	4.288%	1.76x	11.1%	62.6%	52.7%
Ohio	7	$25,727,296	2.8%	4.314%	1.52x	9.3%	72.1%	66.3%
Florida	7	$25,439,303	2.7%	4.360%	1.66x	10.3%	60.4%	52.1%
Oregon	4	$21,231,848	2.3%	4.401%	1.89x	11.2%	65.8%	55.7%
Wisconsin	6	$20,883,214	2.2%	4.630%	1.76x	11.5%	66.3%	56.2%
South Carolina	7	$20,803,647	2.2%	4.517%	1.40x	9.3%	72.3%	58.2%
Louisiana	3	$17,312,988	1.9%	4.166%	2.32x	13.1%	64.3%	60.3%
Illinois	3	$13,935,906	1.5%	4.669%	1.46x	9.2%	68.8%	61.6%
Vermont	1	$13,500,000	1.4%	4.760%	1.38x	9.6%	70.7%	62.4%
Tennessee	6	$11,410,030	1.2%	4.524%	1.58x	10.0%	70.3%	64.3%
Nevada	3	$10,645,108	1.1%	4.640%	1.79x	10.5%	61.4%	54.8%
Washington	2	$10,590,638	1.1%	4.782%	1.36x	10.0%	66.2%	53.5%
Indiana	2	$9,574,977	1.0%	4.413%	1.55x	10.0%	67.6%	58.6%
Missouri	1	$7,491,822	0.8%	4.890%	1.73x	12.3%	70.0%	57.6%
Alabama	3	$7,142,012	0.8%	4.605%	1.48x	10.1%	72.5%	65.2%
New Jersey	1	$6,988,613	0.7%	4.695%	1.47x	11.9%	66.6%	49.5%
Delaware	1	$6,337,278	0.7%	4.605%	1.48x	10.1%	72.5%	65.2%
Connecticut	1	$5,532,544	0.6%	4.605%	1.48x	10.1%	72.5%	65.2%
Kentucky	1	$5,225,324	0.6%	4.851%	1.87x	13.1%	68.8%	56.7%
Arkansas	3	$2,325,000	0.2%	4.153%	2.03x	9.2%	60.3%	60.3%
Total/Wtd. Avg.	130	$935,417,434	100.0%	4.378%	1.51x	9.2%	66.7%	59.2%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-19

MSBAM 2015-C24	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 5,000,000	18	69,441,969	7.4
5,000,001 - 10,000,000	32	224,590,552	24.0
10,000,001 - 15,000,000	11	131,721,201	14.1
15,000,001 - 20,000,000	4	62,539,746	6.7
20,000,001 - 30,000,000	5	127,263,966	13.6
40,000,001 - 50,000,000	1	50,000,000	5.3
70,000,001 - 80,000,000	1	74,860,000	8.0
80,000,001 - 90,000,000	1	85,000,000	9.1
100,000,001 - 110,000,000	1	110,000,000	11.8
Total:	74	$935,417,434	100.0%
Min: $1,694,046	Max: $110,000,000	Avg: $12,640,776

State or Other Jurisdiction

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	14	185,387,574	19.8
Texas	14	118,987,126	12.7
Maryland	2	80,360,000	8.6
Michigan	5	58,602,162	6.3
California	6	58,391,618	6.2
California – Southern(2)	2	35,266,618	3.8
California – Northern(2)	4	23,125,000	2.5
North Carolina	10	49,900,683	5.3
Pennsylvania	7	45,550,649	4.9
Georgia	4	36,592,148	3.9
Massachusetts	2	33,644,598	3.6
Virginia	4	25,903,326	2.8
Ohio	7	25,727,296	2.8
Florida	7	25,439,303	2.7
Oregon	4	21,231,848	2.3
Wisconsin	6	20,883,214	2.2
South Carolina	7	20,803,647	2.2
Louisiana	3	17,312,988	1.9
Illinois	3	13,935,906	1.5
Vermont	1	13,500,000	1.4
Tennessee	6	11,410,030	1.2
Nevada	3	10,645,108	1.1
Washington	2	10,590,638	1.1
Indiana	2	9,574,977	1.0
Missouri	1	7,491,822	0.8
Alabama	3	7,142,012	0.8
New Jersey	1	6,988,613	0.7
Delaware	1	6,337,278	0.7
Connecticut	1	5,532,544	0.6
Kentucky	1	5,225,324	0.6
Arkansas	3	2,325,000	0.2
Total:	130	$935,417,434	100.0%

Property Type

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	69	267,331,806	28.6
Anchored	30	153,035,580	16.4
Free Standing	29	62,871,126	6.7
Shadow Anchored	4	27,428,406	2.9
Unanchored	6	23,996,694	2.6
Multifamily	16	221,838,133	23.7
Garden	14	140,118,133	15.0
Mid Rise	1	74,860,000	8.0
Student Housing	1	6,860,000	0.7
Hospitality	17	152,666,841	16.3
Limited Service	13	106,339,086	11.4
Full Service	3	31,151,466	3.3
Select Service	1	15,176,289	1.6
Mixed Use	3	126,190,638	13.5
Office/Retail	2	120,100,000	12.8
Retail/Self Storage	1	6,090,638	0.7
Leased Fee(3)	2	50,984,000	5.5
Leased Fee	2	50,984,000	5.5
Office	4	43,727,984	4.7
CBD	1	26,966,618	2.9
Suburban	2	12,166,436	1.3
Medical	1	4,594,931	0.5
Self Storage	14	38,000,000	4.1
Self Storage	14	38,000,000	4.1
Industrial	3	18,488,031	2.0
Flex	2	12,488,031	1.3
Flex/R&D	1	6,000,000	0.6
Manufactured Housing	2	16,190,000	1.7
Manufactured Housing	2	16,190,000	1.7
Total/Wtd. Avg.	130	$935,417,434	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.501 - 4.000	3	165,490,000	17.7
4.001 - 4.500	33	379,921,583	40.6
4.501 - 5.000	36	378,715,213	40.5
5.001 - 5.500	2	11,290,638	1.2
Total:	74	$935,417,434	100.0%
Min: 3.708%	Max: 5.290%	Wtd Avg: 4.378%

Original Term to Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	2	17,550,000	1.9
120	72	917,867,434	98.1
Total:	74	$935,417,434	100.0%
Min: 60 mos.	Max: 120 mos.	Wtd Avg: 119 mos.

Remaining Term to Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
55 - 60	2	17,550,000	1.9
115 - 120	72	917,867,434	98.1
Total:	74	$935,417,434	100.0%
Min: 59 mos.	Max: 120 mos.	Wtd Avg: 117 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	12	261,953,169	28.0
270	1	6,822,407	0.7
300	12	104,160,487	11.1
330	1	4,294,333	0.5
360	48	558,187,036	59.7
Total:	74	$935,417,434	100.0%
Min: 270 mos.	Max: 360 mos.	Wtd Avg: 350 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	12	261,953,169	28.0
231 - 300	13	110,982,895	11.9
301 - 350	1	4,294,333	0.5
351 - 360	48	558,187,036	59.7
Total:	74	$935,417,434	100.0%
Min: 268 mos.	Max: 360 mos.	Wtd Avg: 349 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Morgan Stanley Mortgage Capital Holdings LLC	19	458,312,293	49.0
Bank of America, National Association	28	247,697,941	26.5
CIBC Inc.	17	132,540,441	14.2
Starwood Mortgage Funding III LLC	10	96,866,758	10.4
Total:	74	$935,417,434	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Partial Interest Only	29	408,295,303	43.6
Amortizing Balloon	33	265,168,962	28.3
Interest Only	12	261,953,169	28.0
Total:	74	$935,417,434	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
30.1 - 40.0	2	10,225,000	1.1
40.1 - 50.0	2	115,600,000	12.4
50.1 - 60.0	7	30,934,399	3.3
60.1 - 70.0	34	387,273,399	41.4
70.1 - 80.0	29	391,384,636	41.8
Total:	74	$935,417,434	100.0%
Min: 35.5%	Max: 79.5%	Wtd Avg: 66.7%

Maturity Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
30.1 - 40.0	2	10,225,000	1.1
40.1 - 50.0	13	195,173,477	20.9
50.1 - 60.0	30	235,814,585	25.2
60.1 - 70.0	27	432,654,372	46.3
70.1 - 80.0	2	61,550,000	6.6
Total:	74	$935,417,434	100.0%
Min: 35.5%	Max: 78.2%	Wtd Avg: 59.2%

UW DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.11 - 1.20	2	78,786,325	8.4
1.21 - 1.30	7	148,605,278	15.9
1.31 - 1.40	11	213,057,948	22.8
1.41 - 1.50	14	177,742,765	19.0
1.51 - 1.60	4	22,526,272	2.4
1.61 - 1.70	14	89,685,692	9.6
1.71 - 1.80	7	67,390,838	7.2
1.81 - 1.90	3	20,875,324	2.2
1.91 - 2.00	5	54,792,490	5.9
2.01 - 2.10	2	30,499,502	3.3
2.11 - 2.20	1	10,465,000	1.1
2.21 - 2.30	1	3,500,000	0.4
2.41 - 2.50	1	6,000,000	0.6
2.51 - 2.60	1	6,000,000	0.6
2.81 - 2.90	1	5,490,000	0.6
Total:	74	$935,417,434	100.0%
Min: 1.19x	Max: 2.86x	Wtd Avg: 1.51x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4.6 - 5.0	1	50,000,000	5.3
5.6 - 6.0	1	110,000,000	11.8
7.1 - 7.5	1	74,860,000	8.0
7.6 - 8.0	4	60,883,082	6.5
8.1 - 8.5	5	53,721,576	5.7
8.6 - 9.0	8	83,032,061	8.9
9.1 - 9.5	9	102,907,174	11.0
9.6 - 10.0	7	57,031,847	6.1
10.1 - 10.5	5	106,615,638	11.4
10.6 - 11.0	4	25,053,353	2.7
11.1 - 11.5	8	41,737,320	4.5
11.6 - 12.0	5	31,262,082	3.3
12.1 - 12.5	7	56,249,510	6.0
12.6 - 13.0	5	46,216,344	4.9
13.1 - 13.5	2	10,206,157	1.1
13.6 - 14.0	1	10,465,000	1.1
15.1 - 15.5	1	15,176,289	1.6
Total:	74	$935,417,434	100.0%
Min: 4.8%	Max: 15.3%	Wtd Avg: 9.2%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

(3)	Two of the mortgaged properties, representing approximately 5.5% of the initial pool balance by allocated loan amount, are each comprised of a fee interest in land subject to a ground lease granted by the borrower to another party, which party owns the improvements. In each such case, the related leasehold estate is not collateral for the mortgage loan included in the issuing entity, and the mortgaged properties are operated as an office property (in the case of the 32 Old Slip Fee mortgaged property) or a retail property (in the case of the ExchangeRight Portfolio 9 - TCF National Bank - Kenosha, WI mortgaged property).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-20

MSBAM 2015-C24	Collateral Statistics

Prepayment Restrictions

Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)(4)

Prepayment Restrictions	August 2015	August 2016	August 2017	August 2018	August 2019
Locked Out	100.0%	99.6%	92.3%	92.4%	92.4%
Yield Maintenance Total	0.0%	0.4%	7.7%	7.6%	7.6%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$935,417,434	$930,701,183	$924,738,244	$918,184,358	$910,269,761
% Initial Pool Balance	100.0%	99.5%	98.9%	98.2%	97.3%

Prepayment Restrictions	August 2020	August 2021	August 2022	August 2023	August 2024
Locked Out	92.2%	92.3%	92.3%	92.4%	92.4%
Yield Maintenance Total	7.8%	7.7%	7.7%	7.6%	7.6%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$883,192,726	$870,684,029	$857,564,415	$843,757,416	$829,375,053
% Initial Pool Balance	94.4%	93.1%	91.7%	90.2%	88.7%

(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.

(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 and DEF/YM1 on Appendix I to the Free Writing Prospectus.

(4)	There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-21

MSBAM 2015-C24	535-545 Fifth Avenue

Mortgage Loan No. 1 – 535-545 Fifth Avenue

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-22

MSBAM 2015-C24	535-545 Fifth Avenue

Mortgage Loan No. 1 – 535-545 Fifth Avenue

535 Fifth Avenue

Floor
Omnipoint Communications, Inc.
64 SF 5/2024
Mezz
Novo
310 SF 5/2017
Manhattan Endo
310 SF MTM
Worth Linen and Associates
921 SF 9/2017
35
Hancock & Bernstein
1,988 SF 5/2017
34
The Novo Foundation
2,003 SF MTM
33
The Novo Foundation
4,686 SF MTM
32
Vacant
4,829 SF
31
Worth Linen and Associates
4,859 SF 9/2017
30
Gildea and Ivanis LLP
4,833 SF 7/2021
29
Stern Magazine Corp
4,826 SF 12/2016
28
Prestige Jewelry International, Inc.
4,738 SF 1/2025
27
Niru (NY) Ltd
4,848 SF 6/2023
26
Jaisan Recovery Corporation
4,795 SF 5/2019
25
Vacant
4,818 SF
24
Cameron Associates
4,617 SF 1/2019
23
Inducherm USA, Inc.
4,698 SF 7/2017
22
Douglass Winthrop Advisors LLC
4,848 SF 9/2020
21
Terra Networks Operations, Inc.
4,797 SF 6/2016
20
International Diamond Distributors, Inc.
4,795 SF 5/2023
19
Consulate of the Republic of Kazakstan
4,681 SF 3/2020
18
White Pine Trading LLC
4,992 SF 8/2020
17
Control Risks Group, LLC
7,300 SF 11/2018
16
The National Community Reinvestment Coalition
7,300 SF 1/2022
15
Sandeep Diamond Corp.
7,300 SF 5/2023
14
H.I.S. International Tours (NY), Inc.
7,300 SF 2/2024
13
Media 3. Ltd.
7,300 SF 6/2019
12
Tesley Advisory Group LLC
12,859 SF 3/2017
11
Vacant
13,467 SF
10
Penton Learning Systems
4,635 SF 5/2025
Phoenix Management Services LLC
2,056 SF 3/2019
Glazier Holdings LLC
3,547 SF 4/2017
Vacant
3,138 SF
Lynk Holdings, LLC
1,157 SF MTM
9
Penton Learning Systems
5,974 SF 5/2025
Sio Capital Management LLC
3,411 SF 1/2018
Lifesource Chiropractic LLC
2,526 SF 10/2019
Vacant
1,925 SF
8
Penton Learning Systems
16,544 SF 5/2025
7
Laboratory Institute of Merchandising
17,003 SF 5/2021
6
Vacant
2,858 SF
Turkish Cultural Center
5,894 SF 5/2020
The Acumen Group
935 SF 12/2015
Trandon Associates
3,340 SF 3/2024
Gotham Gastro
2,953 SF 12/2023
5
Manhattan Endo, LLC
16,211 SF 3/2022
4
Empire Offices 535 Fifth Holdings LLC
19,096 SF 8/2021
3
Gardiner and Theobold, Inc.
18,952 SF 8/2025
2
Vacant
18,871 SF
Mezzanine
Mezzanine
Duane Reade
8,763 SF 5/2017
Ground
Barami – International Fashion Concept
5,664 SF 8/2015
Lobby
Leena Desai
200 SF 12/2020
Duane Reade
5,142 SF 5/2017
5th Avenue Art & Antiques Inc.
4,321 SF MTM
Basement
Manhattan Endo
252 SF MTM
5th Avenue Art & Antiques Inc.
12,310 SF MTM
Vacant
144 SF
Sub-Basement
Vacant
1,796 SF
RCN Business Solutions
MTM
Gardiner & Theobald Inc.
290 SF 8/2025
Cogent Communications
146 SF MTM
Vacant
Building
MTM
2015 – 2016
2017 – 2018
2019+

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-23

MSBAM 2015-C24	535-545 Fifth Avenue

Mortgage Loan No. 1 – 535-545 Fifth Avenue

545 Fifth Avenue

Floor
Encompass Digital Media Inc. 150 SF 10/2017
14
Vacant 11,345 SF
12
Encompass Digital Media Inc. 8,582 SF 10/2017
Vacant 2,921 SF
Capstone Equities, LLC 1,746 SF 6/2015
11
Source Financial Advisors, LLC 7,069 SF 11/2024
Orbitz, LLC 1,189 SF 11/2019
Telemetry Investments, LLC 2,517 SF 10/2017
The Vietnam Trade Promotion Center 1,648 SF 4/2019
10
Vacant 4,005 SF
Affrintata, Inc. 3,530 SF 11/2020
Learning Ally, Inc. 3,177 SF 1/2020
MDR Diagnostics, LLC 1,708 SF 2/2022
9
The Fragrance Foundation 3,643 SF 6/2018
Rand Thompson Consultants, LLC 2,376 SF 12/2020
Vacant 2,963 SF
Trans World Corporation 1,918 SF 3/2015
Onstream Media Corporation 1,736 SF 1/2018
8
545 5th Ave. Offices LLC 13,157 SF 5/2025
7
Laboratory Institute Of Merchandising 13,157 SF 5/2021
6
Manhattan Parking Systems Garage Corp. 3,425 SF 12/2017
Campus Travel, Inc. 1,752 SF 8/2016
Trachenberg Rodes & Friedberg 7,609 SF 4/2020
5
Vacant 9,228 SF
Forsyth of Canada 2,179 SF 10/2020
Maximira, Inc. 1,752 SF 1/2019
4
Prajapati Associates LLP 3,722 SF 12/2017
Hudson Management Associates LLC 3,474 SF 9/2016
Fundex Asset Management Corp. 2,437 SF 4/2018
Trident Corp. Services 1,545 SF 2/2020
Cushman & Wakefield Management Office 1,697 SF MTM
3
Gardiner & Theobold Inc. 3,495 SF 8/2025
Discovery Document Solutions Inc 2,958 SF 9/2019
Canadian Media Sales Inc. 1,921 SF 11/2019
Vacant 2,631 SF
Niletti Creations LTD 1,752 SF 10/2028
2
NBA Media Ventures, LLC (occupancy pending) 8,744 SF 12/2035
Ground
545 Fifth Avenue Bake LLC 4,300 SF 1/2017
NBA Media Ventures, LLC (occupancy pending) 4,010 SF 12/2035
Lobby
Vacant 6,114 SF
Basement
NBA Media Ventures, LLC (occupancy pending) 12,808 SF 12/2035
The Fragrance Foundation 125 SF 6/2018
Sub-Basement
Vacant 297 SF
RCN Business Solutions MTM
Cablevision 8/2015
Vacant 177 SF
Cogent 146 SF MTM
Fragrance Foundation 401 SF MTM
Vacant
Building
MTM
2015 – 2016
2017 – 2018
2019+

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-24

MSBAM 2015-C24	535-545 Fifth Avenue

Mortgage Loan No. 1 – 535-545 Fifth Avenue

535-545 Fifth Avenue
535-545 Fifth Avenue
New York, NY 10017
MANHATTAN
Midtown
East Side
Murray Hill
Flatiron District
East River
Midtown Tunnel
FDR Drive
Broadway
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
METRO NORTH
W. 57th St.
E. 57th St.
W. 53rd St.
W. 42nd St.
E. 42nd St.
W. 34th St.
E. 34th St.
W. 23rd St.
LONG ISLAND RAILROAD
TIMES SQUARE
HERALD SQUARE
Bryant Park
New York Public Library
ROCKEFELLER CENTER
Grand Central Terminal (Metro North)
Chrysler Building
Empire State Building
United Nations Headquarters
Madison Square Park
Penn Station
Madison Square Garden
Macy's
St. Vartan's Park
Gramercy Park
NYU Medical Center
FERRY TO LONG ISLAND CITY
QUEENS
MANHATTAN
BROOKLYN
NEW JERSEY
JERSEY CITY

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-25

MSBAM 2015-C24	535-545 Fifth Avenue

Mortgage Loan No. 1 – 535-545 Fifth Avenue

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$110,000,000			Location:	New York, NY 10017
Cut-off Date Balance(1):	$110,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	11.8%			Detailed Property Type:	Office/Retail
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Joseph Moinian			Year Built/Renovated(3):	1898; 1927/2009
Mortgage Rate:	3.860%			Size:	512,171 SF
Note Date:	2/11/2015			Cut-off Date Balance per Unit(1):	$605
First Payment Date:	4/6/2015			Maturity Date Balance per Unit(1):	$605
Maturity Date:	3/6/2025			Property Manager:	Cushman & Wakefield, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$18,705,781
Seasoning:	5 months			UW NOI Debt Yield(1):	6.0%
Prepayment Provisions:	LO (29); DEF (87); O (4)			UW NOI Debt Yield at Maturity(1):	6.0%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	1.32x
Additional Debt Type:	Pari Passu			Most Recent NOI:	$12,386,282 (12/31/2014)
Additional Debt Balance:	$200,000,000			2nd Most Recent NOI:	$12,171,371 (12/31/2013)
Future Debt Permitted (Type):	Yes (Mezzanine/Subordinate)			3rd Most Recent NOI:	$11,694,063 (12/31/2012)
Reserves(2)				Most Recent Occupancy(3):	82.2% (3/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	72.7% (2014)
RE Tax:	$1,888,673	$629,558	N/A	3rd Most Recent Occupancy:	76.7% (2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$630,000,000 (1/1/2015)
Deferred Maintenance:	$126,764	$0	N/A	Cut-off Date LTV Ratio(1):	49.2%
Recurring Replacements:	$0	$8,509	N/A	Maturity Date LTV Ratio(1):	49.2%
TI/LC:	$8,094,462	$21,273	N/A
Other:	$6,909,955	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$310,000,000	100.0%	Loan Payoff(4):	$220,106,993	71.0%
			Reserves:	$17,019,854	5.5%
			Closing Costs(5):	$13,251,662	4.3%
			Return of Equity:	$59,621,491	19.2%
Total Sources:	$310,000,000	100.0%	Total Uses:	$310,000,000	100.0%

(1)	The 535-545 Fifth Avenue Mortgage Loan is part of the 535-545 Fifth Avenue Loan Pair, which is comprised of three pari passu notes with an aggregate Cut-off Date principal balance of $310,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 535-545 Fifth Avenue Loan Pair.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements. Other reserve includes $6,775,799 for free rent and $134,156 for outstanding litigation claims.

(3)	The 535-545 Fifth Avenue Property retail space is currently under renovation, and a new lease with NBA Media Ventures, LLC commenced on December 19, 2014. The NBA tenant is in possession of its space, and the store is currently estimated to open on or about December 1, 2015.

(4)	Loan payoff includes defeasance costs associated with a previous mortgage loan and the repayment of two mezzanine loans.

(5)	Closing costs include approximately $7,497,538 of tenant leasing commissions paid at loan closing.

The Mortgage Loan. The largest mortgage loan (the “535-545 Fifth Avenue Mortgage Loan”) is part of a loan pair (the “535-545 Fifth Avenue Loan Pair”) evidenced by three pari passu promissory notes with an aggregate Cut-off Date principal balance of $310,000,000, all of which are secured by a first priority fee mortgage encumbering two adjacent office and retail buildings located in New York City (collectively, the “535-545 Fifth Avenue Property”). Promissory Note A-1, in the original principal amount of $110,000,000, represents the 535-545 Fifth Avenue Mortgage Loan, and Promissory Notes A-2 and A-3, in the aggregate original principal amount of $200,000,000 (collectively, the “535-545 Fifth Avenue Serviced Companion Loan”), are expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The 535-545 Fifth Avenue Loan Pair will be serviced pursuant to the pooling and servicing agreement for this transaction. The holder of the controlling portion of the 535-545 Fifth Avenue Serviced Companion Loan will be entitled to direct the servicing of the 535-545 Fifth Avenue Loan Pair and will have the right to replace the special servicer with respect to the 535-545 Fifth Avenue Loan Pair with or without cause at any time. See “Description of the Mortgage Pool—The A/B Whole Loans and Loan Pairs—The 535-545 Fifth Avenue Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The proceeds of the 535-545 Fifth Avenue Mortgage Loan were primarily used to defease a previous mortgage loan secured by the 535-545 Fifth Avenue Property and to pay related expenses, totaling approximately $189,447,918, to repay two related mezzanine loans and pay expenses, totaling

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-26

MSBAM 2015-C24	535-545 Fifth Avenue

approximately $30,659,075, to fund reserves, to pay closing costs and to return equity to the 535-545 Fifth Avenue Borrower. The previous mortgage loan secured by the 535-545 Fifth Avenue Property was included in the CSMC 2006-C3 transaction.

The Borrower and the Sponsor. The borrower is 535-545 Fee LLC (the “535-545 Fifth Avenue Borrower”), a previously existing single-purpose Delaware limited liability company with two independent directors. The 535-545 Fifth Avenue Borrower is majority indirectly owned and controlled by Joseph Moinian (54.5%), the nonrecourse carve-out guarantor, and Morad Ghadamian (28.3%).

Joseph Moinian is the CEO of The Moinian Group, a privately held New York City based real estate firm founded in 1982. The Moinian Group reports ownership positions in a portfolio in excess of 20 million SF of commercial real estate across major cities including New York, Chicago, Dallas and Los Angeles. Morad Ghadamian is a real estate investor and President of the Marjan International Corporation, a New York City based home furnishings company specializing in floor coverings.

The Property. The 535-545 Fifth Avenue Property consists of two adjacent office and retail buildings located on Fifth Avenue, together spanning the entire block from East 44th Street to East 45th Street in New York, New York and totaling approximately 512,171 SF. Office space totals approximately 415,440 SF, retail space totals approximately 91,247 SF of street-level, lower-level and second-floor space, storage space totals approximately 3,781 SF, and miscellaneous space, including the management office, totals approximately 1,703 SF. 535 Fifth Avenue is a 36-story building constructed in 1927, and 545 Fifth Avenue is a 14-story building constructed in 1898. The two buildings are operated as a single property. The 535-545 Fifth Avenue Property is currently undergoing a retail redevelopment with an $11.0 million total budget. The redevelopment consists of reconfiguring the 535-545 Fifth Avenue Property retail space into four multi-level retail spaces with the inclusion of below-grade and second-floor space, and the installation of a new glass front façade.

A portion of the 535-545 Fifth Avenue Property retail space is currently undergoing a renovation to accommodate the 25,562 SF lease (5.0% of the net square footage) with NBA Media Ventures, LLC (the “NBA Lease”). The NBA Lease commenced on December 19, 2014, and the store is currently expected to open on or about December 1, 2015. Additionally, there are four retail tenants, representing approximately 7.9% of the net square footage, that occupy the 535-545 Fifth Avenue Property retail spaces on a short-term basis. Duane Reade, 5th Avenue Art & Antiques and Barami International Fashion each leases retail space at the 535-545 Fifth Avenue Property on a short-term basis or gives the 535-545 Fifth Avenue Borrower the option to terminate with a limited notice period. The lease to 545 Fifth Avenue Bake LLC can be terminated by the 535-545 Fifth Avenue Borrower for a cost of $1,700,000 with 60 days’ notice. The 535-545 Fifth Avenue Borrower is actively marketing these retail spaces to tenants at current market rental rates. The loan is structured with an upfront leasing reserve of $8,094,462 to pay the estimated costs associated with leasing these four retail spaces. See
“—Escrows and Reserves” below for further discussion of reserves.

Major Tenants (by underwritten base rents).

NBA (25,562 SF, 5% of NRA, 26% of underwritten rent). NBA Media Ventures, LLC (“NBA”) leases 25,562 SF of retail space at the 535-545 Fifth Avenue Property. The space is on street level (4,010 SF), on the second floor (8,744 SF) and below grade (12,808 SF). The lease began on December 19, 2014, and has a current expiration date of December 31, 2035, with one five-year lease renewal option. There is a tenant termination option effective December 18, 2030, with 12 months of prior notice and payment of a termination fee equal to $1,142,945. The NBA will utilize the space as a NBA-related merchandise store. The store is currently scheduled to open on or about December 1, 2015. The information regarding the NBA Lease contained herein is subject to confidentiality provisions that require the related borrower and such tenant to keep the terms of the lease confidential (subject to certain exceptions, including an exception that permits the transaction parties to make disclosure of the terms of such lease in connection with this securitization).

Duane Reade (13,905 SF, 3% of NRA, 5% of underwritten rent). Duane Reade, Inc. (“Duane Reade”) currently leases 5,142 SF of ground-floor retail space and 8,763 SF of mezzanine retail space at the 535-545 Fifth Avenue Property on a month to month basis. The lease began on August 1, 1999, expired on May 31, 2015, and was then extended for two years to May 31, 2017, with the right of either party to terminate the lease at any time with 90 days prior notice and without a termination fee. Duane Reade currently pays a base rental rate of $129.45 PSF. Underwrting is based on the prior rent of $103.55 PSF. The appraiser’s estimate of the market rent for the ground-floor space is currently $850 PSF, and the appraiser’s estimate of second-floor retail space is $200 PSF. The 535-545 Fifth Avenue Borrower is marketing the Duane Reade space to alternative tenants at a market rental rate. No assurance can be given that the appraiser’s estimate of market rent will be achieved with an alternative tenant. Duane Reade currently operates over 250 stores in New York. Duane Reade is a subsidiary of Walgreens Boots Alliance (NASDAQ: WBA).

Laboratory Institute of Merchandising (30,160 SF, 6% of NRA, 4% of underwritten rent). Laboratory Institute of Merchandising (“LIM”) College leases 30,160 SF of office space, pursuant to two separate leases, at the 535-545 Fifth Avenue Property. The leases began on May 1, 2006 and May 10, 2006, and both have a current expiration date of May 31, 2021. LIM is a private college that was founded in 1939 and which offers degrees in various aspects of the fashion industry. For the Fall 2014 term, the college enrolled approximately 1,552 undergraduate students and 185 graduate students.

Penton Learning Systems (27,153 SF, 5% of NRA, 4% of underwritten rent). Penton Learning Systems (“Penton”) leases 27,153 SF of office space at the 535-545 Fifth Avenue Property. The lease began on January 20, 2005, was expanded on May 9, 2005 and on April 26, 2007, and has a current expiration date of May 31, 2025. Penton, which does business as the International Quality and Productivity Center, designs and develops short courses/seminars in the fields of quality management, project management, and strategic planning and implementation.

5th Avenue Art & Antiques (16,631 SF, 3% of NRA, 4% of underwritten rent). 5th Avenue Art & Antiques leases 4,321 SF of ground-floor retail space and 12,310 SF of subgrade retail space at the 535-545 Fifth Avenue Property. The current lease began on January 1, 2014 on a month to month basis. 5th Avenue Art & Antiques currently pays a base rental rate of $72.15 PSF, the appraiser’s estimate of market rent for the ground-floor space is currently $850 PSF and the appraiser’s estimate of market rent for the subgrade retail space is $150 PSF. The 535-545 Fifth Avenue Borrower is marketing the 5th Avenue Art & Antiques space to alternative tenants at a market rental rate. No assurance can be given that the appraiser’s estimate of market rent will be achieved with an alternative tenant.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-27

MSBAM 2015-C24	535-545 Fifth Avenue

The following table presents a summary regarding the largest tenants at the 535-545 Fifth Avenue Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF		Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(1)	Lease Expiration
Anchor/Major Tenants
Laboratory Institute of Merchandising	NR/NR/NR	30,160		6%	$1,296,880	4%	$43.00	5/31/2021
Penton Learning Systems	NR/NR/NR	27,153		5%	$1,221,885	4%	$45.00	5/31/2025
NBA(2)	NR/NR/NR	25,562	(3)	5%	$7,500,000	26%	$293.40	12/31/2035(4)
Gardiner & Theobald Inc.	NR/NR/NR	22,737		4%	$1,037,850	4%	$45.65	8/7/2025(5)
Empire Offices 535 Holdings	NR/NR/NR	19,096		4%	$853,400	3%	$44.69	8/31/2021
Subtotal/Wtd. Avg.		124,708		24%	$11,910,016	41%	$95.50

Other Tenants		296,143		58%	$17,262,684	59%	$58.29
Vacant Space		91,320		18%	$0	0%	$0.00
Total/Wtd. Avg.		512,171		100%	$29,172,699	100%	$69.32

(1)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(2)	The NBA tenant is not yet in occupancy. The tenant has possession of its space and is expected to open on or about December 1, 2015.

(3)	The NBA space is comprised of approximately 4,010 SF of ground-floor retail space, 8,744 SF of second-floor retail space and 12,808 SF of below-grade retail space.

(4)	The NBA tenant has a lease termination option effective December 18, 2030 with 12 months’ notice and payment of a termination fee.

(5)	Gardiner & Theobald Inc. Tenant SF includes 3,785 SF of space that expires on August 23, 2025.

The following table presents certain information relating to the lease rollover at the 535-545 Fifth Avenue Property:

Lease Rollover Schedule(1)(2)
Year	No. of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	15	36,961	$77.26	7%	7%	$2,855,469	10%	10%
2015	6	10,265	$78.70	2%	9%	$807,855	3%	13%
2016	5	14,850	$58.40	3%	12%	$867,189	3%	16%
2017	13	56,254	$65.87	11%	23%	$3,705,697	13%	28%
2018	6	18,652	$55.46	4%	27%	$1,034,347	4%	32%
2019	10	30,762	$50.77	6%	33%	$1,561,741	5%	37%
2020	13	41,031	$48.71	8%	41%	$1,998,753	7%	44%
2021	4	54,089	$44.15	11%	51%	$2,388,016	8%	52%
2022	3	25,219	$50.66	5%	56%	$1,277,701	4%	57%
2023	5	19,896	$51.43	4%	60%	$1,023,298	4%	60%
2024	4	17,773	$50.91	3%	64%	$904,856	3%	63%
2025	10	67,785	$46.76	13%	77%	$3,169,552	11%	74%
2026	0	0	$0.00	0%	77%	$0	0%	74%
2027	0	0	$0.00	0%	77%	$0	0%	74%
2028 & Beyond	4	27,314	$277.45	5%	82%	$7,578,227	26%	100%
Vacant	0	91,320	$0.00	18%	100%	$0	0%	100%
Total/Wtd. Avg.	98	512,171	$69.32	100.0%		$29,172,699	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 535-545 Fifth Avenue Property is located in New York, New York, within the Grand Central office submarket of Midtown, Manhattan, on Fifth Avenue between East 44th and East 45th Streets, and within the Lower Fifth Avenue retail submarket. As of September 30, 2014, the overall midtown office vacancy rate was 11.0%, and the weighted-average asking rent was $73.72 PSF. As of September 30, 2014, the Grand Central submarket overall vacancy rate was 12.0%, and the weighted-average asking rent was $62.98 PSF.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-28

MSBAM 2015-C24	535-545 Fifth Avenue

The following table presents leasing data at seven directly competitive office properties with respect to the 535-545 Fifth Avenue Property:

Directly Competitive Property Summary
Property	Office Area (NRA)	Direct Available SF	Sublease Available SF	% Occupied (Direct)	% Occupied (Total)	Direct Asking Rent Low to High
500 Fifth Avenue	600,813	25,399	0	95.77%	95.77%	N/A	N/A
521 Fifth Avenue	339,901	14,377	0	95.77%	95.77%	$68.00	$75.00
529 Fifth Avenue	237,408	15,548	0	93.45%	93.45%	$55.00	$55.00
551 Fifth Avenue	305,000	32,987	6,909	89.18%	86.92%	$60.00	$68.00
485 Madison Avenue	264,000	73,775	0	72.05%	72.05%	$54.00	$54.00
501 Madison Avenue	169,000	17,148	0	89.85%	89.85%	$57.00	$68.00
11 West 42nd Street	744,770	0	0	100.0%	100.0%	N/A	N/A
Total	2,660,892	179,234	6,909
Average	380,127	25,605	987	93.26%	93.0%	$54.00	$75.00

Source: Appraisal

In addition to the above comparable office properties, the appraisal provides seven comparable retail leases on Fifth Avenue between 45th and 49th Streets. The comparable retail lease rates range from $738 PSF to $1,200 PSF for ground-floor space. The comparable subgrade retail rents range from $25 PSF to $100 PSF, excluding one basement space that was included at no additional cost. Second-floor comparable retail rents range from $60 PSF to $200 PSF.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the 535-545 Fifth Avenue Property:

Cash Flow Analysis
	2010	2011	2012	2013	2014	Assumed with Retail Space “Marked to Market”(1)	UW	UW PSF
Base Rent	$23,641,463	$17,675,029	$19,443,274	$20,259,243	$26,939,680	$49,526,495	$29,172,699	$56.96
Total Recoveries	$4,938,359	$3,804,669	$3,824,979	$3,761,644	$3,200,556	$3,689,298	$3,689,298	$7.20
Other Income	$0	$0	$0	$0	$437,913	$338,889	$338,889	$0.66
Discounts Concessions	$0	$0	$0	$0	($983,217)	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($4,917,127)	($2,056,039)	($0)	($0.00)
Effective Gross Income	$28,579,822	$21,479,698	$23,268,253	$24,020,887	$24,677,806	$51,498,643	$33,200,886	$64.82
Total Expenses	$12,118,406	$11,977,467	$11,574,190	$11,849,516	$12,291,524	$14,495,105	$14,495,105	$28.30
Net Operating Income	$16,461,416	$9,502,231	$11,694,063	$12,171,371	$12,386,282	$37,003,538	$18,705,781	$36.52
Capital Expenditures	$0	$0	$0	$0	$0	$174,138	$174,138	$0.34
TI/LC	$0	$0	$0	$0	$0	$2,485,201	$2,485,201	$4.85
Net Cash Flow	$16,461,416	$9,502,231	$11,694,063	$12,171,371	$12,386,282	$34,344,199	$16,046,442	$31.33

Occupancy %	85.0%	76.2%	76.2%	76.7%	72.7%	87.0%	82.2%
NOI DSCR	1.36x	0.78x	0.96x	1.00x	1.02x	3.05x	1.54x
NCF DSCR	1.36x	0.78x	0.96x	1.00x	1.02x	2.83x	1.32x
NOI Debt Yield	5.3%	3.1%	3.8%	3.9%	4.0%	11.9%	6.0%
NCF Debt Yield	5.3%	3.1%	3.8%	3.9%	4.0%	11.1%	5.2%
Average Annual Rent PSF(2)	$54.65	$45.21	$48.93	$50.58	$58.02	$106.48	$69.32

(1)	The 535-545 Fifth Avenue Property retail space is currently undergoing a redevelopment. Four in-place retail tenants (Duane Reade, 5th Avenue Art & Antiques, 545 Fifth Avenue Bakery (“Europa Café”) and Barami International Fashion) currently pay rents that are substantially below the appraiser’s estimate of current market rents. The spaces associated with these four tenants are “Marked to Market” for informational purposes only. The appraiser’s estimate of market rent may or may not be achieved. A comparison of the current annual contractual rent for each of these tenants and the currently vacant retail space to the appraiser’s estimate of current market annual base rent is provided immediately below:

	Current Total Annual Base Rent	Appraiser’s Estimate of Total Annual Market Base Rent

Duane Reade	$1,800,000	$6,123,300
5th Avenue Art & Antiques	$1,200,000	$5,519,350
545 Fifth Avenue Bakery (“Europa Café”)	$500,004	$5,107,200
Barami International Fashion	$612,500	$2,553,800
Vacant Second Floor and Mezzanine Retail (24,985 SF)	$0	$4,772,550
Total:	$4,112,504	$24,076,200

(2)	Average Annual Rent PSF is based on the historical financials and the occupied SF according to 535-545 Fifth Avenue Borrower provided occupancy reports. Vacant space is excluded from the calculation. The “Marked to Market” column Average Annual Rent PSF assumes the current occupancy plus approximately 24,985 SF of currently vacant retail space marked as occupied for a total assumed occupancy of 87.0% divided into the “Marked to Market” base rent net of vacancy.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-29

MSBAM 2015-C24	535-545 Fifth Avenue

Escrows and Reserves. The 535-545 Fifth Avenue Borrower deposited $1,888,673 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The 535-545 Fifth Avenue Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the 535-545 Fifth Avenue Borrower maintains insurance under an acceptable blanket insurance policy). The 535-545 Fifth Avenue Borrower is required to make monthly deposits of $8,509 for replacement reserves. The 535-545 Fifth Avenue Borrower deposited in escrow at loan origination $8,094,462 and is required to make monthly deposits of $21,273 for TI/LC reserves. The 535-545 Fifth Avenue Borrower deposited in escrow at loan origination $126,764 for certain immediate repairs. The 535-545 Fifth Avenue Borrower also (x) deposited in escrow $6,775,799 at loan origination for future rent credits or abatements under existing leases listed on a schedule attached to the loan agreement for the 535-545 Fifth Avenue Mortgage Loan, including $5,000,000 of remaining (as of loan closing) free rent associated with the NBA Lease, which amount will be disbursed into the lockbox account as such rent credits and abatements under existing leases are utilized and (y) deposited in escrow $134,156 at loan origination for outstanding litigation claims against the 535-545 Fifth Avenue Borrower and/or Mr. Joseph Moinian (“535-545 Fifth Avenue Guarantor”) set forth on a schedule attached to the loan agreement for the 535-545 Fifth Avenue Mortgage Loan which amount will be disbursed to either (a) the 535-545 Fifth Avenue Borrower upon the applicable claim being satisfied or resolved in favor of the 535-545 Fifth Avenue Borrower and/or 535-545 Fifth Avenue Guarantor or (b) the applicable claimant.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 535-545 Fifth Avenue Mortgage Loan. The 535-545 Fifth Avenue Mortgage Loan has in-place cash management. Funds in the lockbox account are applied on each monthly payment date to pay debt service on the 535-545 Fifth Avenue Loan Pair, to fund required deposits to the reserves as described above under “—Escrows and Reserves,” to disburse, during a Cash Sweep Event Period to the 535-545 Fifth Avenue Borrower, (a) the operating expenses for the operation and maintenance of the 535-545 Fifth Avenue Property as set forth in the annual budget approved by the lender to the extent that such expenses are actually incurred by the 535-545 Fifth Avenue Borrower (excluding payments into the reserves as described above under “—Escrows and Reserves” or any other expenses for which the 535-545 Fifth Avenue Borrower shall be reimbursed from or which shall be paid out of such reserves) and (b) any extraordinary operating or capital expenses not set forth in such annual budget or allotted for in such reserves and reasonably approved by the lender, and to disburse any excess to the 535-545 Fifth Avenue Borrower; provided, that if a Cash Sweep Event Period has occurred and is continuing, then any excess will be remitted to an account to be held by the lender as additional security for the 535-545 Fifth Avenue Loan Pair.

A “Cash Sweep Event Period” will

(i)	commence upon the occurrence of an event of default under the 535-545 Fifth Avenue Mortgage Loan and continue until the acceptance of a cure of such event of default by the lender under the 535-545 Fifth Avenue Mortgage Loan, or

(ii)	commence upon the debt yield being less than 5% for two consecutive calendar quarters and continue until the debt yield equals or exceeds 5% for two consecutive calendar quarters.

Property Management. The 535-545 Fifth Avenue Property is managed by Cushman & Wakefield, Inc. on a month to month basis until terminated by either party upon 60 days prior notice. The 535-545 Fifth Avenue Borrower may change management companies at any time and may engage a 535-545 Fifth Avenue Borrower-related management company.

Additional Secured Indebtedness (not including trade debts). The 535-545 Fifth Avenue Property also secures the 535-545 Fifth Avenue Serviced Companion Loan, which has a Cut-off Date principal balance of $200,000,000. The 535-545 Fifth Avenue Serviced Companion Loan is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the 535-545 Fifth Avenue Serviced Companion Loan accrue interest at the same rate as the 535-545 Fifth Avenue Mortgage Loan. The 535-545 Fifth Avenue Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 535-545 Fifth Avenue Serviced Companion Loan. The holders of the 535-545 Fifth Avenue Mortgage Loan and the 535-545 Fifth Avenue Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 535-545 Fifth Avenue Loan Pair. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 535-545 Fifth Avenue Loan Pair,” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

A single subordinate mortgage loan secured by the 535-545 Fifth Avenue Property (such loan, the “Permitted Subordinate Debt”) is permitted subject to various conditions, including, among other conditions, (i) no event of default exists, (ii) the maximum principal amount of the Permitted Subordinate Debt does not exceed $100,000,000, (iii) no Permitted Mezzanine Debt (as defined below) exists, (iv) the principal amount of the Permitted Subordinate Debt will not result in an aggregate LTV ratio (including the 535-545 Fifth Avenue Loan Pair) greater than the lesser of (x) 49% and (y) the LTV ratio based upon a new appraisal dated no more than 30 days before the closing of the Permitted Subordinate Debt and the then outstanding debt, an aggregate DSCR (including the 535-545 Fifth Avenue Loan Pair) less than 1.56x or an aggregate debt yield (including the 535-545 Fifth Avenue Loan Pair) less than 5.04%, (v) the subordinate mortgage lender shall be an entity which satisfies certain net worth and other criteria set forth in the loan documents and shall enter into an intercreditor and standstill agreement reasonably acceptable to the lender under the 535-545 Fifth Avenue Mortgage Loan and acceptable to the rating agencies, (vi) the term of the Permitted Subordinate Debt is at least co-terminous with the 535-545 Fifth Avenue Mortgage Loan and all other terms, provisions and conditions of the Permitted Subordinate Debt, including the related loan documents, are reasonably acceptable to the lender under the 535-545 Fifth Avenue Mortgage Loan, (vii) if the Permitted Subordinate Debt is a floating-rate loan, the borrower shall purchase an interest rate cap with a notional amount equal to the original principal balance of the Permitted Subordinate Debt and a strike price such that the aggregate DSCR (including the 535-545 Fifth Avenue Loan Pair) is not less than 1.56x and (viii) the 535-545 Fifth Avenue Borrower shall deliver a rating agency confirmation as to the Permitted Subordinate Debt and, if required by the lender under the 535-545 Fifth Avenue Mortgage Loan, an updated substantive non-consolidation legal opinion.

Mezzanine Loans and Preferred Equity. A single mezzanine loan secured by a pledge of 100% of the ownership interests in the 535-545 Fifth Avenue Borrower (such loan, the “Permitted Mezzanine Debt”) is permitted subject to various conditions, including, among other conditions, (i) no event of default exists, (ii) the maximum principal amount of the Permitted Mezzanine Debt does not exceed $100,000,000, (iii) no Permitted Subordinate Debt exists, (iv) the principal amount of the Permitted Mezzanine Debt will not result in an aggregate LTV ratio (including the 535-545 Fifth Avenue Loan Pair) greater than the lesser of 49% and the LTV ratio based upon a new appraisal dated no more than 30 days before the closing of the Permitted Mezzanine Debt and the then outstanding debt, an aggregate DSCR (including the 535-545 Fifth Avenue Loan Pair) less than 1.56x or an aggregate debt yield (including the 535-545 Fifth Avenue Loan Pair) less than 5.04%, (v) the mezzanine lender shall be an entity which satisfies certain net worth and other criteria set forth in the loan documents and shall enter into an intercreditor agreement reasonably acceptable to the lender under the 535-545 Fifth Avenue Mortgage Loan, (vi) the term of the Permitted Mezzanine Debt is at least co-terminous with the 535-545 Fifth Avenue Mortgage Loan and all other terms, provisions and conditions of the Permitted Mezzanine Debt, including the related loan documents, are reasonably acceptable to the lender under the 535-545 Fifth Avenue Mortgage Loan, (vii) if the Permitted Mezzanine Debt is a floating-rate loan, the borrower shall purchase an interest rate

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C24	535-545 Fifth Avenue

cap with a notional amount equal to the original principal balance of the Permitted Mezzanine Debt and a strike price such that the aggregate DSCR (including the 535-545 Fifth Avenue Loan Pair) is not less than 1.56x and (viii) the 535-545 Fifth Avenue Borrower shall deliver, if required by the lender under the 535-545 Fifth Avenue Mortgage Loan, an updated substantive non-consolidation legal opinion.

Release of Property. Not permitted.

Terrorism Insurance. The 535-545 Fifth Avenue Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the 535-545 Fifth Avenue Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-31

MSBAM 2015-C24	Coastal Equities Retail Portfolio

Mortgage Loan No. 2 – Coastal Equities Retail Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 2 – Coastal Equities Retail Portfolio

GRAND RAPIDS
MICHIGAN
Flint
LONDON
ONTARIO
Lake Michigan
Lansing
DETROIT
Battle Creek
Kalamazoo
Ann Arbor
WINDSOR
Lake Erie
CHICAGO
Elkhart
Gary
South Bend
TOLEDO
CLEVELAND
Lorain
Elyria
FORT WAYNE
Findlay
AKRON
INDIANA
Lima
Bath Township
Mansfield
Canton
OHIO
Lafayette
Wheeling
Anderson
COLUMBUS
INDIANAPOLIS
Springfield
DAYTON
Lancaster
Middletown
Hamilton
Terre Haute
Bloomington
CINCINNATI
Athens
WEST VIRGINIA
Portsmouth
Huntington
Charleston
Frankfort
Evansville
LOUISVILLE
LEXINGTON
Owensboro
KENTUCKY
Beckley

Syracuse
Rome
Utica
Oneida
VT
NH
Brattleboro
Geneva
NEW YORK
Schenectady
Albany
Troy
Cortland
Pittsfield
MASS.
Ithaca
Worcester
Binghamton
Springfield
Elmira
Kingston
Hartford
Towanda
Waterbury
CONN.
Mansfield
Wilkes-Barre
Scranton
Newburgh
New Haven
New London
Williamsport
White Plains
Bridgeport
Hazleton
Paterson
Yonkers
Riverhead
PENNSYLVANIA
Newark
NEW YORK
Allentown
New Brunswick
Bethlehem
Harrisburg
Reading
Trenton
Long Branch
Carlisle
York
Lancaster
PHILADELPHIA
Toms River
Atlantic Ocean
Wilmington
Newark
NEW JERSEY
MARYLAND
Atlantic City
DE
BALTIMORE
Dover

MISSOURI
Cape Girardeau
Madisonville
Sikeston
Paducah
KENTUCKY
Bowling Green
Hopkinsville
Poplar Bluff
Mayfield
Murray
Clarksville
Portland
Union City
Kennett
Martin
Paris
NASHVILLE
Paragould
ARKANSAS
Dyersburg
Brentwood
Franklin
Murfreesboro
Jonesboro
Jackson
TENNESSEE
Columbia
Shelbyville
West Memphis
Savannah
Selmer
MEMPHIS
Germantown
Southaven
Corinth
Athens
Florence
Huntsville
Madison
Decatur
Oxford
ALABAMA
Tupelo
Cullman
Clarksdale
MISSISSIPPI
Hamilton
Jasper
BIRMINGHAM
Greenwood
Winona
Columbus
Bessemer
Starkville
Tuscaloosa
Hoover

OHIO
WASHINGTON, DC
Charleston
WEST VIRGINIA
MARYLAND
LEXINGTON
Charlottesville
Beckley
Richmond
KENTUCKY
Lynchburg
Roanoke
Petersburg
Blacksburg
VIRGINIA
Norfolk
VIRGINIA BEACH
Bloomington
Bristol
Danville
Henderson
TENNESSEE
Johnson City
Winston-Salem
GREENSBORO
Ahoskie
Durham
Rocky Mount
Knoxville
High Point
Cary
RALEIGH
Wilson
Asheville
Concord
Gastonia
NORTH CAROLINA
CHARLOTTE
Fayetteville
Spartanburg
Rock Hill
Jacksonville
Greenville
Clemson
Laurens
Florence
Wilmington
Athens
Sumter
ATLANTA
Columbia
Conway
Myrtle Beach
North Augusta
SOUTH CAROLINA
Orangeburg
Augusta
Milledgeville
Atlantic Ocean
Macon
GEORGIA
Charleston
Dublin
Statesboro
Beaufort
Hilton Head Island
Vidalia

Tupelo
Decatur
Jacksonville
Columbia
Athens
MISSISSIPPI
Anniston
BIRMINGHAM
ATLANTA
Augusta
SC
Tuscaloosa
Charleston
Jackson
Montgomery
GEORGIA
Macon
Columbus
Savannah
ALABAMA
Cordele
Albany
Hattiesburg
Atlantic Ocean
BATON ROUGE
Dothan
Valdosta
Mobile
Biloxi
Pensacola
Tallahassee
JACKSONVILLE
NEW ORLEANS
Panama City
LOUISIANA
FLORIDA
Homosassa
ORLANDO
TAMPA
Plant City
ST. PETERSBURG
Gulf of Mexico
Port St. Lucie
Cape Coral
MIAMI
Key West

Coastal Equities Retail Portfolio

1 Home Depot	Detroit, MI	14 Cummings Park Plaza	Burlington, NC
2 Glenwood Plaza	Oneida, NY	15 Market At Riverdale Bend	Memphis, TN
3 Rodney Village	Dover, DE	16 Northland Plaza	Bath Township, OH
4 Westown Square	Cleveland, OH	17 Cordele Corners	Cordele, GA
5 Plaza North	Terre Haute, IN	18 Anniston Plaza	Anniston, AL
6 Mattatuck Plaza	Waterbury, CT	19 Centre Plaza	Clinton, TN
7 Ahoskie Commons	Ahoskie, NC	20 Homosassa Square	Homosassa, FL
8 Athens Town Center	Athens, AL	21 Meeting Square Center	Jefferson City, TN
9 Northeast Plaza	Greensboro, NC	22 Plank	Baton Rouge, LA
10 Summer Commons	Memphis, TN	23 Laurens Plaza	Laurens, SC
11 Henderson Marketplace	Henderson, NC	24 Pelham Plaza	Jacksonville, AL
12 Boulevard Plaza	Wilson, NC	25 Collins Park Commons	Plant City, FL
13 Hungarybrook	Richmond, VA

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Mortgage Loan No. 2 – Coastal Equities Retail Portfolio

Mortgage Loan Information				Mortgaged Property Information(3)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$85,000,000			Location:	Various
Cut-off Date Balance(1):	$85,000,000			General Property Type:	Retail
% of Initial Pool Balance:	9.1%			Detailed Property Type:	Anchored/Unanchored/Freestanding
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	EH Scott, LLC			Year Built/Renovated:	Various
Mortgage Rate:	4.605%			Size:	3,458,225 SF
Note Date:	6/9/2015			Cut-off Date Balance per Unit(1):	$49
First Payment Date:	8/1/2015			Maturity Date Balance per Unit(1):	$44
Maturity Date:	7/1/2025			Property Manager:	EH Scott, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(3)
IO Period:	48 months			UW NOI:	$17,127,145
Seasoning:	1 month			UW NOI Debt Yield(1):	10.1%
Prepayment Provisions:	LO (25); DEF (88); O (7)			UW NOI Debt Yield at Maturity(1):	11.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.96x (IO) 1.48x (P&I)
Additional Debt Type:	Pari Passu			Most Recent NOI:	$18,055,385 (3/31/2015 TTM)
Additional Debt Balance:	$84,000,000			2nd Most Recent NOI:	$17,731,254 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$17,353,008 (12/31/2013)
Reserves(2)				Most Recent Occupancy:	92.2% (5/1/2015-5/21/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.0% (12/31/2014)
RE Tax:	$930,865	$186,173	N/A	3rd Most Recent Occupancy:	90.5% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(4):	$233,250,000
Deferred Maintenance:	$3,380,981	$0	N/A	Cut-off Date LTV Ratio(1):	72.5%
Recurring Replacements:	$0	$52,916	N/A	Maturity Date LTV Ratio(1):	65.2%
TI/LC:	$2,000,000	Springing	$1,500,000
Other:	$1,222,250	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$169,000,000	100.0%	Loan Payoff:	$115,316,891	68.2%
			Reserves:	$7,534,096	4.5%
			Closing Costs(5):	$2,306,526	1.4%
			Return of Equity:	$43,842,487	25.9%
Total Sources:	$169,000,000	100.0%	Total Uses:	$169,000,000	100.0%

(1)	The Coastal Equities Retail Portfolio Mortgage Loan is part of the Coastal Equities Retail Portfolio Loan Pair, which is comprised of 10 pari passu notes with an aggregate Cut-off Date principal balance of $169,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Coastal Equities Retail Portfolio Loan Pair.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of all 25 retail centers that comprise the Coastal Equities Retail Portfolio Property.

(4)	The appraised value represents the “portfolio value” conclusion. The sum of the values on a stand-alone basis is $222,150,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the appraised value on a stand-alone basis are 76.1% and 68.4%, respectively. There are no collateral partial release provisions within the terms of the Coastal Equities Retail Portfolio Mortgage Loan.

(5)	Closing costs include approximately $548,457 of real estate taxes paid at loan closing.

The Mortgage Loan. The second largest mortgage loan (the “Coastal Equities Retail Portfolio Mortgage Loan”) is part of a loan pair (the “Coastal Equities Retail Portfolio Loan Pair”) evidenced by 10 pari passu promissory notes with an aggregate Cut-off Date principal balance of $169,000,000, all of which are secured by first priority fee mortgages encumbering 22 anchored shopping centers, two unanchored shopping centers, and one free-standing Home Depot store in 14 states (collectively, the “Coastal Equities Retail Portfolio Property”). Promissory Notes A-1, A-2, A-3, and A-7, in the aggregate original principal amount of $85,000,000, represent the Coastal Equities Retail Portfolio Mortgage Loan, and Promissory Notes A-4, A-5, A-6, A-8, A-9 and A-10, in the aggregate original principal amount of $84,000,000 (collectively, the “Coastal Equities Retail Portfolio Serviced Companion Loan”), are expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The Coastal Equities Retail Portfolio Loan Pair will be serviced pursuant to the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The A/B Whole Loans and Loan Pairs—The Coastal Equities Retail Portfolio Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The proceeds of the Coastal Equities Retail Portfolio Loan Pair were primarily used to refinance 24 previous loans secured by 24 of the shopping centers comprising part of the Coastal Equities Retail Portfolio Property, which loans totaled approximately $115,316,891 at the time of payoff, inclusive

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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of defeasance costs. The remaining shopping center comprising part of the Coastal Equities Retail Portfolio Property was previously unencumbered. The shopping centers were purchased by the Coastal Equities Retail Portfolio Borrower, or its affiliates, on various dates from January 2001 to April 2013, for a total purchase price of approximately $160,815,500.

The Borrower and the Sponsor. The borrowers are 24 recycled and one newly formed single-purpose limited liability companies (collectively, the “Coastal Equities Retail Portfolio Borrower”) incorporated in 13 different states. The Coastal Equities Retail Portfolio Borrower is 100% owned by Coastal Equities Holding, LLC (“Coastal Equities”) and is 99% owned by 111 investors, none of which has greater than 7% ownership. Coastal Equities, the managing member of the Coastal Equities Retail Portfolio Borrower, has two independent directors. Edward Ross, Scott Ross and Howard Arnberg, the owners of EH Scott, LLC, are the nonrecourse carve-out guarantors. Messrs. Ross and Arnberg are the principals of Coastal Equities, a Weston, Florida-based real estate investment, development, and syndication firm founded in 1975. Coastal Equities currently operates approximately 40 retail centers in 16 states.

The Property. The Coastal Equities Retail Portfolio Property consists of 22 anchored neighborhood shopping centers, two unanchored neighborhood shopping centers and one free-standing Home Depot store located across 14 states and 20 different markets. The top three state concentrations based on allocated Cut-off Date loan amount are North Carolina at approximately 21%, Tennessee at approximately 11% and Ohio at approximately 10%. The individual centers are listed below by descending allocated Cut-off Date loan amount. The Coastal Equities Retail Portfolio Property totals approximately 3,458,225 SF and is leased to over 250 separate tenants pursuant to approximately 350 different leases. See “—Major Portfolio Tenants (by underwritten base rents)” below for further discussion of the top five tenant concentrations. There are no collateral partial release provisions within the terms of the Coastal Equities Retail Portfolio loan documents.

Property Summary
Property	Location	Size (SF)	Occ. %	Allocated Cut-off Date Loan Amount(1)	% of Allocated Loan Amount	Year Built/ Renovated	Appraised Value(2)
Home Depot	Detroit, MI	139,056	100.0%	$15,000,000	9%	1998/2002	$20,211,850
Glenwood Plaza	Oneida, NY	219,211	93.6%	$12,700,000	8%	1989/N/A	$20,159,352
Rodney Village	Dover, DE	211,299	100.0%	$12,600,000	7%	1994/N/A	$15,749,494
Westown Square	Cleveland, OH	176,722	99.1%	$12,300,000	7%	1987/N/A	$16,694,463
Plaza North	Terre Haute, IN	269,671	93.1%	$11,800,000	7%	1965;1997/N/A	$14,699,527
Mattatuck Plaza	Waterbury, CT	146,930	86.3%	$11,000,000	7%	1978/2009	$14,909,521
Ahoskie Commons	Ahoskie, NC	193,557	93.3%	$8,600,000	5%	1992/N/A	$10,972,147
Athens Town Center	Athens, AL	209,124	95.4%	$8,000,000	5%	1988/N/A	$11,287,137
Northeast Plaza	Greensboro, NC	110,956	95.4%	$8,000,000	5%	1959/2000	$10,604,659
Summer Commons	Memphis, TN	139,785	96.4%	$6,600,000	4%	1974/2008	$9,554,693
Henderson Marketplace	Henderson, NC	89,100	94.0%	$6,500,000	4%	1991/N/A	$8,714,720
Boulevard Plaza	Wilson, NC	110,841	77.8%	$6,200,000	4%	1965/N/A	$7,795,999
Hungarybrook	Richmond, VA	87,190	96.5%	$6,000,000	4%	1988/N/A	$9,239,703
Cummings Park Plaza	Burlington, NC	199,011	79.5%	$5,500,000	3%	1963/N/A	$6,982,275
Market At Riverdale Bend	Memphis, TN	157,695	100.0%	$5,000,000	3%	1998/N/A	$7,349,764
Northland Plaza	Bath Township, OH	168,864	80.8%	$4,700,000	3%	1960/N/A	$5,879,811
Cordele Corners	Cordele, GA	120,868	73.7%	$4,600,000	3%	1986/N/A	$7,034,774
Anniston Plaza	Anniston, AL	159,565	99.2%	$4,200,000	2%	1965/N/A	$6,509,791
Centre Plaza	Clinton, TN	100,442	82.6%	$4,000,000	2%	1989/N/A	$6,299,797
Homosassa Square	Homosassa, FL	85,448	80.0%	$4,000,000	2%	1981/N/A	$5,879,811
Meeting Square Center	Jefferson City, TN	92,845	100.0%	$3,000,000	2%	1984/N/A	$4,619,851
Plank	Baton Rouge, LA	62,141	100.0%	$2,700,000	2%	1987/N/A	$3,359,892
Laurens Plaza	Laurens, SC	97,946	96.8%	$2,500,000	1%	1989/N/A	$3,281,144
Pelham Plaza	Jacksonville, AL	72,500	95.2%	$2,000,000	1%	1974/N/A	$3,176,148
Collins Park Commons	Plant City, FL	37,458	97.3%	$1,500,000	1%	1989/N/A	$2,283,677
Total/Wtd. Avg.		3,458,225	92.2%	$169,000,000	100.0%		$233,250,000

(1)	The Allocated Cut-off Date Loan Amount represents the allocated loan amount for the entire Coastal Equities Retail Portfolio Loan Pair balance.

(2)	The appraised values are based on the “portfolio value” conclusion.

Major Portfolio Tenants (by underwritten base rents).

Home Depot (139,056 SF, 4% of portfolio NRA, 7% of portfolio underwritten base rent). Home Depot U.S.A., Inc. (“Home Depot”) (NYSE: HD) leases 139,056 SF at the free-standing Home Depot store in Detroit, Michigan within the Coastal Equities Retail Portfolio Property. The lease was assumed from Kmart of Michigan, Inc. effective April 23, 2003 and has a current expiration date of November 30, 2023, with 10 five-year lease renewal options. The tenant’s sales at this location were approximately $245 PSF for the tenant’s fiscal year ending in 2012, approximately $274 PSF for the tenant’s fiscal year ending in 2013 and approximately $280 PSF for the tenant’s fiscal year ending in 2014. Home Depot currently operates more than 2,200 retail stores in the United States (including Puerto Rico and the U.S. Virgin Islands and the territory of Guam), Canada and Mexico.

Big Lots (183,297 SF, 5% of portfolio NRA, 4% of portfolio underwritten base rent). Big Lots Stores, Inc. (“Big Lots”) (NYSE: BIG) leases a total of 183,297 SF at six shopping centers within the Coastal Equities Retail Portfolio Property. The six leases have various start and end dates. As of January 31, 2015, Big Lots operated approximately 1,460 discount stores in 48 states.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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Tractor Supply (142,983 SF, 4% of portfolio NRA, 3% of portfolio underwritten base rent). Tractor Supply Company (“Tractor Supply”) (NASDAQ: TSCO) leases a total of 142,983 SF at five shopping centers within the Coastal Equities Retail Portfolio Property. The five leases have various start and end dates. As of March 28, 2015, Tractor Supply operated 1,422 stores in 49 states.

Save-A-Lot (126,439 SF, 4% of portfolio NRA, 3% of portfolio underwritten base rent). Save-A-Lot, a wholly owned subsidiary of Supervalu, Inc. (NYSE: SVU), owns, through its affiliate Moran Foods, Inc., or licenses, a total of 126,439 SF at eight shopping centers within the Coastal Equities Retail Portfolio Property. The eight leases have various start and end dates. Supervalu, Inc. currently operates more than 3,400 owned, licensed, franchised and independently owned stores, including over 1,300 Save-A-Lot locations.

Dollar Tree (81,355 SF, 2% of portfolio NRA, 3% of portfolio underwritten base rent). Dollar Tree Stores, Inc. (“Dollar Tree”) (NASDAQ: DLTR) leases a total of 81,355 SF at seven shopping centers within the Coastal Equities Retail Portfolio Property. The seven leases have various start and end dates. On July 28, 2014, Dollar Tree announced its intended merger with Family Dollar Stores, Inc. (“Family Dollar”) (NYSE: FDO). Family Dollar leases a total of 55,324 SF at six shopping centers within the Coastal Equities Retail Portfolio Property, representing approximately 2% of portfolio NRA and 2% of underwritten base rent. As of May 2, 2015, Dollar Tree operated 5,454 stores in 48 states and five Canadian provinces. As of January 2, 2015, Family Dollar operated more than 8,100 stores in 46 states. Dollar Tree intends to complete the proposed merger with Family Dollar in early July 2015.

The following table presents a summary regarding the 10 largest tenants by total SF within the Coastal Equities Retail Portfolio Property:

Coastal Equities Retail Portfolio Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Total Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Center/2014 Sales PSF
Top 10 Portfolio Tenants
Big Lots	NR/NR/BBB-	183,297	5%	$742,273	4%	$4.05	1/31/2017 1/31/2016 1/31/2018 6/30/2019 1/31/2018 1/31/2017	Terre Haute: $93 Laurens: N/A Oneida: $90 Athens: $83 Anniston: $95 Waterbury: $126

Tractor Supply	NR/NR/NR	142,983	4%	$671,883	3%	$4.70	6/30/2023 12/31/2018 11/30/2020 1/31/2018 6/30/2020	Athens: $140 Cordele: N/A Plant City: N/A Jefferson City: N/A Laurens: N/A

Home Depot	A/A2/A	139,056	4%	$1,317,595	7%	$9.48	11/30/2023	$280

Save-A-Lot	B/B3/B+	126,439	4%	$627,554	3%	$4.96	12/31/2017 1/31/2021 11/30/2016 2/29/2020 11/30/2017 7/31/2020 12/31/2017 11/30/2017	Henderson: N/A Athens: N/A Laurens: N/A Cleveland: N/A Memphis: N/A Anniston: N/A Terre Haute: $397 Memphis: N/A

Food Lion	NR/Baa3/NR	100,826	3%	$487,889	2%	$4.84	11/15/2024 3/22/2017 9/30/2020	Richmond: $259 Ahoskie: $291 Burlington: $292

Dollar Tree(2)	NR/Ba2/BB	81,355	2%	$584,815	3%	$7.19	5/31/2025 8/31/2019 6/30/2017 1/31/2018 5/31/2019 2/28/2018 6/30/2019	Greensboro: N/A Waterbury: N/A Oneida: N/A Memphis: N/A Richmond: N/A Clinton: N/A Cordele: N/A

Habitat For Humanity	NR/NR/NR	75,532	2%	$245,480	1%	$3.25	10/31/2025	N/A

Goodwill	NR/NR/NR	70,024	2%	$460,949	2%	$6.58	6/30/2023 12/31/2022 12/31/2017 10/31/2022	Memphis: N/A Dover: N/A Clinton: N/A Jefferson City: N/A

Harbor Freight	NR/Baa3/BB-	67,183	2%	$460,390	2%	$6.85	1/31/2020 1/5/2025 1/15/2023 3/31/2016	Terre Haute: N/A Anniston: N/A Waterbury: N/A Dover: N/A

Family Dollar(2)	NR/Ba1/BBB-	55,324	2%	$440,215	2%	$7.96	3/31/2024 12/31/2020 12/31/2018 12/31/2015 12/31/2019 12/31/2018	Cleveland: $187 Wilson: $91 Dover: $149 Henderson: $100 Terre Haute: N/A Bath Township: $88

Subtotal/Wtd. Avg.		1,042,019	30%	$6,039,042	30%	$5.80

Other Tenants		1,988,630	58%	$14,069,043	70%	$7.07
Vacant Space		427,576	12%	$0	0%	$0.00
Total/Wtd. Avg.		3,458,225	100%	$20,108,085	100%	$6.64

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	There is a pending merger agreement between Dollar Tree and Family Dollar. Additionally, the Family Dollar Total Tenant SF excludes a 13,239 SF lease that expired on June 30, 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-36

MSBAM 2015-C24	Coastal Equities Retail Portfolio

The following table presents certain information relating to the aggregate lease rollover at the Coastal Equities Retail Portfolio Property and is based on the underwritten rent rolls of each property comprising the Coastal Equities Retail Portfolio Property:

Lease Rollover Schedule(1)(2)
Year	No. of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	6	24,765	$7.63	1%	1%	$188,912	1%	1%
2015	19	54,923	$8.77	2%	2%	$481,490	2%	3%
2016	65	330,796	$5.95	10%	12%	$1,968,342	10%	13%
2017	69	549,395	$6.40	16%	28%	$3,517,348	17%	31%
2018	54	552,734	$5.71	16%	44%	$3,154,406	16%	46%
2019	50	325,467	$7.08	9%	53%	$2,303,775	11%	58%
2020	29	337,480	$6.66	10%	63%	$2,247,796	11%	69%
2021	13	88,726	$10.05	3%	65%	$891,820	4%	73%
2022	8	149,617	$7.54	4%	70%	$1,128,489	6%	79%
2023	16	325,594	$7.66	9%	79%	$2,492,515	12%	91%
2024	10	82,178	$7.31	2%	82%	$601,086	3%	94%
2025	10	173,474	$5.61	5%	87%	$972,358	5%	99%
2026	1	35,500	$4.50	1%	88%	$159,750	1%	100%
2027	0	0	$0.00	0%	88%	$0	0%	100%
2028 & Beyond	0	0	$0.00	0%	88%	$0	0%	100%
Vacant	0	427,576	$0.00	12%	100%	$0	0%	100%
Total/Wtd. Avg.	350	3,458,225	$6.63	100%		$20,108,085	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-37

MSBAM 2015-C24	Coastal Equities Retail Portfolio

The Markets. The Coastal Equities Retail Portfolio Property is comprised of 25 retail centers in 14 states and 20 different markets, listed below by descending allocated Cut-off Date loan amount.

Market Summaries
Property	Address	Allocated Cut- off Date Loan Amount(1)	Estimated 2015 Population (five-mile radius)	Estimated Average 2015 Household Income (five-mile radius)	Average Submarket Retail Vacancy
Home Depot	18700 Meyers Road, Detroit, MI	$15,000,000	406,174	$49,226	11.8%
Glenwood Plaza	1 Glenwood Avenue, Oneida, NY	$12,700,000	31,823	$62,678	5.7%
Rodney Village	1612 South Governors Avenue, Dover, DE	$12,600,000	76,689	$67,563	7.5%
Westown Square	10604 Lorain Avenue, Cleveland, OH	$12,300,000	308,727	$51,502	5.0%
Plaza North	1800 Fort Harrison Road, Terre Haute, IN	$11,800,000	69,478	$53,392	6.9%
Mattatuck Plaza	650 & 670 Wolcott Street, Waterbury, CT	$11,000,000	158,693	$66,467	8.7%
Ahoskie Commons	1430 East Memorial Drive, Ahoskie, NC	$8,600,000	10,561	$44,536	5.1%
Athens Town Center	601 US Highway 72 W, Athens, AL	$8,000,000	30,837	$65,394	3.4%
Northeast Plaza	1000 Summit Avenue, Greensboro, NC	$8,000,000	168,388	$51,957	8.7%
Summer Commons	5100-5130 Summer Avenue, Memphis, TN	$6,600,000	208,510	$65,452	12.0%
Henderson Marketplace	901 S. Beckford Drive, Henderson, NC	$6,500,000	27,229	$47,402	2.6%
Boulevard Plaza	1301 Ward Boulevard, Wilson, NC	$6,200,000	54,519	$47,954	7.6%
Hungarybrook	1200 Concord Avenue, Richmond, VA	$6,000,000	158,056	$71,326	3.9%
Cummings Park Plaza	2278 North Church Street, Burlington, NC	$5,500,000	74,783	$47,911	4.3%
Market At Riverdale Bend	7110 Winchester Road, Memphis, TN	$5,000,000	190,193	$75,297	16.3%
Northland Plaza	100 W. Northern Avenue, Bath Township, OH	$4,700,000	64,474	$48,521	9.6%
Cordele Corners	1407 E. 16th Avenue, Cordele, GA	$4,600,000	17,320	$46,997	10.6%
Anniston Plaza	3202 McClellan Boulevard, Anniston, AL	$4,200,000	41,062	$48,353	8.8%
Centre Plaza	1115 N. Charles G. Seivers Boulevard, Clinton, TN	$4,000,000	23,923	$52,301	12.7%
Homosassa Square	4500 S. Suncoast Boulevard, Homosassa, FL	$4,000,000	22,037	$44,517	13.6%
Meeting Square Center	125 W. Broadway, Jefferson City, TN	$3,000,000	18,829	$54,628	4.8%
Plank Plaza	5963 Plank Road, Baton Rouge, LA	$2,700,000	130,992	$49,906	10.1%
Laurens Plaza	917 East Main Street, Laurens, SC	$2,500,000	18,350	$42,604	9.5%
Pelham Plaza	800 Pelham Road South, Jacksonville, AL	$2,000,000	22,746	$49,162	3.5%
Collins Park Commons	1803 James L Redman Parkway, Plant City, FL	$1,500,000	66,154	$59,427	6.2%
Total/Wtd. Avg.		$169,000,000	124,568	$55,827	7.8%

(1)	The Allocated Cut-off Date Loan Amount represents the entire allocated loan amount for the entire Coastal Equities Retail Portfolio Loan Pair balance.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-38

MSBAM 2015-C24	Coastal Equities Retail Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the Coastal Equities Retail Portfolio Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	3/31/2015 TTM	UW	UW PSF
Base Rent(2)	N/A	N/A	$19,763,215	$20,128,986	$20,204,630	$23,140,747	$6.69
Total Recoveries(3)	N/A	N/A	$3,997,262	$3,897,974	$4,135,641	$4,350,000	$1.26
Other Income	N/A	N/A	$7,372	$680	$60	$88,093	$0.03
Discounts Concessions	N/A	N/A	$0	$0	$0	$0	$0.00
Vacancy & Credit Loss(4)	N/A	N/A	$0	$0	$0	($3,153,046)	($0.91)
Effective Gross Income	N/A	N/A	$23,767,849	$24,027,640	$24,340,330	$24,425,794	$7.06
Total Expenses	N/A	N/A	$6,414,841	$6,296,386	$6,284,945	$7,298,649	$2.11
Net Operating Income	N/A	N/A	$17,353,008	$17,731,254	$18,055,385	$17,127,145	$4.95
Capital Expenditures	N/A	N/A	$0	$0	$0	$634,996	$0.18
TI/LC	N/A	N/A	$2,150	$0	$0	$1,244,961	$0.36
Initial TI/LC Reserve Offset(5)	N/A	N/A	$0	$0	$0	($200,000)	($0.06)
Net Cash Flow	N/A	N/A	$17,350,858	$17,731,254	$18,055,385	$15,447,188	$4.47

Occupancy %	N/A	N/A	90.5%	92.0%	92.2%	86.5%
NOI DSCR	N/A	N/A	1.67x	1.70x	1.74x	1.65x
NCF DSCR	N/A	N/A	1.67x	1.70x	1.74x	1.48x
NOI Debt Yield	N/A	N/A	10.3%	10.5%	10.7%	10.1%
NCF Debt Yield	N/A	N/A	10.3%	10.5%	10.7%	9.1%

(1)	The Coastal Equities Retail Portfolio Borrower added to the Coastal Equities Retail Portfolio Property six new shopping centers in 2012 and two new shopping centers in 2013. Historical financials prior to 2013 do not materially reflect the operations of the complete Coastal Equities Retail Portfolio Property. The 2013 financial information presented above includes only partial-year operations for two of the shopping centers comprising part of the Coastal Equities Retail Portfolio Property (Hungarybrook and Meeting Square Center).

(2)	Historical base rent is net of vacancy. Contractual rent steps through May 2016, totaling approximately $217,577, are underwritten.

(3)	Total Recoveries are underwritten net of vacancy, and additional vacancy of $145,143 is applied in the Vacancy & Credit Loss line to account for “dark” tenants that are underwritten as vacant. Increased underwritten reimbursements over the TTM reflect the pass-through of higher underwritten expenses.

(4)	Vacancy includes actual vacancy as of the May 1, 2015 rent rolls plus assumed vacancy applied to a bankrupt Andy’s Cheesecake tenant and a partially “dark” Walmart store at the Ahoskie Commons center (Walmart is partially subleased to Tractor Supply; however, no rent is underwritten for this space), a Holt Family Restaurant tenant at the Cummings Park Plaza center that is currently under renovation, a vacating Family Dollar tenant at the Anniston Plaza center, a “dark” Cadence Bank branch and a “dark” Kash N’ Karry space at the Homosassa center (Kash N’ Karry left the Florida market in 2013), a “dark” Herbalife tenant at the Hungarybrook center, a vacating Dollar General tenant and a dark Stringfield Memorial Hospital tenant at the Pelham Plaza center, and a closed Radio Shack tenant at the Westown Square center. The tenants referenced in the preceding sentence represent, in the aggregate, approximately 4.5% of the net square footage. Of the $3,153,046 of total underwritten vacancy, $3,007,903 represents base rents and $145,143 represents reimbursements.

(5)	The Coastal Equities Retail Portfolio Borrower deposited $2,000,000 into the TI/LC reserve at loan closing. The escrow is utilized as an offset to underwritten TI/LC expenses over the 10-year loan term.

Escrows and Reserves. The Coastal Equities Retail Portfolio Borrower deposited $930,865 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Coastal Equities Retail Portfolio Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Coastal Equities Retail Portfolio Borrower maintains insurance under an acceptable blanket insurance policy). The Coastal Equities Retail Portfolio Borrower is required to make monthly deposits of $52,916 for replacement reserves (which amount may be increased by the lender if the lender reasonably determines that an increase is necessary to maintain proper operation of the Coastal Equities Retail Portfolio Property). The Coastal Equities Retail Portfolio Borrower deposited $2,000,000 in escrow at loan origination for TI/LC reserves and, at any time the aggregate balance of funds on deposit in such TI/LC reserve is less than $1,500,000, the Coastal Equities Retail Portfolio Borrower is required to make monthly deposits of $144,093 until the funds on deposit in such TI/LC reserve reaches $1,500,000. The Coastal Equities Retail Portfolio Borrower deposited $957,000 in escrow at loan origination for tenant improvement costs and leasing commissions that the Coastal Equities Retail Portfolio Borrower is obligated to pay or reimburse in specified amounts under certain leases with the Alorica tenant and the Hibbett Sporting Goods tenant at the Coastal Equities Retail Portfolio Property. The Coastal Equities Retail Portfolio Borrower deposited $265,250 in escrow at loan origination for the payment of the environmental remediation work referenced on a schedule to the loan agreement.

Lockbox and Cash Management. A springing hard lockbox is in place with respect to the Coastal Equities Retail Portfolio Mortgage Loan (i.e., upon the commencement of a Cash Sweep Period, the Coastal Equities Retail Portfolio Borrower has agreed to establish and maintain a hard lockbox following the commencement of such Cash Sweep Period). The Coastal Equities Retail Portfolio Mortgage Loan has springing cash management (i.e., the Coastal Equities Retail Portfolio Mortgage Loan has cash management only during a Cash Sweep Period). Provided a Cash Sweep Period is not continuing, the Coastal Equities Retail Portfolio Mortgage Loan does not have cash management. During the continuance of a Cash Sweep Period, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Coastal Equities Retail Portfolio Loan Pair, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred and is continuing under the Coastal Equities Retail Mortgage Loan, to the Coastal Equities Retail Portfolio Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the Coastal Equities Retail Portfolio Borrower in connection with the operation and maintenance of the Coastal Equities Retail Portfolio Property approved by lender, and to disburse the remainder to an account to be held by the lender as additional security for the Coastal Equities Retail Portfolio Loan Pair.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-39

MSBAM 2015-C24	Coastal Equities Retail Portfolio

A “Cash Sweep Period” will

(i)	commence upon the occurrence of an event of default under the Coastal Equities Retail Portfolio Mortgage Loan and continue until the date on which the event of default under the Coastal Equities Retail Portfolio Mortgage Loan does not exist, or

(ii)	commence upon the date the lender determines that the DSCR on the Coastal Equities Retail Portfolio Loan Pair has fallen below 1.15x and continue until the date the lender determines that the DSCR on the Coastal Equities Retail Portfolio Loan Pair has been equal to or greater than 1.25x for the immediately preceding six calendar months.

Additional Secured Indebtedness (not including trade debts). The Coastal Equities Retail Portfolio Property also secures the Coastal Equities Retail Portfolio Serviced Companion Loan, which has a Cut-off Date principal balance of $84,000,000. The Coastal Equities Retail Portfolio Serviced Companion Loan is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The promissory notes evidencing the Coastal Equities Retail Portfolio Serviced Companion Loan accrue interest at the same rate as the Coastal Equities Retail Portfolio Mortgage Loan. The Coastal Equities Retail Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Coastal Equities Retail Portfolio Serviced Companion Loan. The holders of the Coastal Equities Retail Portfolio Mortgage Loan and the Coastal Equities Retail Portfolio Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the promissory notes comprising the Coastal Equities Retail Portfolio Loan Pair. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Coastal Equities Retail Portfolio Loan Pair,” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Coastal Equities Retail Portfolio Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Coastal Equities Retail Portfolio Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-40

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-41

MSBAM 2015-C24	Serenity Place at Dorsey Ridge

Mortgage Loan No. 3 – Serenity Place at Dorsey Ridge

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-42

MSBAM 2015-C24	Serenity Place at Dorsey Ridge

Mortgage Loan No. 3 – Serenity Place at Dorsey Ridge

Serenity Place at Dorsey Ridge
7501 Trafalgar Circle
Hanover, MD 21076
Catonsville
BALTIMORE
Westport
Downtown 1 mile
University of Maryland Baltimore County
Arbutus
Halethorpe
Lansdowne
Cherry Hill
Harbor Hospital
Cherry Hill Park
Patapsco River
Baltimore Highlands
Hollins Ferry Rd.
St. Denis
Harbor Tunnel Throughway
Patapsco Valley State Park
BWI Technology Park
Baltimore-Washington Pkwy
Baltimore Beltway
Nursery Road
Belle Grove Rd.
North Linthicum
Brooklyn Park
Francis Scott Key Bridge 2 miles
Ilchester
Timbers at Troy Golf Course
Howard County
Elkridge
Northrup Grumman Fed. Credit Union
Linthicum
Andover Rd.
Andover Park
W. Nursery Rd.
Light Rail
The Centre at Glen Burnie
BWI Marshall
BWI Business District
BWI Thurgood Marshall Airport
Ferndale
North Glen Park
Cromwell Business Park
Aviation Blvd.
Columbia
Dorsey Business Center
Dorsey
Stoney Run
Ridge Rd.
New Ridge Rd.
Baltimore/Washington International Thurgood Marshall Airport
Cromwell/ Glen Burnie
Ritchie Hwy.
Washington Blvd.
Waterloo Rd.
MARC Train Camden Line
Hanover
Arundel Mills
Maryland Live! Casino
Arundel Mills Blvd.
Arundel Mills Corporate Park
Cannon Stadium
Arundel Village
Arundel Marketplace
Harmans Rd.
Dorsey Rd.
Glen Burnie
Annapolis Blvd.
Harundale Plaza
Jessup
Anne Arundel County
Severn Rd.
Donaldson Ave.
Marley Station Mall
Baltimore-Washington Medical Center
Severn
Fort Meade
Annapolis Rd.
Reece Rd.
MARC Train Penn Line
Clark Station Rd.
New Cut Rd.
Rockenbach Rd.
Maryland City
Fort Meade Golf Course
Mapes Rd.
Telegraph Rd.
Gambrills Rd.
Severna Park
Washington, DC 24 miles
Ft. Meade Rd.
Patuxent Frwy
Burns Crossing Rd.
Benfield Blvd.
Odenton
Dicus Mill Rd.
Johns Hopkins-Odenton Health Care
Annapolis 14 miles
Patuxent Research Refuge
Chesapeake Bay
Annapolis
Bowie
Laurel
Rockville
Washington D.C.
Dundalk
Towson
Pikesville
Ellicott City
Olney
Silver Spring
Bethesda

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-43

MSBAM 2015-C24	Serenity Place at Dorsey Ridge

Mortgage Loan No. 3 – Serenity Place at Dorsey Ridge

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$74,860,000			Location:	Hanover, MD 21076
Cut-off Date Balance:	$74,860,000			General Property Type:	Multifamily
% of Initial Pool Balance:	8.0%			Detailed Property Type:	Mid-Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Stephen M. Gorn; John B. Colvin			Year Built/Renovated:	2013/N/A
Mortgage Rate:	4.370%			Size:	323 Units
Note Date:	6/19/2015			Cut-off Date Balance per Unit:	$231,765
First Payment Date:	8/1/2015			Maturity Date Balance per Unit:	$212,025
Maturity Date:	7/1/2025			Property Manager:	Questar Management LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$5,443,357
Seasoning:	1 month			UW NOI Debt Yield:	7.3%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	7.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.62x (IO) 1.20x (P&I)
Additional Debt Type:	N/A			Most Recent NOI(2):	$2,479,619 (4/30/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	$2,048,987 (12/31/2014)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI(2):	N/A
Reserves(1)				Occupancy Rate:	97.5% (6/14/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	90.4% (4/30/2015)
RE Tax:	$54,647	$54,647	N/A	3rd Most Recent Occupancy(2):	84.5% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$107,500,000 (4/3/2015)
Recurring Replacements:	$0	Springing	$242,280	Cut-off Date LTV Ratio:	69.6%
				Maturity Date LTV Ratio:	63.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$74,860,000	100.0%	Loan Payoff:	$53,367,632	71.3%
			Reserves:	$54,647	0.1%
			Closing Costs(3):	$3,224,099	4.3%
			Return of Equity:	$18,213,622	24.3%
Total Sources:	$74,860,000	100.0%	Total Uses:	$74,860,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Serenity Place at Dorsey Ridge Property was constructed in 2012-2013 and reached 90.4% occupancy in April 2015.

(3)	Closing costs include $765,458 of real estate tax payments and insurance premiums paid at loan closing.

The Mortgage Loan. The third largest mortgage loan (the “Serenity Place at Dorsey Ridge Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $74,860,000 that is secured by a first priority fee mortgage encumbering a mid-rise multifamily property with a total of 323 apartments and an attached parking structure in Hanover, MD (the “Serenity Place at Dorsey Ridge Property”). The proceeds of the Serenity Place at Dorsey Ridge Mortgage Loan were used to refinance a construction loan of approximately $53,367,632, fund reserves, pay closing costs and return equity to the Serenity Place at Dorsey Ridge Borrower. The Serenity Place at Dorsey Ridge Borrower provided a Serenity Place at Dorsey Ridge Property cost basis of approximately $69,588,690.

The Borrower and the Sponsor. The borrower is Serenity Place BE LLC (the “Serenity Place at Dorsey Ridge Borrower”), a single-purpose Delaware limited liability company with one independent director. The Serenity Place at Dorsey Ridge Borrower is 100% directly owned by Serenity Place Associates, LLC (the “IDOT Fee Owner”), a single-purpose Delaware limited liability company with two independent directors that is 100% indirectly owned by Stephen M. Gorn (67.6%), John B. Colvin (28.4%) and certain Gorn family trusts (4.0%). Stephen M. Gorn and John B. Colvin (collectively, the “Sponsor”), the Chairman, President and CEO and Executive Vice President, respectively, of Questar Properties, Inc. (“Questar”), are the nonrecourse carve-out guarantors.

Questar is a privately held, Baltimore, Maryland-based real estate development and management company specializing in multifamily communities and single-family residential development. Over its 85-year history, the company has developed approximately 13,000 homes and apartment units in the Mid-Atlantic region.

The Property. The Serenity Place at Dorsey Ridge Property consists of a four-story apartment complex containing 323 one-, two- and three-bedroom residential units and an attached 503-space parking structure. There are also 56 surface parking spaces. There are four one-bedroom floorplans, six two-bedroom floorplans and two three-bedroom floorplans. Apartments generally offer full-size washers and dryers, patios or balconies, gas fireplaces

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-44

MSBAM 2015-C24	Serenity Place at Dorsey Ridge

and built-in computer work stations. Common amenities include a swimming pool with sundeck, a clubhouse, a fitness center with a yoga/aerobics studio, a business center, a conference room, a kinder center, a billiards area, an internet café, a “great” room with piano, a library, a movie theater, and a part-time concierge. The Serenity Place at Dorsey Ridge Property was completed in 2013 and reached an approximately 90.4% occupancy rate in April 2015. In March 2015, rental concessions were discontinued by the Serenity Place at Dorsey Ridge Borrower.

The Serenity Place at Dorsey Ridge Property was developed in conjunction with an adjoining sponsor-controlled 238-unit apartment community known as the Villas at Dorsey Ridge. As of June 14, 2015, the Villas at Dorsey Ridge complex was 97.9% leased. No portion of the Villas at Dorsey Ridge complex is collateral for the Serenity Place at Dorsey Ridge Mortgage Loan.

The following table presents certain information relating to the Serenity Place at Dorsey Ridge Property:

Unit Mix

Apartment Type	Number of Units	Avg. Size (SF)	Avg. Rent	Market Rent Range
One Bedroom/One Bath(1)	165	826	$1,730	$1,678 - $1,829
Two Bedroom/Two Bath	150	1,177	$2,218	$2,135 - $2,343
Three Bedroom/Two Bath	8	1,426	$2,784	$2,714 - $2,854

(1)	Six of the one-bedroom units have 1.5 bathrooms.

The following chart shows the occupancy trend over the past approximately 12 months at the Serenity Place at Dorsey Ridge Property. The Serenity Place at Dorsey Ridge Property was completed in 2013.

Occupancy Trend
	2014							2015

	JUN 14	JUL	AUG	SEP	OCT	NOV	DEC	JAN	FEB	MAR	APR	MAY	JUN 15
Percentage Occupied	67.8%	74.9%	74.0%	77.1%	82.7%	83.3%	84.5%	86.7%	86.7%	89.2%	90.4%	91.6%	93.8%
Percentage Occupied and Leased	74.0%	80.5%	80.8%	80.5%	89.8%	90.4%	90.7%	90.4%	91.3%	92.3%	93.8%	98.8%	97.5%

The Market. The Serenity Place at Dorsey Ridge Property is located in Hanover, Anne Arundel County, Maryland, within the Baltimore Metropolitan Statistical Area (MSA), approximately 10 miles south of the Baltimore Central Business District, within the Baltimore-Washington Corridor. The Serenity Place at Dorsey Ridge Property is located within the Glen Burnie/Harundale/Odenton submarket, directly across Route 100 from the approximately 1.25 million SF Arundel Mills Mall and approximately five miles from the Baltimore-Washington Medical Center. As of December 31, 2014, the regional vacancy rate was 3.9%, and the average quoted rental rate for all apartment types was $1,130 per month. As of December 31, 2014, the submarket contained approximately 16,731 apartment units in 57 buildings and had an average vacancy rate of 5.2% and an average asking monthly rental rate of $1,169. Estimated 2014 annual average household income within a three-mile radius was $118,239, and within a one-mile radius was $129,590.

A total of 6,836 units were completed within the Baltimore region over the past few years in 47 projects. An additional 7,667 units are currently under construction within 29 projects, and an additional 8,292 units are planned within 41 projects for potential delivery in the next few years, along with 62 proposed buildings which would add another 13,057 units. The current regional inventory is approximately 151,267 units. The majority of the properties under construction or planned for potential delivery in the next few years are in the Central Baltimore City, Harford County.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-45

MSBAM 2015-C24	Serenity Place at Dorsey Ridge

Comparable rental properties to the Serenity Place at Dorsey Ridge Property are presented in the following table.

Competitive Property Summary
Property Name/Address	Year Built	Units	Occupancy	Unit Type	Unit Size (SF)	Quoted Rent per Month	Concessions
Flats 170 at Academy Yard 8313 Telegraph Road Odenton, MD	2013	369	96%	1 BR/1 BA 2 BR/2 BA 2 BR/2 BA 3 BR/2 BA	716 - 923 1,077 - 1,098 1,274 - 1,286 1,372	$1,557 - $1,776 $1,869 - $1,913 $1,826 - $1,958 $2,166 - $2,374	None
Beacon at Waugh Chapel 1433 S. Main Chapel Way Gambrills, MD	2013	298	93%	1 BR/1 BA 2 BR/2 BA 3 BR/2 BA	707 - 800 1,037 - 1,158 1,217	$1,680 - $1,770 $1,913 - $2,186 $2,390 - $2,417	None
Arbors at Arundel Preserve 2109 Piney Branch Circle Hanover, MD	2007	496	95%	1 BR/1 BA 2 BR/2 BA 2 BR/2 BA 3 BR/2 BA	681 - 757 964 - 989 1,090 - 1,192 1,324	$1,338 - $1,518 $1,533 - $1,820 $1,722 - $1,843 $2,205 - $2,458	None
Palisades at Arundel Preserve 7694 Dorchester Boulevard Hanover, MD	2013	330	96%	Studio 1 BR/1 BA 1 BR/1 BA 2 BR/2 BA 2 BR/1.5 BA TH 2 BR/2.5 BA TH	546 - 655 618 - 753 804 - 890 1,062 - 1,164 1,307 - 1,396 1,461	$1,485 - $1,635 $1,715 - $1,860 $1,835 - $1,935 $2,305 - $2,605 $2,900 - $2,960 $3,000	None
Residences at Arundel Preserve 7789 Arundel Mills Boulevard Hanover, MD	2011	242	95%	Studio 1 BR/1 BA 1 BR/1 BA Den 2 BR/2 BA 2 BR/2 BA 2 BR/2 BA Den	489 - 530 740 - 861 938 1,050 - 1,152 1,230 - 1,311 1,407 - 1,479	$1,400 - $1,495 $1,660 - $1,830 $1,900 - $2,010 $2,130 - $2,190 $2,390 - $2,555 $2,355 - $2,490	None
Verde at Howard Square 7500 Hearthside Way Elkridge, MD	2014	299	95%	1 BR/1 BA 1 BR/1 BA Loft 2 BR/2 BA 2 BR/2 BA Loft 2 BR/2 BA Den 2 BR/2 BA Den + Loft	688 - 842 822 - 932 984 - 1,190 1,214 - 1,341 1,160 - 1,284 1,357 - 1,591	$1,385 - $1,560 $1,545 - $1,685 $1,695 - $1,920 $1,895 - $2,010 $1,835 - $1,920 $2,110 - $2,170	None(1)

Source: Appraisal

(1)	The loan seller has informed the depositor that concessions equal to one month’s rent are available on new leases at the Verde at Howard Square property.

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the Underwritten Cash Flow at the Serenity Place at Dorsey Ridge Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	4/30/2015 TTM	UW	UW per Unit
Base Rent	N/A	N/A	N/A	$7,799,541	$7,740,181	$7,596,768	$23,519
Other Income(2)	N/A	N/A	N/A	$327,688	$375,869	$491,793	$1,523
Discounts Concessions(3)	N/A	N/A	N/A	($463,094)	($436,452)	$0	$0
Less Vacancy & Credit Loss	N/A	N/A	N/A	($2,348,361)	($1,817,073)	($379,838)	($1,176)
Effective Gross Income	N/A	N/A	N/A	$5,315,774	$5,862,525	$7,708,723	$23,866
Total Expenses(4)	N/A	N/A	N/A	$3,266,787	$3,382,906	$2,265,366	$7,014
Net Operating Income	N/A	N/A	N/A	$2,048,987	$2,479,619	$5,443,357	$16,852
Capital Expenditures	N/A	N/A	N/A	$0	$0	$64,600	$200
Net Cash Flow	N/A	N/A	N/A	$2,048,987	$2,479,619	$5,378,757	$16,652

Occupancy %	N/A	N/A	N/A	84.5%	90.4%	95.0%
NOI DSCR	N/A	N/A	N/A	0.46x	0.55x	1.21x
NCF DSCR	N/A	N/A	N/A	0.46x	0.55x	1.20x
NOI Debt Yield	N/A	N/A	N/A	2.7%	3.3%	7.3%
NCF Debt Yield	N/A	N/A	N/A	2.7%	3.3%	7.2%

(1)	The Serenity Place at Dorsey Ridge Property was constructed in 2012- 2013 and reached a stabilized occupancy in April 2015; therefore, historical operating data is limited.

(2)	Other income includes parking garage income, storage income, internet and cable income, utility reimbursement income and various fees and charges. The appraiser and the Serenity Place at Dorsey Ridge Borrower’s budget both assume $531,793 in other income.

(3)	Concessions, generally in an amount equal to one month’s rent, were offered during the initial lease-up period. In April 2015, when a 90% occupancy rate was achieved, concessions were discontinued.

(4)	Total expenses are underwritten based on the appraisal estimates and the Serenity Place at Dorsey Ridge Borrower’s budget. The total underwritten annual expenses are approximately $7,014 per apartment compared to an expense comparable range of $5,046 to $7,825 per unit. The appraiser’s concluded annual expense per unit for year one is $6,430 per apartment. The 2014 and 4/30/2015 TTM expenses included significant lease up costs that are not on-going. For example, marketing expenses associated with those two periods totaled $767,458 and $858,475, respectively. The underwritten marketing expense is $90,636, which is based on the Serenity Place at Dorsey Ridge Borrower’s budget. The historical payroll expense is based on the appraiser’s estimate of $387,600, or $1,200 per apartment, while the 2014 and 4/30/2015 TTM payroll expense was $509,160 and $493,317, respectively, and included lease-up and move-in costs.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-46

MSBAM 2015-C24	Serenity Place at Dorsey Ridge

Escrows and Reserves. The Serenity Place at Dorsey Ridge Borrower or the IDOT Fee Owner deposited $54,647 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Serenity Place at Dorsey Ridge Borrower or the IDOT Fee Owner is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Serenity Place at Dorsey Ridge Borrower or the IDOT Fee Owner maintains insurance under an acceptable blanket insurance policy). Commencing on the earlier of (i) the monthly payment date in July 2016 and (ii) the occurrence of a Cash Sweep Period (as defined below), the Serenity Place at Dorsey Ridge Borrower or the IDOT Fee Owner is required to make monthly deposits of $6,730 for replacement reserves (which amount may be increased by the lender if the lender reasonably determines that an increase is necessary to maintain proper operation of the Serenity Place at Dorsey Ridge Property), provided that such deposits are not required to the extent that the amount then on deposit in the replacement reserve exceeds $242,280 and no Cash Sweep Period is then occurring.

Lockbox and Cash Management. A springing soft lockbox is in place with respect to the Serenity Place at Dorsey Ridge Mortgage Loan (i.e., during any Cash Sweep Period for the Serenity Place at Dorsey Ridge Mortgage Loan, the Serenity Place at Dorsey Ridge Borrower and/or the IDOT Fee Owner and/or the property manager collects all rents, revenues, charges and other consideration and causes such amounts to be deposited into the lockbox account). Provided a Cash Sweep Period has occurred but is no longer continuing, the lockbox account will cease to be in effect. The Serenity Place at Dorsey Ridge Mortgage Loan has springing cash management (i.e., the Serenity Place at Dorsey Ridge Mortgage Loan has cash management only during a Cash Sweep Period). During the continuance of a Cash Sweep Period for the Serenity Place at Dorsey Ridge Mortgage Loan, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Serenity Place at Dorsey Ridge Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves” to disburse, provided no event of default has occurred and is continuing under the Serenity Place at Dorsey Ridge Mortgage Loan, to the Serenity Place at Dorsey Ridge Borrower and/or the IDOT Fee Owner the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the Serenity Place at Dorsey Ridge Borrower and/or the IDOT Fee Owner in connection with the operation and maintenance of the Serenity Place at Dorsey Ridge Property approved by lender, and to disburse the remainder to an account to be held by the lender as additional security for the Serenity Place at Dorsey Ridge Mortgage Loan.

A “Cash Sweep Period” will

(i)	commence upon the occurrence of an event of default under the Serenity Place at Dorsey Ridge Mortgage Loan and continue until the date on which the event of default under the Serenity Place at Dorsey Ridge Mortgage Loan does not exist, or
(ii)	commence upon, from and after June 19, 2018, the date the lender determines that the DSCR on the Serenity Place at Dorsey Ridge Mortgage Loan has fallen below 1.05x for six consecutive calendar months and continue until the date the lender determines that the DSCR on the Serenity Place at Dorsey Ridge Mortgage Loan has been equal to or greater than 1.15x for the immediately preceding six calendar months.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Commencing 90 days after a securitization of the Serenity Place at Dorsey Ridge Mortgage Loan, a single mezzanine loan secured by a pledge of the direct or indirect ownership interests in the Serenity Place at Dorsey Ridge Borrower and/or the IDOT Fee Owner (such loan, the “Permitted Mezzanine Debt”) is permitted subject to various conditions, including, among other conditions, (i) no event of default under the Serenity Place at Dorsey Ridge Mortgage Loan or Cash Sweep Period exists, (ii) the mezzanine lender is an institutional lender acceptable to the lender under the Serenity Place at Dorsey Ridge Mortgage Loan and will enter into an intercreditor agreement reasonably acceptable to the lender under the Serenity Place at Dorsey Ridge Mortgage Loan, (iii) the lender under the Serenity Place at Dorsey Ridge Mortgage Loan approves all of the material terms of the Permitted Mezzanine Debt and (iv) the principal amount of the Permitted Mezzanine Debt will not result in an aggregate LTV ratio (including the Serenity Place at Dorsey Ridge Mortgage Loan) greater than 85% (based upon a new or updated appraisal acceptable to the lender under the Serenity Place at Dorsey Ridge Mortgage Loan in its sole discretion) or an aggregate DSCR (including the Serenity Place at Dorsey Ridge Mortgage Loan) less than 1.10x.

Release of Property. Not permitted.

Terrorism Insurance. The Serenity Place at Dorsey Ridge Borrower or the IDOT Fee Owner is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Serenity Place at Dorsey Ridge Borrower or the IDOT Fee Owner is required to maintain, and the lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-47

MSBAM 2015-C24	32 Old Slip Fee

Mortgage Loan No. 4 – 32 Old Slip Fee

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-48

MSBAM 2015-C24	32 Old Slip Fee

Mortgage Loan No. 4 – 32 Old Slip Fee

TRIBECA
LOWER MANHATTAN
FINANCIAL DISTRICT
BATTERY PARK CITY
Hudson River
East River
32 Old Slip
32 Old Slip
New York, NY 10005
1 Financial Square
Old Slip
Walker St.
White St.
Franklin St.
Leonard St.
Worth St.
Reade St.
Chambers St.
Warren St.
Murray St.
Barclay St.
Vesey St.
Fulton St.
John St.
Platt St.
Maiden Ln.
Liberty St.
Pine St.
Wall St.
Exchange Pl.
Beaver St.
Rector St.
Thames St.
Albany St.
Harrison St.
West St.
Greenwich St.
Hudson St.
West Broadway
Church St.
Broadway
Trinity Pl.
Washington St.
William St.
Gold St.
Pearl St.
Water St.
Front St.
South St.
Beekman St.
Fletcher St.
New St.
Broad St.
State St.
Battery Pl.
South End Ave.
1st Pl.
FDR Drive
Brooklyn Bridge
Brooklyn-Battery Tunnel
PATH
9A
478
FRANKLIN ST.
CHAMBERS ST.
PARK PLACE
CITY HALL
WORLD TRADE CTR.
CORTLANDT ST.-WTC
CORTLANDT ST.
FULTON ST.
BROADWAY-NASSAU
WALL-WILLIAM ST
WALL ST.
BROAD ST.
RECTOR ST.
BOWLING GREEN
WHITEHALL ST. SOUTH FERRY
SOUTH FERRY TERMINAL
388 Greenwich Street
Borough of Manhattan Community College
BMCC Tribeca Performing Arts Center
Washington Market Park
Gov. Nelson A. Rockefeller Park
St. Johns University-Manhattan Campus
200 West Street
New York Commodities Exchange
4 World Financial Center
3 World Financial Center
2 World Financial Center
1 World Financial Center
World Financial Center Plaza
Verizon Building
7 World Trade Ctr.
1 World Trade Ctr.
2 World Trade Ctr.
3 World Trade Ctr.
4 World Trade Ctr.
5 World Trade Ctr.
Performing Arts Center
National September 11 Memorial
Liberty Park
Zuccotti Park
33 Thomas Street
Federal Office Building
Ted Weiss Federal Bldg.
New Amsterdam Theatre
NYC Municipal Building
Tweed Courthouse
NY Public Library
NYC City Hall
City Hall Park
Woolworth Building
Pace University
NY Downtown Hospital
55 John Street
Federal Reserve Bank
1 Chase Manhattan Plaza
40 Wall Street
60 Wall Street
100 Wall Street
111 Wall Street
American International Building
NY Stock Exchange
20 Exchange Place
Trinity Church
Fulton Market
South Street Seaport
60 Broad Street
85 Broad Street
7 Hanover Square
2 Broadway
Fort Amsterdam
4 New York Plaza
2 New York Plaza
1 New York Plaza
17 State Street
Downtown Manhattan Heliport
Maritime Battery Building
Whitehall Terminal (South Ferry)
Battery Park
Castle Clinton Natl. Monument
Museum of Jewish Heritage
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Midtown
Long Island City
Union City
MANHATTAN
Chelsea
Greenwich Village
Hoboken
NEW JERSEY
SoHo
Tribeca
Chinatown
Williamsburg
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope
Liberty State Park

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-49

MSBAM 2015-C24	32 Old Slip Fee

Mortgage Loan No. 4 – 32 Old Slip Fee

Mortgage Loan Information				Property Information(4)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$50,000,000			Location:	New York, NY 10005
Cut-off Date Balance(1):	$50,000,000			General Property Type:	Leased Fee
% of Initial Pool Balance:	5.3%			Detailed Property Type:	Leased Fee
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Leon Melohn			Year Built/Renovated:	1987/N/A
Mortgage Rate:	3.7075%			Size:	1,133,361 SF
Note Date:	4/14/2015			Cut-off Date Balance per Unit(1):	$155
First Payment Date:	6/5/2015			Maturity Date Balance per Unit(1):	$155
Effective Maturity Date(2):	5/5/2025			Property Manager:	N/A
Original Term to Maturity(2):	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(5):	(a) $8,500,000 (b) $31,994,855
Seasoning:	3 months			UW NOI Debt Yield(1)(5):	(a) 4.8% (b) 18.2%
Prepayment Provisions:	LO (27); DEF (86); O (7)			UW NOI Debt Yield at Maturity(1)(5):	(a) 5.4% (b) 18.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1)(5):	(a) 1.28x (b) 4.32x
Additional Debt Type:	Pari Passu			Most Recent NOI(6):	N/A
Additional Debt Balance:	$126,000,000			2nd Most Recent NOI(6):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(6):	N/A
Reserves(3)				Most Recent Occupancy(6):	N/A
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	N/A
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$225,000,000 (12/1/2014)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1)(5):	(a) 78.2% (b) 26.1%
				Maturity Date LTV Ratio(1)(5):	(a) 78.2% (b) 26.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$176,000,000	81.8%	Purchase Price(7):	$207,500,000	96.4%
Borrower Equity:	$39,142,608	18.2%	Closing Costs:	$7,642,608	3.6%
Total Sources:	$215,142,608	100.0%	Total Uses:	$215,142,608	100.0%

(1)	The 32 Old Slip Fee Mortgage Loan is part of the 32 Old Slip Fee Non-Serviced Loan Combination, which is comprised of five pari passu promissory notes with an aggregate Cut-off Date principal balance of $176,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the 32 Old Slip Fee Non-Serviced Loan Combination. The UW NOI Debt Yield at Maturity is based on the maturity date loan balance and the contractual ground rent payable under the ground lease described below under “—The Property” effective the 11th year of such ground lease.

(2)	The 32 Old Slip Fee Non-Serviced Loan Combination has an anticipated repayment date (“ARD”) of May 5, 2025 and a stated maturity date of May 5, 2045. In the event the 32 Old Slip Fee Non-Serviced Loan Combination is not repaid in full by the ARD, the interest rate will increase from the initial interest rate of 3.7075% to the greater of (a) 5.0% above the initial interest rate and (b) 5.0% above the 20-year interpolated U.S. Treasury Rate. After the ARD, the lender may apply any excess cash to the reduction of the principal balance of the 32 Old Slip Fee Non-Serviced Loan Combination. References herein to “maturity” and “maturity date” refer to the ARD.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The 32 Old Slip Fee Mortgage Loan is secured by land occupied by a 36-story office building located at 32 Old Slip in New York, NY and encumbered by a ground lease and a master lease. The improvements are not collateral for the 32 Old Slip Fee Mortgage Loan other than the 32 Old Slip Fee Borrower’s reversionary interest therein. Certain property information, such as Size, Cut-off Date Balance per Unit, Maturity Date Balance per Unit, and Year Built/Renovated relate to the Non-Collateral Improvements (defined below) and are for informational purposes only.

(5)	Underwriting and Financial Information is based on (a) except as described in the last sentence of footnote 1 above, the current annual ground lease payment due under the ground lease described below under “—The Property,” and (b) the “look-through” to the fee and Non-Collateral Improvements (leasehold) as described below under “—Operating History and Underwritten Cash Flow.” The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on (a) the appraised value of the 32 Old Slip Fee Property, and (b) the combined sales price of the 32 Old Slip Fee Property and the Non-Collateral Improvements (leasehold) pursuant to a purchase and sale agreement dated November 18, 2014.

(6)	Historical NOI and occupancy data are not available for this new ground lease; however, certain historical operating information and occupancy data related to the Non-Collateral Improvements are available. See “—Operating History and Underwritten Cash Flow” below for further details.

(7)	The purchase price includes a $10,000,000 brokerage fee.

The Mortgage Loan. The fourth largest mortgage loan (the “32 Old Slip Fee Mortgage Loan”) is part of a non-serviced loan combination (the “32 Old Slip Fee Non-Serviced Loan Combination”) evidenced by five pari passu promissory notes (Notes A-1 through A-5) in the aggregate principal amount of $176,000,000 as of the Cut-off Date, all of which are secured by the same first priority fee mortgage encumbering land under a 36-story office building located at 32 Old Slip, in New York, New York (the “32 Old Slip Fee Property”). Note A-1, in the original principal amount of $50,000,000, represents the 32 Old Slip Fee Mortgage Loan, and Notes A-2, A-3, A-4 and A-5, in the aggregate original principal amount of $126,000,000, represent a non-serviced companion loan (the “32 Old Slip Fee Non-Serviced Companion Loan”). A portion of the 32 Old Slip Fee Non-Serviced Companion Loan, represented by Notes A-3 and A-4, with a combined principal amount of $66,000,000, was contributed to the MSBAM 2015-C23 securitization trust, and the remaining portion of the 32 Old Slip Fee Non-Serviced Companion Loan, represented by Notes A-2 and A-5, with a combined principal amount of $60,000,000, was contributed to the MSC 2015-MS1 securitization trust. The 32 Old Slip Fee Non-Serviced Loan Combination will be serviced pursuant to the terms

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-50

MSBAM 2015-C24	32 Old Slip Fee

of the MSBAM 2015-C23 pooling and servicing agreement. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 32 Old Slip Fee Non-Serviced Loan Combination” in the Free Writing Prospectus. The proceeds of the 32 Old Slip Fee Non-Serviced Loan Combination were used to acquire the 32 Old Slip Fee Property for a purchase price of approximately $207,500,000, including a $10,000,000 brokerage fee.

When analyzed on a stand-alone basis, Moody’s has indicated that the 32 Old Slip Fee Mortgage Loan has credit characteristics commensurate with a “Ba2” rated obligation.

The Borrower and the Sponsor. The borrowers are 32 Slipstream, LLC (“TIC 1”) and 32 Old Stream, LLC (“TIC 2”), two single-purpose Delaware limited liability companies that own 61.04% and 38.96%, respectively, of the 32 Old Slip Fee Property as tenants-in-common (collectively, the “Fee Owner”), and Master Slip LLC, a single-purpose Delaware limited liability company (the “Master Lessee” and, together with the Fee Owner, the “32 Old Slip Fee Borrower”), each with two independent directors. TIC 1 and the Master Lessee are each 100% indirectly owned and controlled by Leon Melohn, CEO of New York City based Melohn Properties, Inc. Leon Melohn is also the nonrecourse carve-out guarantor. TIC 2 is currently owned by a tax exchange intermediary, and is expected to be 100% indirectly owned by Leon Melohn upon completion of a reverse 1031 exchange transaction, projected to occur within 210 days of the origination date, at which time Leon Melohn will acquire an indirect 100% interest in TIC 2. The Fee Owner master leases the 32 Old Slip Fee Property to the Master Lessee under a master lease (the “Master Lease”) that is subject to the Ground Lease. Upon completion of such exchange, the Master Lease in place with the Master Lessee will terminate.

The Property. The 32 Old Slip Fee Property consists of an approximately 0.97-acre of land located at 32 Old Slip in New York, New York, which is encumbered by a 99-year term ground lease (the “Ground Lease”) that commenced on April 13, 2015 and ends on April 29, 2114, with two 25-year lease extension options and was assigned to the 32 Old Slip Fee Borrower in connection with the 32 Old Slip Fee Borrower’s acquisition of the 32 Old Slip Fee Property. The tenant under the Ground Lease, RXR 32 Old Slip Owner LLC, or any successor tenant under the Ground Lease (the “Ground Tenant”), owns the improvements currently located on the 32 Old Slip Fee Property (the “Non-Collateral Improvements”), and none of the Non-Collateral Improvements serves as collateral for the 32 Old Slip Fee Mortgage Loan (other than the 32 Old Slip Fee Borrower’s reversionary interest therein). The Non-Collateral Improvements, which were constructed in 1987, consist of a Class “A” 36-story office building. The Ground Tenant is required to pay ground rent in the amount of $8,500,000, annually, on an absolute net basis, for the initial 10 years of the Ground Lease. The ground rent contractually increases to $9,572,381 beginning in the 11th year of the Ground Lease and then increases by 2% annually thereafter.

The following table presents a summary regarding the largest tenants at the Non-Collateral Improvements located on the 32 Old Slip Fee Property:

Non-Collateral Improvements Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
National Union Fire Insurance Co. of Pittsburgh	A/A1/A+	250,027	22%	$12,751,377	25%	$51.00	9/1/2017
DAIWA Securities	BBB+/Baa1/BBB+	112,270	10%	$6,740,249	13%	$60.04	6/1/2026
Frank Crystal	NR/NR/NR	72,584	6%	$2,453,729	5%	$33.81	9/1/2019
GSA: Department of Education	AAA/Aaa/AA+	65,796	6%	$2,904,893	6%	$44.15	4/1/2020(4)
Hudson River Trading	NR/NR/NR	61,257	5%	$4,125,648	8%	$67.35	6/1/2018
Subtotal/Wtd. Avg.		561,934	50%	$28,975,897	57%	$51.56

Other Tenants		459,001	40%	$21,858,649	43%	$47.62
Vacant Space		112,426	10%	$0	0%	$0.00
Total/Wtd. Avg.		1,133,361	100%	$50,834,546	100%	$49.79

(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip Fee Mortgage Loan (except for the reversionary interest of the 32 Old Slip Fee Borrower therein). The tenant information above represents leases of the Ground Tenant’s Non-Collateral Improvements and is provided for informational purposes only.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	The GSA: Department of Education may terminate its lease at any time upon not less than 180 days’ prior written notice.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-51

MSBAM 2015-C24	32 Old Slip Fee

The following table presents certain information relating to the lease rollover schedule for the Non-Collateral Improvements located on the 32 Old Slip Fee Property:

Non-Collateral Improvements Lease Rollover Schedule(1)
Year	No. of Leases Rolling	SF Rolling	UW Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	2	2,450	$0.00	0%	0%	$0	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	0	0	$0.00	0%	0%	$0	0%	0%
2017	14	309,633	$52.00	27%	28%	$16,101,497	32%	32%
2018	4	61,257	$67.35	5%	33%	$4,125,648	8%	40%
2019	5	76,612	$34.41	7%	40%	$2,636,353	5%	45%
2020	4	90,083	$51.07	8%	48%	$4,600,608	9%	54%
2021	4	62,147	$52.97	5%	53%	$3,291,736	6%	61%
2022	0	0	$0.00	0%	53%	$0	0%	61%
2023	3	78,045	$49.36	7%	60%	$3,852,535	8%	68%
2024	0	0	$0.00	0%	60%	$0	0%	68%
2025	7	97,415	$43.92	9%	69%	$4,278,650	8%	76%
2026	4	112,270	$60.04	10%	79%	$6,740,249	13%	90%
2027	0	0	$0.00	0%	79%	$0	0%	90%
2028 & Beyond	3	131,023	$39.74	12%	90%	$5,207,270	10%	100%
Vacant	0	112,426	$0.00	10%	100%	$0	0%	100%
Total/Wtd. Avg.	50	1,133,361	$49.79	100%		$50,834,546	100%

(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip Fee Mortgage Loan (except for the reversionary interest of the 32 Old Slip Fee Borrower therein). The lease rollover schedule above represents leases of the Ground Tenant’s Non-Collateral Improvements and is provided for informational purposes only.

(2)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical operating results of the Non-Collateral Improvements and the underwritten cash flow at the 32 Old Slip Fee Property:

Cash Flow Analysis of the Non-Collateral Improvements(1)

	Leasehold 2010	Leasehold 2011	Leasehold 2012	Leasehold 2013	Leasehold 2014	“Look-Through” to the Non-Collateral Improvements(2)	UW(3)	UW PSF
Base Rent	$43,159,395	$47,179,045	$44,387,593	$43,160,501	$42,453,959	$50,834,546	$8,500,000	$7.50
Total Recoveries	$6,659,677	$4,793,888	$4,319,801	$3,457,125	$4,540,721	$4,540,721	$0	$0.00
Other Income	$4,248,097	$2,208,312	$1,776,766	$3,761,290	$1,419,708	$1,419,708	$0	$0.00
Discounts Concessions	$0	($6,037,648)	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$54,067,169	$48,143,597	$50,484,160	$50,378,915	$48,414,388	$56,794,975	$8,500,000	$7.50
Total Expenses	$23,618,782	$22,145,377	$19,587,528	$20,844,447	$24,821,686	$24,800,120	$0	$0.00
Net Operating Income	$30,448,387	$25,998,220	$30,896,633	$29,534,469	$23,592,702	$31,994,855	$8,500,000	$7.50
Capital Expenditures	$0	$0	$0	$0	$0	$340,288	$0	$0.00
TI/LC	$0	$0	$0	$0	$0	$3,051,251	$0	$0.00
Net Cash Flow	$30,448,387	$25,998,220	$30,896,633	$29,534,469	$23,592,702	$28,603,316	$8,500,000	$7.50

Occupancy %	91.6%	85.8%	81.4%	81.7%	90.1%	90.0%	N/A
NOI DSCR	4.60x	3.93x	4.67x	4.46x	3.57x	4.84x	1.28x
NCF DSCR	4.60x	3.93x	4.67x	4.46x	3.57x	4.32x	1.28x
NOI Debt Yield	17.3%	14.8%	17.6%	16.8%	13.4%	18.2%	4.8%
NCF Debt Yield	17.3%	14.8%	17.6%	16.8%	13.4%	16.3%	4.8%

(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip Fee Mortgage Loan (except for the reversionary interest of the 32 Old Slip Fee Borrower therein). The Cash Flow Analysis table above represents historical financial results of the Non-Collateral Improvements and this historical financial data is provided for informational purposes only. The historical Occupancy % numbers reflect the occupancy of the Non-Collateral Improvements. The underwritten column above reflects the underwritten cash flow and related statistics associated with the 32 Old Slip Fee Property.

(2)	The “Look-Through” to the Non-Collateral Improvements assumed cash flow is based on the lender’s estimate of the Ground Tenant’s income and expenses, not including ground rent due under the Ground Lease.

(3)	The UW cash flow represents the ground rent payable to the 32 Old Slip Fee Borrower. The contractual annual rent payment is $8,500,000 on an absolute net basis. The Ground Lease has certain contractual rent steps as described above. See “—The Property” above for details.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-52

MSBAM 2015-C24	32 Old Slip Fee

Escrows and Reserves. The 32 Old Slip Fee Borrower has agreed to use commercially reasonable efforts to cause the Ground Tenant under the Ground Lease to comply with obligations thereunder with respect to, among other things, taxes and other charges, maintenance of the improvements (including adequacy of repairs) and insurance. Notwithstanding the foregoing, if a Ground Lease Trigger Period (as defined below) exists, the lender under the 32 Old Slip Fee Mortgage Loan may, at its option, require the 32 Old Slip Fee Borrower to establish promptly and maintain with the lender reserves for annual real estate taxes, annual insurance premiums and capital expenditures as determined by the lender exercising its then current underwriting standards with respect to reserves it employs for secondary market loans, taking into account the rents being received under the leases.

A “Ground Lease Trigger Period”

(i) commences upon the earlier of a monetary event of default under the Ground Lease or the 180th day after a material non-monetary event of default under the Ground Lease and continues until the date on which any such default has been cured (or waived by the 32 Old Slip Fee Borrower with the consent of the lender under the 32 Old Slip Fee Mortgage Loan (if required under the loan documents)),

(ii) commences upon (x) the Ground Tenant giving written notice of its intention to terminate the Ground Lease pursuant to or in accordance with the terms of the Ground Lease or (y) the Ground Tenant or the 32 Old Slip Fee Borrower attempting to terminate or cancel the Ground Lease through legal action without the consent of the lender under the 32 Old Slip Fee Mortgage Loan and continues until the date on which the Ground Tenant (or 32 Old Slip Fee Borrower, as applicable) has revoked or rescinded any termination or cancellation notice, or has terminated such legal action with prejudice, as applicable, and the initiating party has reaffirmed the Ground Lease as being in full force and effect, or

(iii) commences upon (x) any termination or cancellation of the Ground Lease (including, without limitation, rejection in a bankruptcy or similar insolvency proceeding) and/or the Ground Lease failing to otherwise be in full force and effect or (y) any bankruptcy or similar insolvency of the Ground Tenant and continues until the date on which, in connection with any bankruptcy or insolvency proceedings involving the Ground Tenant and/or the Ground Lease, the Ground Tenant either (1) is no longer insolvent or subject to bankruptcy or insolvency proceedings and (A) the Ground Lease is in full force and effect or (B) the entire 32 Old Slip Fee Property has been re-let pursuant to a replacement ground lease in accordance with the loan agreement for the 32 Old Slip Fee Mortgage Loan, the term of the replacement ground lease has commenced, and the replacement ground tenant is in possession of the 32 Old Slip Fee Property and paying rent under the replacement ground lease with no abatements or (2) is subject to such bankruptcy proceedings but has affirmed the Ground Lease (or replaced the same with a new ground lease to a ground tenant approved by the lender under the 32 Old Slip Fee Mortgage Loan) pursuant to a final non-appealable court order.

Lockbox and Cash Management. A hard lockbox is in place with respect to the 32 Old Slip Fee Mortgage Loan. The 32 Old Slip Fee Mortgage Loan has in place cash management. Funds in the lockbox account are required to be applied on each monthly payment date (or, to the extent the Ground Tenant under the Ground Lease deposits the ground rent payable thereunder into the lockbox account after the end of the immediately preceding Collection Period (defined below), on the 15th day of the calendar month following the immediately preceding Collection Period (the “Additional Disbursement”)) to pay debt service on the 32 Old Slip Fee Mortgage Loan, to disburse, during a Cash Sweep Period (other than after the occurrence of an event of default on the 32 Old Slip Fee Mortgage Loan), to the 32 Old Slip Fee Borrower funds sufficient to pay the Monthly Operating Expense Amount (as defined below) for the calendar month in which such monthly payment date occurs, to disburse, during a Casualty Cash Sweep Period (as defined below) or a REMIC Cash Sweep Period (as defined below), to a reserve account any unpaid Casualty/Condemnation Payment (as defined below) amount or REMIC Payment (as defined below) amount, respectively, and to disburse any excess to the 32 Old Slip Fee Borrower; provided, that if an event of default has occurred and is continuing under the 32 Old Slip Fee Mortgage Loan or if the 32 Old Slip Fee Mortgage Loan has not been repaid in full as of May 5, 2025, then thereafter any excess will be remitted to an account to be held by the lender as additional security for the 32 Old Slip Fee Non-Serviced Loan Combination. With respect to any Additional Disbursement, the funds in the lockbox account shall be applied (i) with respect to any debt service payment, in an amount sufficient to pay the debt service due on the monthly payment date immediately following the date of the Additional Disbursement and (ii) with respect to monthly operating expenses, provided no event of default has occurred under the 32 Old Slip Fee Mortgage Loan, in an amount sufficient to pay the monthly operating expense amount for the calendar month following the calendar month in which such Additional Disbursement occurs.

“Collection Period” with respect to any monthly payment date, is the period from and including the 5th day of the month preceding such monthly payment date to and including the 4th day of the calendar month in which such monthly payment date occurs.

A “Cash Sweep Period” will

(i)   commence upon the occurrence of an event of default under the 32 Old Slip Fee Mortgage Loan and continue until such event of default is cured,

(ii)   commence when a Casualty/Condemnation Payment is due (such period, a “Casualty Cash Sweep Period”) and continue until such amount is paid, whether from the reserve account or by the 32 Old Slip Fee Borrower,

(iii)  commence when a REMIC Payment is due (such period, a “REMIC Cash Sweep Period”) and continue until such amount is paid, whether from the reserve account or by the 32 Old Slip Fee Borrower, or

(iv)  commence on May 5, 2025 and continue until the 32 Old Slip Fee Mortgage Loan is paid in full.

“Casualty/Condemnation Payment” means, after giving effect to any release of the real property and improvements located at the 32 Old Slip Fee Property following a casualty or condemnation, in the event the 32 Old Slip Fee Non-Serviced Loan Combination fails to satisfy the requirements for the Issuing Entity to qualify as a “real estate mortgage investment conduit” within the meaning of the Internal Revenue Code of 1986, as amended (the “REMIC Requirements”) as a result of the release, the amount of the prepayment of the 32 Old Slip Fee Non-Serviced Loan Combination sufficient to satisfy the REMIC Requirements together with accrued interest to the next monthly payment date.

“REMIC Payment” means, in connection with the Ground Tenant’s modification (including alterations, additions, removal or demolition) of the improvements located at the 32 Old Slip Fee Property, if the lender under the 32 Old Slip Fee Mortgage Loan reasonably determines that the 32 Old Slip Fee Non-Serviced Loan Combination would not satisfy the REMIC Requirements when such modification is completed, the amount of the prepayment of the 32 Old Slip Fee Non-Serviced Loan Combination sufficient to satisfy the REMIC Requirements together with accrued interest to the next monthly payment date and the applicable yield maintenance premium.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-53

MSBAM 2015-C24	32 Old Slip Fee

“Monthly Operating Expense Amount” means, at any time after May 5, 2025 and at any time after the event described in clause (iii)(x) of the definition of Ground Lease Trigger Period above has occurred (until such Ground Lease Trigger Period has terminated in accordance with the loan documents), the monthly amount payable for operating expenses at the 32 Old Slip Fee Property (which will only include the improvements if the Ground Lease is no longer in full force and effect) as set forth in the annual budget approved by the lender and not otherwise reserved for and extraordinary expenses approved by the lender.

Additional Secured Indebtedness (not including trade debts). The 32 Old Slip Fee Property also secures the 32 Old Slip Fee Non-Serviced Companion Loan, with a Cut-off Date balance of $126,000,000. A portion of the 32 Old Slip Fee Non-Serviced Companion Loan was contributed to the MSBAM 2015-C23 securitization trust, and the remaining portion of the 32 Old Slip Fee Non-Serviced Companion Loan was contributed to the MSC 2015-MS1 securitization trust. The promissory notes evidencing the 32 Old Slip Fee Non-Serviced Companion Loan accrue interest at the same rate as the 32 Old Slip Fee Mortgage Loan. The 32 Old Slip Fee Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the 32 Old Slip Fee Non-Serviced Companion Loan. The holders of the 32 Old Slip Fee Mortgage Loan and the 32 Old Slip Fee Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 32 Old Slip Fee Non-Serviced Loan Combination. Notes A-3 and A-4, comprising a portion of the 32 Old Slip Fee Non-Serviced Companion Loan, represent the controlling interest in the 32 Old Slip Fee Non-Serviced Loan Combination and are held by the MSBAM 2015-C23 securitization trust. The 32 Old Slip Fee Non-Serviced Loan Combination will be serviced pursuant to the terms of the pooling and servicing agreement for the MSBAM 2015-C23 securitization trust. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The 32 Old Slip Fee Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 32 Old Slip Fee Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the 32 Old Slip Fee Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-55

MSBAM 2015-C24	626 Wilshire Boulevard

Mortgage Loan No. 5 – 626 Wilshire Boulevard

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-56

MSBAM 2015-C24	626 Wilshire Boulevard

Mortgage Loan No. 5 – 626 Wilshire Boulevard

626 Wilshire Boulevard

Floor	Tenants
11	Environmental Science Associates 11,337 SF 12/2018; Domingo, Elias & Vu 2,089 SF 5/2017
10	Vacant 9,326 SF; EN Engineering 3,905 SF 1/2020
9	Barker Pacific Group 3,553 SF 12/2015; Borton Petrini LLP 4,588 SF 1/2017; Shaelyn Pham, PhD. 875 SF 4/2017; Dr. Carol 1,600 SF 3/2025; Vacant 1,646 SF; Vacant 1,303 SF
8	Traub Lieberman 5,318 SF 12/2017; Vacant 3,015 SF; MMPI 5,223 SF 2/2017
7	Volt Information Sciences 4,412 SF 3/2016; ICPEIR 1,701 SF 2/2016; Glenn Silverii & Associates 4,349 SF 12/2015; Angeloff 889 SF MTM; E2 Consulting Engineers 2,260 SF 4/2020
6	Telehouse 13,614 SF 8/2038
5	James G. Elliot Co. 3,475 SF 8/2018; Telehouse 1,632 SF 8/2038; GMEP Engineering 1,228 SF 11/2015; Truman & Elliott 2,171 SF 6/2017; Klawiter & Associates 3,909 SF 12/2020; Non-Profit 1,352 SF 5/2016
4	Parker Stanbury 7,933 SF 7/2019; Vacant 964 SF; Kawano 517 SF MTM; Vacant 1,231 SF; GmG Exim 1,003 SF MTM; Vacant 1,615 SF
3	Crump Life Insurance Services 4,706 SF 2/2018; Golden Boy Enterprises 10,425 SF 10/2019; AT&T 96 SF 5/2020
2	CCA 9,760 SF 11/2019; Conference Room 1,514 SF; Future is Now Schools 2,488 SF 8/2016; Storage 1,932 SF MTM
1	CK Bodyworks, LLC 12,059 SF 2/2029
Patio	

Note - There is 1,932 SF of storage space on the Mezzanine level with limited access not shown.
Not including telecom and roof tenants.

Vacant | Building | MTM | 2015 – 2016 | 2017 – 2018 | 2019+

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-57

MSBAM 2015-C24	626 Wilshire Boulevard

Mortgage Loan No. 5 – 626 Wilshire Boulevard

626 Wilshire Boulevard
626 Wilshire Boulevard
Los Angeles, CA 90017
LOS ANGELES
Echo Park
Echo Park Lake
Historic Filipinotown
Barlow Respiratory Hospital
Dodger Stadium
Stadium Way
Pasadena Fwy
Radio Hill Gardens
Temple St
Hollywood Fwy
Silver Lake Medical Ctr.
Court St
Alvarado St
Glendale Blvd
Belmont Ave
Douglas St
Sunset Blvd
Figueroa Terr
Chavez Ravine
METRO GOLD LINE
Los Angeles State Historic Park
Spring St
Main St
METROLINK
Los Angeles River
Old Chinatown Central Plaza
Chinatown
Alpine St
Cesar Chavez Ave
Beverly Blvd
St. Vincent Medical Ctr.
3rd St
Bonnie Brae St
1st St
2nd St
Harbor Fwy
Figueroa St
Hill St
Broadway
Vignes St
MacArthur Park
Westlake
Westlake/MacArthur Park
Cathedral of Our Lady of The Angels
METRO
LA Dept. of Water & Power
LA Opera
Bunker Hill
Walt Disney Concert Hall
Stanley Mosk Courthouse
US Courthouse
LA Union Station
Union Station
Macy St
Santa Ana Fwy
METRO RED/PURPLE LINES
Good Samaritan Hospital
Lucas Ave
6th St
7th St
8th St
Wilshire Blvd
The Westin Bonaventure Hotel
Beaudry Ave
Financial District
Grand Ave
Museum of Contemporary Art
Civic Center
LA City Hall
Wells Fargo Center
US Bank Tower
400 Hope
Figueroa at Wilshire
LA Central Library
Metro Center
Pershing Square
Roybal Federal Bldg.
Little Tokyo
Center St
Mission Rd
777 Figueroa
Gallery Row
San Pedro St
METRO GOLD LINE
1st St
Pico/Aliso
The Los Angeles Theatre Center
Southern California Inst. of Architecture
Ritz-Carlton Los Angeles
Flower St
Hope St
Albany St
Downtown
Arts District
Santa Fe Ave
3rd St
4th St
5th St
Nokia Theatre, LA Live
Pico Blvd
Cherry St
Staples Center
BLUE, EXPO LINES
Fashion Institute of Design & Merchandising
Jewelry District
Main St
Wall St
San Julian St
Towne Ave
Stanford Ave
Central Ave
Alameda St
Anderson St
Los Angeles Convention Center
Pico
California Market Center
South Park
Olympic Blvd
Palmetto St
6th St
Agatha St
California Hospital Medical Ctr.
Fashion District
Mateo St
Industrial St
Venice Blvd
Kohler St
Harbor Fwy
Figueroa St
Grand
Los Angeles Technical Trade College
Santee St
Crocker St
10th St
12th St
14th St
14th Pl
Santa Monica Fwy
Washington Blvd
METRO BLUE LINE
23rd St
Orthopaedic Institute for Children
San Pedro
Grand Ave
Broadway
Main St
22nd St
Maple Ave
Santa Clarita
SANTA SUSANA MTS.
SAN GABRIEL MTS.
Simi Valley
VENTURA COUNTY
Thousand Oaks
SAN MONICA MTS.
Burbank
Glendale
Pasadena
LOS ANGELES
Santa Monica
Pacific Ocean
Torrance
ANAHEIM
Fullerton

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-58

MSBAM 2015-C24	626 Wilshire Boulevard

Mortgage Loan No. 5 – 626 Wilshire Boulevard

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$27,000,000			Location:	Los Angeles, CA 90017
Cut-off Date Balance:	$26,966,618			General Property Type:	Office
% of Initial Pool Balance:	2.9%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Michael Barker; Oscar De La Hoya			Year Built/Renovated:	1966/2004
Mortgage Rate:	4.335%			Size:	151,013 SF
Note Date:	6/9/2015			Cut-off Date Balance per Unit:	$179
First Payment Date:	8/1/2015			Maturity Date Balance per Unit:	$144
Maturity Date:	7/1/2025			Property Manager:	Barker Pacific Group, Inc. (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$2,212,702
Seasoning:	1 month			UW NOI Debt Yield:	8.2%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	10.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.26x
Additional Debt Type:	N/A			Most Recent NOI:	$1,849,534 (3/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,670,709 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,940,756 (12/31/2013)
Reserves(1)				Most Recent Occupancy:	90.0% (3/3/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	88.8% (12/31/2014)
RE Tax:	$83,228	$20,807	N/A	3rd Most Recent Occupancy:	86.7% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$40,100,000 (4/15/2015)
Recurring Replacements:	$200,000	$2,692	N/A	Cut-off Date LTV Ratio:	67.2%
TI/LC:	$185,723	$12,824	$462,000	Maturity Date LTV Ratio:	54.3%
Other:	$1,747,591	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,000,000	100.0%	Loan Payoff:	$18,937,794	70.1%
			Reserves:	$2,216,542	8.2%
			Closing Costs:	$397,485	1.5%
			Return of Equity:	$5,448,179	20.2%
Total Sources:	$27,000,000	100.0%	Total Uses:	$27,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The fifth largest mortgage loan (the “626 Wilshire Boulevard Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $27,000,000 that is secured by a first priority fee mortgage encumbering an 11-story office building known as 626 Wilshire Boulevard in Los Angeles, California (the “626 Wilshire Boulevard Property”). Proceeds from the 626 Wilshire Boulevard Mortgage Loan were used to pay off the previous loan, which was securitized in the LBUBS 2004-C7 securitization.

The Borrower and the Sponsor. The borrower is Golden Boy Wilshire, LLC (the “626 Wilshire Boulevard Borrower”), a single-purpose Delaware limited liability company with at least one independent director. Equity ownership in the 626 Wilshire Boulevard Borrower is majority held (93%) indirectly by Oscar De La Hoya, with minority ownership held by Wilshire Venture Associates, LLC (6%) and Christopher Rising (1%).

The sponsors and nonrecourse carve-out guarantors are Oscar De La Hoya and Michael Barker. Oscar De La Hoya is a 10-time world boxing champion and Olympic Gold medal winner who, after retiring from the sport, established several business ventures including Golden Boy Enterprises, which currently holds a diverse portfolio of investments, and Golden Boy Partners, an urban real estate development firm with strategic businesses in community development, retail and urban infill mixed-use and residential developments. Michael Barker is the Managing Director of Barker Pacific Group, Inc., a real estate management firm founded in 1983 and focused on the acquisition, development, construction management and asset management of major commercial projects. Barker Pacific Group, Inc. has completed, developed or redeveloped over $2.5 billion in commercial projects, and its portfolio includes 30 commercial real estate assets across California, Texas, Arizona, Florida and Maryland, including the 626 Wilshire Boulevard Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-59

MSBAM 2015-C24	626 Wilshire Boulevard

The Property. The 626 Wilshire Boulevard Property consists of 151,013 SF in an 11-story, Class “B” office tower with a two-level parking garage containing 136 parking spaces. The 626 Wilshire Boulevard Property was built in 1966 and most recently renovated in 2004. The 626 Wilshire Boulevard Borrower is planning approximately $1.4 million of renovations that include elevator modernization and swing stage replacement.

As of March 3, 2015, the 626 Wilshire Boulevard Property was 90.0% occupied by 35 tenants. The largest tenants are Telehouse, Golden Boy Promotions, CK Bodyworks, LLC and Environmental Science Associates with no other tenant occupying more than 6.5% of SF or representing more than 7.0% of base rent. Historical occupancy at the 626 Wilshire Boulevard Property is shown in the following table, averaging over 91% for the last eight years:

Historical Occupancy
2007	2008	2009	2010	2011	2012	2013	2014
98.4%	98.5%	88.9%	89.0%	88.3%	89.8%	86.7%	88.8%

Major Tenants.

Telehouse (15,246 SF, 10% of NRA, 13% of underwritten base rent). Telehouse leases 13,614 SF under a 40-year lease dated September 1998 that provides for a current annual base rent of $31.67 PSF, increasing to $34.60 PSF in September 2017. Telehouse has expanded to another 1,632 SF under a second lease dated April 2014 that provides for a current annual base rent of $27.30 PSF, increasing to $28.11 PSF in April 2016. Both leases expire on August 31, 2038. Telehouse has a right to terminate the initial lease no earlier than September 2023 upon 12 months’ notice and payment of a termination fee equal to one year of rent, and a right to terminate the expansion lease no earlier than May 2024 upon 12 months’ notice and payment of a termination fee equal to six months of rent. The expansion lease has one five-year renewal option. Telehouse is a global provider of premium offsite data center facilities and information and communications technology solutions with over 1000 clients. Within the United States, Telehouse operates a data center at the 626 Wilshire Boulevard Property and in two New York locations. Telehouse is owned by KDDI, a Japanese telecommunications business with an issuer rating of “AA-” from Japanese rating service Rating and Investment Information, Inc.

Golden Boy Promotions (12,357 SF, 8% of NRA, 7% of underwritten base rent). Golden Boy Promotions leases a total of 12,357 SF, which includes 1,932 SF of storage space and 1,701 SF of patio space under two leases, both expiring in October 2019. The lease encumbering 8,724 SF provides for a current annual base rent of $27.00 PSF, increasing to $27.81 PSF beginning in November 2015. The lease encumbering 1,701 SF of patio space provides for a current annual base rent of $12.00 PSF, increasing to $12.36 PSF beginning in November 2015. Golden Boy Promotions is a national boxing promotional company, established in 2001 by Oscar De La Hoya, one of the 626 Wilshire Boulevard Mortgage Loan sponsors.

CK Bodyworks (12,059 SF, 8% of NRA, 10% of underwritten base rent). CK Bodyworks, d/b/a City Athletix, leases the entire 12,059 SF on the ground floor at the 626 Wilshire Boulevard Property under a 15-year lease expiring on February 28, 2029 with two five-year renewal options. The lease provides for a current annual base rent of $31.00 PSF, increasing to $31.93 PSF in March 2017. City Athletix is a high-end boutique gym offering free weights, MATRIX brand workout machines, cardio and spin classes, Pilates, yoga and kick-boxing.

Environmental Science Associates (11,337 SF, 8% of NRA, 9% of underwritten base rent). Environmental Science Associates (“ESA”) leases 11,337 SF under a lease expiring on December 31, 2018. The lease provides for a current annual base rent of $29.50 PSF, increasing to $30.39 PSF beginning in June 2016. Founded in 1969 in California, ESA is an environmental science and planning firm with over 350 professionals, specializing in project planning, environmental analysis and assessment and regulatory compliance.

CCA (9,760 SF, 7% of NRA, 7% of underwritten base rent). Central City Association of Los Angeles (“CCA”) leases 9,760 SF under a 15-year lease expiring on November 30, 2019 with one five-year renewal option. The lease provides for a current annual base rent of $27.00 PSF, increasing to $27.81 PSF beginning in February 2016. CCA is entitled to abated rent periods from December 2015 through January 2016 and December 2016 through January 2017 when rent will be $13.91 PSF and $14.32 PSF, respectively. CCA is a local not-for-profit lobbying organization for the Los Angeles business community, advocating for land use and development reform, transportation and infrastructure, business growth, Downtown Los Angeles renaissance, film and entertainment, public safety, health and homelessness, energy and the environment.

The following table presents certain information relating to the leases at the 626 Wilshire Boulevard Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Major Tenants
Telehouse	NR/NR/NR	15,246	10%	$477,031	13%	$31.29	8/31/2038
Golden Boy Promotions	NR/NR/NR	12,357	8%	$265,780	7%	$21.51	10/31/2019
CK Bodyworks, LLC	NR/NR/NR	12,059	8%	$373,829	10%	$31.00	2/28/2029
Environmental Science Associates	NR/NR/NR	11,337	8%	$344,531	9%	$30.39	12/31/2018
CCA	NR/NR/NR	9,760	7%	$271,426	7%	$27.81	11/30/2019
Subtotal/Wtd. Avg.		60,759	41%	$1,732,597	46%	$28.52

Other Tenants		69,640	47%	$2,016,475	54%	$28.96
Vacant Space		19,100	13%	$0	0%	$0.00
Total/Wtd. Avg.(3)		149,499	100%	$3,749,072	100%	$28.75

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	Total SF and related calculations herein do not include a 1,514 SF conference room.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-60

MSBAM 2015-C24	626 Wilshire Boulevard

The following table presents certain information relating to the lease rollover schedule at the 626 Wilshire Boulevard Property:

Lease Rollover Schedule(1)(2)
Year	No. of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	6	2,409	$26.95	2%	2%	$64,915	2%	2%
2015	4	9,130	$27.48	6%	8%	$250,865	7%	8%
2016	5	9,953	$29.73	7%	14%	$295,890	8%	16%
2017	7	20,264	$29.58	14%	28%	$599,430	16%	32%
2018	3	19,518	$29.31	13%	41%	$572,152	15%	48%
2019	6	30,050	$25.09	20%	61%	$753,921	20%	68%
2020	4	10,170	$29.64	7%	68%	$301,391	8%	76%
2021	0	0	$0.00	0%	68%	$0	0%	76%
2022	0	0	$0.00	0%	68%	$0	0%	76%
2023	0	0	$0.00	0%	68%	$0	0%	76%
2024	0	0	$0.00	0%	68%	$0	0%	76%
2025	1	1,600	$37.28	1%	69%	$59,648	2%	77%
2026 & Beyond	3	27,305	$31.16	18%	87%	$850,860	23%	100%
Vacant	0	19,100	$0.00	13%	100%	$0	0%	100%
Total/Wtd. Avg.	39	149,499(4)	$28.75	100%		$3,749,072	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

(4)	Total SF does not include a 1,514 SF conference room.

The Market. The 626 Wilshire Boulevard Property is located at the southeast corner of Wilshire Boulevard and Hope Street in the Financial District of Downtown Los Angeles, California. Downtown Los Angeles has more than doubled its population since 2004 with income and education levels of its residents being higher than the averages for the City of Los Angeles and Los Angeles County. The growth of such population base has supported a significant continued expansion of retail, restaurants and bars. Estimated 2015 population within a one-, three- and five-mile radius was 67,844, 520,571 and 1,250,489, respectively. Estimated 2015 average household income within a one-, three- and five-mile radius was $45,776, $43,387 and $49,201, respectively.

Downtown Los Angeles is surrounded and defined by the Hollywood Freeway (U.S. Highway 101), the Santa Ana Freeway (Interstate 5), Santa Monica Freeway (Interstate 10) and the Harbor Freeway (Interstate 110), and is served by the regional Metro Rail system which is centered in Downtown Los Angeles. The 626 Wilshire Boulevard Property is located three blocks east of the Harbor Freeway and one block east of the 7th Street/Metro Center Metro Rail station.

The Downtown Los Angeles office submarket represents 68,820,850 SF, approximately 16.2% of the total rentable area for Los Angeles County. As of the first quarter of 2015, the Downtown Los Angeles Class “B” office submarket had total inventory of 18,994,577 SF, a vacancy rate of 11.2%, quoted rental rates of $26.04 and net absorption year to date of 31,516 SF.

The following table presents competitive office rental properties to the 626 Wilshire Boulevard Property:

Competitive Property Summary
Property Name/Address	Year Built/ Renov.	Occ.	Total GLA (SF)	Stories	Tenant Name	Lease Date/Term	Lease Area (SF)	Base Rent PSF	TI Allowance PSF
Wilshire-Grand Building 600 Wilshire Boulevard Los Angeles, CA	1981/2002	64%	311,036	16	CDM Smith	Aug-14/5.25 Yrs.	8,548	$30.00	$40.00
915 Wilshire Boulevard Los Angeles, CA	1980/1994	92%	374,000	22	EPI La Opinion CAP	Jan-15/9.0 Yrs. Jan-15/9.0 Yrs. Jun-14/7.6 Yrs.	7,411 11,718 5,270	$30.96 $31.56 $30.00	$35.00 $0.00 $28.00
Pacific Financial Center 800 West 6th Street Los Angeles, CA	1973/2011	97%	213,079	18	JCB International Credit	Mar-14/11.0 Yrs.	13,921	$25.75	$0.00
888 South Figueroa Street Los Angeles, CA	1985/NAV	95%	374,106	21	Zaccaro Morgan, LLP	Jan-15/2.7 Yrs.	4,261	$32.64	$0.00
1000 Wilshire Boulevard Los Angeles, CA	1986/NAV	82%	474,000	21	NAV NAV NAV	Sept-15/7.6 Yrs. Apr-15/11.0 Yrs. Feb-15/7.0 Yrs.	24,240 5,636 6,700	$31.75 $31.25 $32.25	$60.00 $65.00 $60.00

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-61

MSBAM 2015-C24	626 Wilshire Boulevard

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the underwritten cash flow at the 626 Wilshire Boulevard Property:

Cash Flow Analysis
	2011	2012	2013	2014	3/31/2015 TTM	UW	UW PSF
Base Rent	N/A	$3,172,548	$3,183,755	$3,135,951	$3,271,328	$4,289,275	$28.40
Total Recoveries	N/A	$641,276	$626,230	$519,626	$585,139	$671,669	$4.45
Parking Income	N/A	$266,444	$164,584	$130,640	$149,251	$149,251	$0.99
Other Income	N/A	$106,463	$132,613	$116,752	$116,784	$116,784	$0.77
Less Vacancy & Credit Loss	N/A	$0	$0	$0	$0	($561,100)	(11.3%)
Effective Gross Income	N/A	$4,186,731	$4,107,182	$3,902,969	$4,122,502	$4,665,879	$30.90
Total Operating Expenses	N/A	$2,197,704	$2,166,426	$2,232,260	$2,272,968	$2,453,177	$16.24
Net Operating Income	N/A	$1,989,027	$1,940,756	$1,670,709	$1,849,534	$2,212,702	$14.65
Capital Expenditures	N/A	$0	$0	$0	$0	$31,713	$0.21
TI/LC	N/A	$0	$0	$0	$0	$153,893	$1.02
Net Cash Flow	N/A	$1,989,027	$1,940,756	$1,670,709	$1,849,534	$2,027,096	$13.42

Occupancy %	N/A	89.8%	86.7%	88.8%	90.0%(1)	88.7%
NOI DSCR	N/A	1.24x	1.21x	1.04x	1.15x	1.37x
NCF DSCR	N/A	1.24x	1.21x	1.04x	1.15x	1.26x
NOI Debt Yield	N/A	7.4%	7.2%	6.2%	6.9%	8.2%
NCF Debt Yield	N/A	7.4%	7.2%	6.2%	6.9%	7.5%

(1)	Based on the rent roll dated March 3, 2015.

Escrows and Reserves. The 626 Wilshire Boulevard Borrower deposited $83,228 in escrow for annual real estate taxes and is required to escrow monthly 1/12 of the annual estimated tax payments. The 626 Wilshire Boulevard Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the 626 Wilshire Boulevard Borrower maintains insurance under an acceptable blanket insurance policy). The 626 Wilshire Boulevard Borrower deposited $200,000 in escrow, and is required to make monthly deposits of $2,692, for replacement reserves. The 626 Wilshire Boulevard Borrower deposited $1,495,000 in escrow for expected renovations (110% of the estimated cost), to be released upon completion thereof.

The 626 Wilshire Boulevard Borrower deposited $185,723 in escrow and is required to make monthly deposits of $12,824 for tenant improvements and leasing commissions, subject to a cap of $462,000. The 626 Wilshire Boulevard Borrower also deposited $222,591 in escrow for tenant rent abatements related to the tenants CCA, EN Engineering and Parker Stanbury, to be released pursuant to the 626 Wilshire Boulevard Mortgage Loan documents through January 2, 2019. Additionally, the 626 Wilshire Boulevard Borrower deposited $30,000 in escrow for a tenant dispute in connection with the lease with Meruelo Maddux Properties, Inc., released upon the earlier of receipt of evidence of the tenant’s relinquishment of the claim and May 22, 2019.

Lockbox and Cash Management. The 626 Wilshire Boulevard Mortgage Loan has a springing lockbox with springing cash management upon the commencement of a Cash Sweep Period (as defined below). Also during the continuance of a Cash Sweep Period, the 626 Wilshire Boulevard Borrower will be required to deposit all excess cash with respect to the 626 Wilshire Boulevard Mortgage Loan to an account to be held by the lender as additional security for the 626 Wilshire Boulevard Mortgage Loan.

A “Cash Sweep Period” will commence upon the DSCR being less than 1.15x for six consecutive months, tested quarterly, and end upon the DSCR being equal to or greater than 1.20x for six consecutive months, tested for two consecutive quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 626 Wilshire Boulevard Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-63

MSBAM 2015-C24	Georgetown Park Apartments

Mortgage Loan No. 6 – Georgetown Park Apartments

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-64

MSBAM 2015-C24	Georgetown Park Apartments

Mortgage Loan No. 6 – Georgetown Park Apartments

FLINT
Burton
Grand Blanc
Swartz Creek
Rankin
GENESEE COUNTY
Lake Fenton
Linden
Argentine
Fenton
Holly
OAKLAND COUNTY
LIVINGSTON COUNTY
Georgetown Park Apartments
2100 Georgetown Parkway
Fenton, MI 48430
Lansing 45 miles
Detroit 50 miles
Ann Arbor 30 miles
Genesee Crossing
Genesee Valley Center
Genesee Valley Golf Course
GM Flint Engine Operations
South Flint Plaza Shopping Ctr.
Bishop International Airport
Prices Airport
Grand Blanc Community College
Trillium Circle
Genesee Hills Golf Course
Genesys Regional Medical Ctr.
Warwick Hills Country Club
Springs Meadows Golf Club
Bramblewood Golf Course
Seven Lakes State Park
Holly Plaza Shopping Center
Holly St. Recr. Area
Fenton Village Marketplace
Silver Pointe Shopping Center
Tyrone Hills Golf Course
Lake Fenton
Lake Ponemah
Silver Lake
Lake Shannon
Seymour Rd
Morrish Rd
Miller Rd
Hill Rd
Linden Rd
Torrey Rd
Fenton Rd
Bristol Rd
Saginaw Rd
Dorty Hwy
Perry Rd
Grand Blanc Rd
Baldwin Rd
Thompson Rd
Lahring Rd
Silver Lake Rd
Owen Rd
Lobdell Rd
Bennett Lake Rd
White Lake Rd
Denton Hill Rd
Holly Rd
Grange Hall Rd
Fish Lake Rd
Maple St
Rood Rd
Dixie Hwy
Hogan Rd
Center Rd
Clyde Rd
Argentine Rd
69
75
475
23
54
ONTARIO
WISCONSIN
MICHIGAN
Lake Superior
Lake Michigan
Lake Huron
Lake Erie
Marquette
Sault Ste. Marie
Petoskey
Alpena
Traverse City
Green Bay
Appleton
Oshkosh
Manitowoc
Manistee
Cadillac
Ludington
Clare
Bay City
Saginaw
Sheboygan
Muskegon
Grand Rapids
Flint
Fenton
Sarnia
Sterling Hts.
Troy
Lansing
DETROIT
MILWAUKEE
Waukegan
Kalamazoo
Battle Creek
Ann Arbor
Windsor
Benton Harbor
CHICAGO
Gary
South Bend
Toledo
IN
OH
IL

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-65

MSBAM 2015-C24	Georgetown Park Apartments

Mortgage Loan No. 6 – Georgetown Park Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$26,400,000			Location:	Fenton, MI 48430
Cut-off Date Balance:	$26,400,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.8%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Haley Communities Limited Partnership Fund No. 2			Year Built/Renovated:	1988/N/A
				Size:	480 Units
Mortgage Rate:	4.360%			Cut-off Date Balance per Unit:	$55,000
Note Date:	5/29/2015			Maturity Date Balance per Unit:	$45,654
First Payment Date:	7/1/2015			Property Manager:	Dial Equities, Inc.
Maturity Date:	6/1/2025
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	12 months			UW NOI:	$2,113,918
Seasoning:	2 months			UW NOI Debt Yield:	8.0%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity:	9.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.70x (IO) 1.26x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$2,504,678 (3/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,492,037 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,412,045 (12/31/2013)
Reserves(1)				Most Recent Occupancy:	92.4% (5/6/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.5% (12/31/2014)
RE Tax:	$436,698	$43,670	N/A	3rd Most Recent Occupancy:	97.3% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$33,200,000 (5/5/2015)
Recurring Replacements:	$0	$10,000	N/A	Cut-off Date LTV Ratio:	79.5%
Deferred Maintenance:	$49,956	$0	N/A	Maturity Date LTV Ratio:	66.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,400,000	77.3%	Purchase Price:	$33,000,000	96.6%
Borrower Equity:	$7,767,243	22.7%	Reserves:	$486,655	1.4%
			Closing Costs:	$680,588	2.0%
Total Sources:	$34,167,243	100.0%	Total Uses:	$34,167,243	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The sixth largest mortgage loan (the “Georgetown Park Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $26,400,000 that is secured by a first priority fee mortgage encumbering a garden-style multifamily property with a total of 480 apartments in Fenton, MI (the “Georgetown Park Apartments Property”). The proceeds of the Georgetown Park Apartments Mortgage Loan were used to acquire the Georgetown Park Apartments Property for a purchase price of approximately $33,000,000.

The Borrower and the Sponsor. The co-borrowers are Georgetown HC2, LLC (“Georgetown HC2”), as fee owner, and GPA Exchange, LLC (“GPA” and, together with Georgetown HC2, the “Georgetown Park Apartments Borrower”), holding a leasehold interest. Each of the co-borrowers is a single-purpose Delaware limited liability company with one independent director. Georgetown HC2 is owned by TitleCore Exchange, LLC (“TitleCore”). GPA is indirectly owned by Haley Communities Limited Partnership Fund No. 2 (“HCLP Fund No. 2”), the nonrecourse carve-out guarantor, and is indirectly partially owned and controlled by Daniel P. Clatanoff, Carl J. Troia, Jr., Shirley H. Overly and Douglas S. Hastings. TitleCore must transfer all of its interest in Georgetown within 185 days of May 29, 2015, to (i) Venues HC2, LLC in the event the Section 1031 tax deferred exchange (“Reverse 1031 Exchange”) occurs, or (ii) to HCLP Fund No. 2 in the event the Reserve 1031 Exchange does not occur. TitleCore must transfer all of its interest in Georgetown to HCLP Fund No. 2 as soon as commercially possible following termination of the ground lease.

As of December 31, 2014, HCLP Fund No. 2 reported current assets of approximately $11.0 million, total assets of approximately $166.0 million, total current liabilities and long-term debt of approximately $126.0 million and partner’s capital of approximately $40.0 million. As of December 31, 2014, HCLP Fund No. 2 reported the acquisition of 11 apartment communities during 2013 and 2014.

The Property. The Georgetown Park Apartments Property consists of 20 three-story buildings containing 480 one- and two-bedroom residential units that were constructed in two phases in 1988 (288 units) and 1998 (192 units). There is one one-bedroom floorplan and four two-bedroom floorplans. There are 966 parking spaces, of which approximately 480 are covered. Common amenities include a clubhouse, a swimming pool, a laundry facility (approximately 192 apartments have washers and dryers), a tennis court, a basketball court, BBQ grills, a playground and a fitness center.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-66

MSBAM 2015-C24	Georgetown Park Apartments

The following table presents certain information relating to the apartment mix at the Georgetown Park Apartments Property:

Unit Mix
Apartment Type	Number of Units	Avg. Size (SF)	Rent Range	Avg. Rent
One Bedroom/One Bath	30	1,100	$710 - $865	$783
Two Bedroom/Two Bath	450	1,109	$589 - $1,069	$726

The Market. The Georgetown Park Apartments Property is located in Fenton, Genesee County, Michigan, within the Flint, Michigan core-based statistical area, approximately 14 miles south of the Flint central business district. The appraiser notes that in addition to local employers, including General Motors, Genesys Regional Medical Center, Hurley Medical Center, McLaren Health Care Corporation and the University of Michigan - Flint, many Genesee Country residents commute to work in the nearby regions of Detroit, Ann Arbor and Lansing. As of March 31, 2015, the Flint apartment market had a 3% vacancy rate and an average monthly rental rate of $575. The Flint metropolitan statistical area unemployment rate as of March 2015 was estimated at 6.3%, down from an estimated unemployment rate of 15.1% in March 2010.

Comparable rental properties to the Georgetown Park Apartments Property are presented in the following table:

Competitive Property Summary
Property Name/Address	Year Built	Units	Occupancy	Unit Type	Unit Size (SF)	Quoted Rent per Month	Concessions
Fairfield Apartments 16000 Silver Parkway Fenton, MI	2002	102	97%	1 BR/1 BA 2 BR/2 BA	850 1,100 - 1,125	$850 $930 - $950	None
Pheasant Run Manor 1500 North Towne Commons Blvd. Fenton, MI	2000	196	99%	1 BR/1 BA 2 BR/1 BA	790 888	$650 $650	None
Silver Lake Arbors 3800 Arbor Drive Fenton, MI	1997	140	97%	1 BR/1 BA 2 BR/2 BA	850 1,110	$800 $850	None
Silver Lake Hills 3200 Silver Lake Hills Fenton, MI	2002	288	97%	1 BR/1 BA 2 BR/2 BA	800 - 900 800 - 1,450	$709 - $759 $749 - $959	None
Holly Ridge 3512 Grange Hall Road Holly, MI	1968	120	97%	1 BR/1 BA 2 BR/2 BA	650 750	$550 $625	None

Source: Appraisal

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the Underwritten Cash Flow at the Georgetown Park Apartments Property:

Cash Flow Analysis
	2011	2012	2013	2014	3/31/2015 TTM	UW	UW per Unit
Base Rent	$3,672,907	$3,861,095	$4,005,182	$4,157,853	$4,179,974	$4,199,904	$8,750
Total Recoveries	$0	$0	$0	$0	$0	$0	$0
Other Income	$635,706	$642,122	$650,334	$617,118	$618,980	$606,146	$1,263
Discounts Concessions	($86,828)	($52,222)	($18,609)	($11,522)	($9,720)	($9,720)	($20)
Less Vacancy & Credit Loss	($271,380)	($240,839)	($203,626)	($267,382)	($279,424)	($281,394)	($586)
Effective Gross Income	$3,950,405	$4,210,156	$4,433,281	$4,496,067	$4,509,810	$4,514,936	$9,406
Total Expenses	$1,898,622	$1,978,042	$2,021,236	$2,004,030	$2,005,132	$2,401,018	$5,002
Net Operating Income	$2,051,783	$2,232,114	$2,412,045	$2,492,037	$2,504,678	$2,113,918	$4,404
Capital Expenditures	$0	$0	$0	$0	$0	$129,245	$269
Net Cash Flow	$2,051,783	$2,232,114	$2,412,045	$2,492,037	$2,504,678	$1,984,674	$4,135

Occupancy %	N/A	N/A	97.3%	93.5%	92.4%(1)	93.3%
NOI DSCR	1.30x	1.41x	1.53x	1.58x	1.59x	1.34x
NCF DSCR	1.30x	1.41x	1.53x	1.58x	1.59x	1.26x
NOI Debt Yield	7.8%	8.5%	9.1%	9.4%	9.5%	8.0%
NCF Debt Yield	7.8%	8.5%	9.1%	9.4%	9.5%	7.5%

(1)	Based on the rent roll dated May 6, 2015.

Escrows and Reserves. The Georgetown Park Apartments Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Georgetown Park Apartments Borrower maintains insurance under an acceptable blanket insurance policy). The Georgetown Park Apartments Borrower is required to make monthly deposits of $10,000 for replacement reserves (which amount may be increased by the lender if the lender determines that an increase is necessary to fund the cost of likely replacements and related contingencies at the Georgetown Park Apartments Property).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C24	Georgetown Park Apartments

Lockbox and Cash Management. A springing hard lockbox is in place with respect to the Georgetown Park Apartments Mortgage Loan (i.e., upon the initial occurrence of an event of default under the Georgetown Park Apartments Mortgage Loan, the Georgetown Park Apartments Borrower has agreed to establish and maintain a hard lockbox following the occurrence of such event of default). The Georgetown Park Apartments Mortgage Loan has springing cash management (i.e., the Georgetown Park Apartments Mortgage Loan has cash management only after the first occurrence of an event of default under the Georgetown Park Apartments Mortgage Loan). Following the first occurrence of an event of default under the Georgetown Park Apartments Mortgage Loan, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Georgetown Park Apartments Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves” and to disburse the excess to an account to be held by the lender as additional security for the Georgetown Park Apartments Mortgage Loan (unless the event of default has been cured to the satisfaction of the lender, in which event the excess will be disbursed to the Georgetown Park Apartments Borrower).

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Georgetown Park Apartments Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance reasonably satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Georgetown Park Apartments Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-69

MSBAM 2015-C24	ExchangeRight Portfolio 9

Mortgage Loan No. 7 – ExchangeRight Portfolio 9

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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MSBAM 2015-C24	ExchangeRight Portfolio 9

Mortgage Loan No. 7 – ExchangeRight Portfolio 9

CANADA
MANITOBA
Winnipeg
QUEBEC
NEW BRUNSWICK
Québec
Montreal
Ottawa
ONTARIO
Lake Superior
Lake Huron
Lake Michigan
Toronto
L. Ontario
Lake Erie
ND
SD
MN
NE
IA
WI
MI
ME
VT
NH
MA
RI
CT
NY
PA
NJ
MD
DE
OH
IN
IL
KS
MO
WV
VA
KY
NC
TN
OK
AR
MS
AL
GA
SC
TX
LA
FL
Minneapolis
St. Paul
Eau Claire
Milwaukee
Racine
Kenosha
Chicago
Detroit
Toledo
Cleveland
Pittsburgh
Buffalo
Boston
New York
Mt. Joy
Philadelphia
Baltimore
Washington DC
Omaha
Des Moines
Marion
Columbus
Indianapolis
Cincinnati
Kansas City
Topeka
St. Louis
Louisville
Lexington
Evansville
Norfolk
Virginia Beach
Wichita
Burlington
Raleigh
Statesville
Clarksville
Nashville
Spring Hill
Boiling Springs
Charlotte
Tulsa
Conway
Memphis
Oklahoma City
Fort Smith
Little Rock
Pine Bluff
Atlanta
Sumter
Charleston
Birmingham
Fort Worth
Dallas
Jackson
Baton Rouge
New Orleans
Pensacola
Jacksonville
Austin
San Antonio
Houston
Orlando
Tampa
Miami
Gulf of Mexico
Atlantic Ocean
BAHAMAS
CUBA
0
100
200
Miles

ExchangeRight Portfolio 9

1	Hobby Lobby	Statesville, NC	12	Dollar General	Toledo, OH
2	CVS Pharmacy	Houston, TX	13	Napa	Racine, WI
3	Dollar General	Burlington, NC	14	AutoZone	San Antonio, TX
4	Advance Auto Parts	Avon, OH	15	Napa	Kenosha, WI
5	Advance Auto Parts	Natrona Heights, PA	16	Dollar General	Sheffield Lake, OH
6	Advance Auto Parts	Mt. Joy, PA	17	Dollar General	Conway, AR
7	AutoZone	Spring Hill, TN	18	Dollar General	Pine Bluff, AR
8	Advance Auto Parts	Eau Claire, WI	19	Dollar General	Marion, OH
9	TCF National Bank	Kenosha, WI	20	Dollar General	Boiling Springs, SC
10	Dollar General	Pensacola, FL	21	Dollar General	Fort Smith, AR
11	AutoZone	Clarksville, TN	22	AutoZone	Sumter, SC

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-71

MSBAM 2015-C24	ExchangeRight Portfolio 9

Mortgage Loan No. 7 – ExchangeRight Portfolio 9

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance:	$25,518,669			Location:	Various
Cut-off Date Balance:	$25,518,669			General Property Type(2):	Retail
% of Initial Pool Balance:	2.7%			Detailed Property Type(2):	Free Standing
Loan Purpose:	Acquisition			Title Vesting(2):	Fee
Sponsors:	David Fisher; Joshua Ungerecht; Warren Thomas			Year Built/Renovated:	Various/N/A
				Size:	229,023 SF
Mortgage Rate:	4.153%			Cut-off Date Balance per Unit:	$111
Note Date:	4/21/2015			Maturity Date Balance per Unit:	$111
First Payment Date:	6/1/2015			Property Manager:	ExchangeRight Asset Management, LLC
Maturity Date:	5/1/2025
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$2,348,068
Seasoning:	3 months			UW NOI Debt Yield:	9.2%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NOI Debt Yield at Maturity:	9.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	2.03x
Additional Debt Type:	N/A			Most Recent NOI(3):	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(3):	N/A
Reserves(1)				Most Recent Occupancy:	100.0% (8/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2014)
RE Tax:	$165,776	$32,892	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$42,331,115 (Various)
Recurring Replacements:	$136,850	$332	N/A	Cut-off Date LTV Ratio:	60.3%
Immediate Repairs	$84,109	$0	N/A	Maturity Date LTV Ratio:	60.3%
TI/LC	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,518,669	58.7%	Purchase Price:	$42,362,948	97.5%
Borrower Equity:	$17,936,643	41.3%	Reserves:	$386,735	0.9%
			Closing Costs:	$705,629	1.6%
Total Sources:	$43,455,312	100.0%	Total Uses:	$43,455,312	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The ExchangeRight Portfolio 9 Mortgage Loan is secured by fee mortgages encumbering 21 free-standing retail properties and land under one free-standing retail property.

(3)	Due to the ExchangeRight Portfolio 9 Properties being recent acquisitions, historical operating statements are not available.

The Mortgage Loan. The seventh largest mortgage loan (the “ExchangeRight Portfolio 9 Mortgage Loan”) is evidenced by a promissory note in the principal amount of $25,518,669 that is secured by the first priority fee mortgages encumbering 21 free-standing retail properties and land under one free-standing retail property located in nine different states (collectively, the “ExchangeRight Portfolio 9 Properties”). The proceeds of the ExchangeRight Portfolio 9 Mortgage Loan, with additional borrower equity of $17,936,643, were used to acquire the ExchangeRight Portfolio 9 Properties for a purchase price of $42,362,948.

The Borrower and the Sponsor. The borrower is ExchangeRight Net Leased Portfolio 9 DST (the “ExchangeRight Portfolio 9 Borrower”), a Delaware Statutory Trust (“DST”) that is a single-purpose bankruptcy-remote entity.

The sponsors and nonrecourse carve-out guarantors of the ExchangeRight Portfolio 9 Mortgage Loan are David Fisher, Joshua Ungerecht and Warren Thomas. All three are founders and managing members of ExchangeRight Real Estate, an investment firm that specializes in the acquisition of free-standing net-leased properties backed by investment grade corporations. The guarantors are required to maintain ownership of 1.0% of the DST interests in the ExchangeRight Portfolio 9 Borrower at all times. As of May 2015, ExchangeRight Real Estate had over 120 properties totaling over $200 million under management.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-72

MSBAM 2015-C24	ExchangeRight Portfolio 9

The Properties. The ExchangeRight Portfolio 9 Properties consist of 21 free-standing retail properties and land under one free-standing retail property totaling 229,023 SF. No single property represents more than 15.7% of the portfolio’s underwritten net cash flow. In addition, 67.7% of the total SF and 77.8% of the total underwritten net cash flow is generated from investment-grade tenants. The properties were built between 1980 and 2015, with 14 of the 22 properties having been constructed since 2010, and six of the 22 properties having been constructed in 2014 and 2015. All tenants are on long-term leases, with the first lease expiration in 2025, and all leases include extension options. None of the leases have termination options other than in the case of a violation of exclusivity.

The following table sets forth further information regarding the ExchangeRight Portfolio 9 Properties:

Property Summary
Property Name	Total SF	% of Total	Allocated Loan Amount	% of Total	Year Built	Appraised Value	Tenant Lease Expiration	UW Net Cash Flow	% of Total
Hobby Lobby - Statesville, NC	55,000	24.0%	$3,990,000	15.6%	2014	$6,650,000	2/1/2030	$341,379	15.7%
CVS Pharmacy - Houston, TX	10,127	4.4%	$2,820,000	11.1%	2003	$4,700,000	1/1/2026	$223,863	10.3%
Dollar General - Burlington, NC	12,382	5.4%	$1,440,000	5.6%	2012	$2,400,000	11/30/2027	$125,413	5.8%
Advance Auto Parts - Avon, OH	6,831	3.0%	$1,254,000	4.9%	2014	$2,090,000	9/1/2029	$107,780	4.9%
Advance Auto Parts - Natrona Heights, PA	6,400	2.8%	$1,185,000	4.6%	2012	$1,975,000	8/31/2027	$97,062	4.5%
Advance Auto Parts - Mt. Joy, PA	6,896	3.0%	$1,140,000	4.5%	2013	$1,900,000	10/31/2028	$95,386	4.4%
AutoZone - Spring Hill, TN	7,540	3.3%	$1,095,000	4.3%	2005	$1,825,000	7/31/2025	$91,133	4.2%
Advance Auto Parts - Eau Claire, WI	6,895	3.0%	$1,035,000	4.1%	2013	$1,725,000	6/30/2028	$87,857	4.0%
TCF National Bank - Kenosha, WI(1)	4,580	2.0%	$984,000	3.9%	2006	$1,640,000	12/31/2026	$80,949	3.7%
Dollar General - Pensacola, FL	9,014	3.9%	$960,000	3.8%	2011	$1,600,000	5/31/2026	$86,312	4.0%
AutoZone - Clarksville, TN	7,370	3.2%	$960,000	3.8%	2006	$1,600,000	1/31/2026	$80,586	3.7%
Dollar General - Toledo, OH	9,002	3.9%	$918,000	3.6%	2013	$1,530,000	10/31/2028	$79,942	3.7%
Napa - Racine, WI	10,086	4.4%	$852,900	3.3%	1990	$1,421,500	1/31/2025	$75,474	3.5%
AutoZone - San Antonio, TX	5,418	2.4%	$840,000	3.3%	1997	$1,400,000	8/31/2025	$69,738	3.2%
Napa - Kenosha, WI	8,940	3.9%	$830,769	3.3%	1980	$1,384,615	1/31/2025	$67,123	3.1%
Dollar General - Sheffield Lake, OH	9,100	4.0%	$825,000	3.2%	2014	$1,375,000	8/31/2029	$71,656	3.3%
Dollar General - Conway, AR	9,026	3.9%	$792,000	3.1%	2011	$1,320,000	9/30/2026	$73,029	3.3%
Dollar General - Pine Bluff, AR	10,640	4.6%	$783,000	3.1%	2015	$1,105,000	2/1/2030	$71,484	3.3%
Dollar General - Marion, OH	9,100	4.0%	$780,000	3.1%	2014	$1,300,000	12/1/2029	$69,920	3.2%
Dollar General - Boiling Springs, SC	9,014	3.9%	$750,000	2.9%	2010	$1,250,000	5/1/2025	$72,269	3.3%
Dollar General - Fort Smith, AR	9,002	3.9%	$750,000	2.9%	2014	$1,250,000	10/1/2029	$67,232	3.1%
AutoZone - Sumter, SC	6,660	2.9%	$534,000	2.1%	1986	$890,000	8/31/2025	$44,608	2.0%
Total	229,023	100.0%	$25,518,669	100.0%		$42,331,115		$2,180,196	100.0%

(1)	The tenant information above for TCF National Bank - Kenosha, WI represents a lease of the ground lessee’s non-collateral improvements and is provided for informational purposes only.

Major Portfolio Tenants.

Dollar General (86,280 SF, 37.7% of portfolio NRA, 32.9% of portfolio underwritten net cash flow). Dollar General is a bargain-retail chain selling a range of consumables, home products, apparel and accessories, seasonal items and electronics. They are also the largest discount retailer in the United States by number of stores with 12,000 neighborhood stores in 43 states. Dollar General Corporation guarantees all nine Dollar General leases within the ExchangeRight Portfolio 9 Properties. Dollar General Corporation is rated “Baa3” by Moody’s and “BBB-” by S&P.

Hobby Lobby (55,000 SF, 24.0% of portfolio NRA, 15.7% of portfolio underwritten net cash flow). Hobby Lobby is a national retailer offering more than 70,000 arts, crafts, hobbies, home decor and holiday and seasonal products. Hobby Lobby, headquartered in Oklahoma City, OK, operates over 600 stores across the nation.

Advance Auto Parts (27,022 SF, 11.8% of portfolio NRA, 17.8% of portfolio underwritten net cash flow). Advance Auto Parts, one of the largest automotive aftermarket parts providers in North America, serves both the professional installer and do-it-yourself customers. Founded in 1932, Advance Auto Parts operates over 5,200 stores and serves approximately 1,300 independently owned Car-quest branded stores in the United States, Puerto Rico, the U.S. Virgin Islands and Canada. Advance Auto Parts currently employs approximately 74,000 people worldwide. Advance Auto Parts is rated “Baa3” by Moody’s and “BBB-” by S&P.

AutoZone (26,988 SF, 11.8% of portfolio NRA, 13.1% of portfolio underwritten net cash flow). AutoZone (NYSE: AZO) is a national retailer and distributor of automotive replacement parts and accessories with more than 5,000 stores in the U.S., Puerto Rico, Mexico, and Brazil. Each store carries an extensive line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured hard parts, maintenance items and accessories. Founded in 1979, AutoZone was recently included in the 2015 Fortune 500 list. AutoZone Inc. guarantees all nine AutoZone leases within the ExchangeRight Portfolio 9 Properties. AutoZone Inc. is rated “BBB” by Fitch, “Baa1” by Moody’s and “BBB” by S&P.

Napa (19,026 SF, 8.3% of portfolio NRA, 6.5% of portfolio underwritten net cash flow). Napa is an automotive retailer distributing replacement parts, accessories and service items in North America. Founded over 85 years ago, Napa has an extensive inventory, with over 422,000 parts and accessories for automotive and industrial applications. Napa has over 6,100 stores and 64 distribution centers nationwide.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-73

MSBAM 2015-C24	ExchangeRight Portfolio 9

The following table presents a summary regarding major tenants at the ExchangeRight Portfolio 9 Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	No. of Properties	Total Tenant SF	% of Total	Total UW NCF	% of Total	Competitive Set Rent Range PSF(2)	Property UW Rent Range PSF	2014 Sales PSF
Dollar General	NR/Baa3/BBB-	9	86,280	37.7%	$717,257	32.9%	$7.90 - $15.14	$8.22 - $12.32	N/A
Hobby Lobby	NR/NR/NR	1	55,000	24.0%	$341,379	15.7%	$7.50 - $9.40	$7.50	N/A
Advance Auto Parts	NR/Baa3/BBB-	4	27,022	11.8%	$388,085	17.8%	$12.00 - $22.47	$15.59 - $19.24	N/A
AutoZone	BBB/Baa1/BBB	4	26,988	11.8%	$286,065	13.1%	$7.27 - $24.80	$8.34 - $15.84	N/A
Napa	NR/NR/NR	2	19,026	8.3%	$142,597	6.5%	$9.16 - $22.43	$9.16 - $9.26	N/A
CVS Pharmacy	NR/Baa1/BBB+	1	10,127	4.4%	$223,863	10.3%	$26.58 - $37.40	$26.89	N/A
TCF National Bank(3)	BBB-/Baa2/BBB	1	4,580	2.0%	$80,949	3.7%	$1.18 - $2.92	$2.46	N/A

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Competitive Set Rent Range PSF is based on the appraisal.

(3)	The tenant information above for TCF National Bank represents a lease of the ground lessee’s non-collateral improvements and is provided for informational purposes only. The market and property rent PSF is based on the site area and not the building area. Building area property rent for TCF is $21.70 PSF.

The Market. The ExchangeRight Portfolio 9 Properties are located in nine states, consisting of North Carolina, Ohio, Wisconsin, Texas, Arkansas, Pennsylvania, Tennessee, South Carolina and Florida. According to the appraisal, there are a limited number of directly competitive properties to the ExchangeRight Portfolio 9 Properties and no new supply of directly competitive properties is expected in any of the respective markets.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the ExchangeRight Portfolio 9 Properties:

Cash Flow Analysis(1)
	2011	2012	2013	2014	2015	UW	UW PSF
Base Rent	N/A	N/A	N/A	N/A	N/A	$2,662,208	$11.62
Total Recoveries	N/A	N/A	N/A	N/A	N/A	$0	$0.00
Other Income	N/A	N/A	N/A	N/A	N/A	$0	$0.00
Discounts Concessions	N/A	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	N/A	($266,222)	($1.16)
Effective Gross Income	N/A	N/A	N/A	N/A	N/A	$2,395,986	$10.46
Total Operating Expenses	N/A	N/A	N/A	N/A	N/A	$47,918	$0.21
Net Operating Income	N/A	N/A	N/A	N/A	N/A	$2,348,068	$10.25
TI/LC	N/A	N/A	N/A	N/A	N/A	$133,589	$0.58
Capital Expenditures	N/A	N/A	N/A	N/A	N/A	$34,283	$0.15
Net Cash Flow	N/A	N/A	N/A	N/A	N/A	$2,180,196	$9.52

Occupancy %	N/A	N/A	N/A	N/A	N/A	90.0%
NOI DSCR	N/A	N/A	N/A	N/A	N/A	2.19x
NCF DSCR	N/A	N/A	N/A	N/A	N/A	2.03x
NOI Debt Yield	N/A	N/A	N/A	N/A	N/A	9.2%
NCF Debt Yield	N/A	N/A	N/A	N/A	N/A	8.5%

(1)	Due to the ExchangeRight Portfolio 9 Properties being recent acquisitions, historical operating statements are not available.

Escrows and Reserves. The ExchangeRight Portfolio 9 Borrower deposited $165,776 in escrow at origination for taxes and is required to deposit 1/12 of the estimated annual taxes monthly and 1/12 of the estimated annual insurance premiums monthly (unless the ExchangeRight Portfolio 9 Borrower is covered under a “blanket policy” acceptable to the lender). The ExchangeRight Portfolio 9 Borrower deposited $84,109 in escrow at origination for immediate repairs. Additionally, the ExchangeRight Portfolio 9 Borrower deposited $136,850 in escrow at origination, and is required to deposit monthly $332, for replacement reserves. Upon the occurrence of the DSCR dropping below 1.45x on a trailing 12-month basis, the ExchangeRight Portfolio 9 Borrower will be required to deposit into the leasing reserve account $6,072 on each payment date.

Lockbox and Cash Management. A hard lockbox is in place for the ExchangeRight Portfolio 9 Mortgage Loan. The ExchangeRight Portfolio 9 Mortgage Loan has springing cash management upon the commencement of a Cash Sweep Period (defined below). Also during a Cash Sweep Period, the ExchangeRight Portfolio 9 Borrower will be required to deposit all excess cash with respect to the ExchangeRight Portfolio 9 Mortgage Loan to an account to be held by the lender as additional security for the ExchangeRight Portfolio 9 Mortgage Loan.

A “Cash Sweep Period” will commence upon the date that the DSCR is less than 1.25x for the trailing 12-month period for one calendar quarter. A Cash Sweep Period will end upon the date that the DSCR equals or exceeds 1.35x for the trailing 12-month period for two calendar quarters.

Additional Secured Indebtedness (not including trade debts). Not permitted

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The ExchangeRight Portfolio 9 Borrower is required to maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-74

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-75

MSBAM 2015-C24	The Westfield Shops

Mortgage Loan No. 8 – The Westfield Shops

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-76

MSBAM 2015-C24	The Westfield Shops

Mortgage Loan No. 8 – The Westfield Shops

The Westfield Shops
457 East Main Street, Route 20
Westfield, MA 01085
Easthampton
South Hadley
Southampton
Holyoke
HAMPSHIRE COUNTY
HAMPDEN COUNTY
HARTFORD COUNTY
Russell
Chicopee
Westfield-Barnes Airport
Massachusetts Turnpike
Mass Pike
SPRINGFIELD
West Springfield
Westfield
Granville
Southwick
Feeding Hills
Agawam
Longmeadow
MASSACHUSETTS
CONNECTICUT
Granby
Suffield
Enfield
Congamond Lake
Boston 88 miles
Hartford 19 miles
Westfield State College
Noble Hospital
Stanley Park
Hawks Nest Conservation Area
Tekoa Country Club
Southampton Country Club
Holyoke Community College
Holyoke Medical Center
Holyoke Mall
Anniversary Hill Park
Pequot Pond
Ashley Reservoir
East Mountain Country Club
Elms College
Riverdale Shops
Springfield Country Club
Baystate Medical Center
Eastern States Exposition
Naismith Mem. Basketball Hall of Fame
Robinson State Park
Agawam Municipal Golf Course
Saint Anne Country Club
Southwick Country Club
Southwick Wildlife Management Area
Edgewood Golf Club
Crestview Country Club
Six Flags New England
Enfield Square Mall
Monotuck Park
Mountain Park
Whiting Street Reservoir
Mount Holyoke College
Connecticut River
Westfield River
AMTRAK
SPRINGFIELD AMTRAK

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-77

MSBAM 2015-C24	The Westfield Shops

Mortgage Loan No. 8 – The Westfield Shops

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Single Asset
Original Balance:	$24,700,000			Location:	Westfield, MA 01085
Cut-off Date Balance:	$24,659,179			General Property Type:	Retail
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee/Leasehold(2)
Sponsor:	Roland G. LaBonte			Year Built/Renovated:	1965/2014
Mortgage Rate:	4.605%			Size:	190,436 SF
Note Date:	6/26/2015			Cut-off Date Balance per Unit:	$129
First Payment Date:	8/6/2015			Maturity Date Balance per Unit:	$96
Maturity Date:	7/6/2025			Property Manager:	DEI Property Management, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$2,232,043
Seasoning:	1 month			UW NOI Debt Yield:	9.1%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	12.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.29x
Additional Debt Type:	N/A			Most Recent NOI:	$2,396,751 (5/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,385,073 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,430,489 (12/31/2013)
Reserves(1)				Most Recent Occupancy:	100.0% (6/18/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2014)
RE Tax:	$57,437	$57,437	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$35,800,000 (5/20/2015)
Other(1):	$500,000	Springing	$500,000	Cut-off Date LTV Ratio:	68.9%
				Maturity Date LTV Ratio:	51.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$24,700,000	100.0%	Loan Payoff:	$23,508,911	95.2%
			Reserves:	$557,437	2.3%
			Closing Costs:	$315,695	1.3%
			Return of Equity:	$317,956	1.3%
Total Sources:	$24,700,000	100.0%	Total Uses:	$24,700,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements. At loan origination, The Westfield Shops Borrower deposited $500,000 into a joint escrow for recurring replacements, tenant improvements and leasing commissions.

(2)	The Westfield Shops Property includes an approximately 16,585 SF parcel consisting of non-developable pond/swamp area which is ground leased through October 2020 at a fixed annual rent of $7,143. The parcel is not necessary for the operation of The Westfield Shops Property and it is anticipated that the borrower will allow the ground lease to expire at the end of its term, which is prior to the maturity date of The Westfield Mortgage Loan..

The Mortgage Loan. The eighth largest mortgage loan (“The Westfield Shops Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $24,700,000 that is secured by a first priority fee and leasehold mortgage encumbering an anchored retail property located in Westfield, Massachusetts (“The Westfield Shops Property”). The proceeds of The Westfield Shops Mortgage Loan were primarily used to refinance existing debt on The Westfield Shops Property, fund reserves, pay closing costs and return equity to The Westfield Shops Borrower. A previous loan secured by The Westfield Shops Property was included in the MSC 2006-HQ8 transaction.

The Borrower and Sponsor. The borrower is Devcon Shops, LLC (“The Westfield Shops Borrower”), a single-purpose Massachusetts limited liability company. The sponsor and nonrecourse carve-out guarantor is Roland G. LaBonte, a founding partner of Devcon Enterprises. Principals at Devcon Enterprises have over 40 years of combined experience in the development, leasing, brokerage, construction management, property management, asset management and financial reporting of commercial real estate. Based in West Hartford, Connecticut, Devcon Enterprises is a privately owned multi-generational family-run real estate company that buys and holds assets. Completed developments include more than 3,700 multifamily units and 2.6 million SF of retail, office and industrial property in Florida, Connecticut, New York, New Jersey, Massachusetts, Rhode Island and New Hampshire.

The Property. The Westfield Shops Property, located at 457 East Main Street, Route 20 in Westfield, Massachusetts, consists of an anchored retail property totaling 190,436 SF leased to 15 tenants. The Westfield Shops Property consists of three single-story buildings constructed in 1965 and renovated in 2014. 93.8% of tenants at The Westfield Shops Property have been in occupancy for more than 15 years. The Westfield Shops Property contains 884 surface parking spaces. The Westfield Shops Property is accessible via East Main Street and Route 20. Regional access to The Westfield Shops Property is provided by I-90 and I-91. The Westfield Shops Property is anchored by Bon-Ton and Big Y, and located along a commercial corridor that includes Home Depot, TJ Maxx, Walmart, Staples, Price Rite and Dunkin Donuts.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-78

MSBAM 2015-C24	The Westfield Shops

Major Tenants.

Bon-Ton (74,939 SF, 39% of NRA, 23% of underwritten base rent). Bon-Ton leases 74,939 SF at The Westfield Shops Property pursuant to a lease that commenced on November 1, 1998 and expires on January 31, 2022. Bon-Ton is a publicly traded, regional department store that features a range of brand-name fashion apparel, accessories, footwear, bedding, furniture, jewelry and housewares. Bon-Ton operates 275 stores throughout the northern United States. In addition to being at The Westfield Shops Property since 1998, the tenant most recently exercised an extension option in February 2014 that extended the term of its lease through January 2022 and has three five-year automatic renewal options remaining.

Big Y (65,163 SF, 34% of NRA, 37% of underwritten base rent). Big Y leases 65,163 SF at The Westfield Shops Property pursuant to a lease that Big Y assumed from a previous tenant in April 2003 and which expires on November 30, 2029. Big Y is an American supermarket chain that operates in Massachusetts and Connecticut. Big Y is headquartered in Springfield, Massachusetts. In addition to being at The Westfield Shops Property since 2003, the tenant most recently exercised an extension option in April 2014 that extended the term of its lease through November 2029 and has six five-year renewal options remaining.

CVS (10,125 SF, 5% of NRA, 8% of underwritten base rent). CVS leases 10,125 SF at The Westfield Shops Property pursuant to a lease that commenced on November 30, 1997 and expires on January 31, 2018. CVS is the second largest pharmacy chain in the United States with more than 7,600 stores. CVS sells prescription drugs with a wide assortment of general merchandise including over-the-counter drugs, beauty products and cosmetics, film and photo finishing services, seasonal merchandise, greetings cards and convenience foods. In addition to being at The Westfield Shops Property since 1997, the tenant most recently exercised an extension option in December 2011 that extended the term of its lease through January 2018 and has two five-year renewal options remaining.

Dress Barn (9,500 SF, 5% of NRA, 4% of underwritten base rent). Dress Barn leases 9,500 SF at The Westfield Shops Property pursuant to a lease that commenced on November 1, 1998 and expires on December 31, 2015. Ascena Retail Group, which does business as Dress Barn, is an American retailer of women’s clothing. In addition to being at The Westfield Shops Property since 1998, the tenant most recently exercised an extension option in July 2013 that extended the term of its lease through December 2015 and has two five-year renewal options remaining.

The following table presents a summary regarding major tenants at The Westfield Shops Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
Bon-Ton	NR/Caa2/B-	74,939	39%	$599,512	23%	$8.00	1/31/2022	$129
Big Y	NR/NR/NR	65,163	34%	$951,380	37%	$14.60	11/30/2029	$360
CVS	NR/Baa1/BBB+	10,125	5%	$197,741	8%	$19.53	1/31/2018	$1,055
Dress Barn	NR/NR/BB	9,500	5%	$104,500	4%	$11.00	12/31/2015	$74
Subtotal/Wtd. Avg.		159,727	84%	$1,853,133	73%	$11.60

Other Tenants		30,709	16%	$698,487	27%	$22.75
Vacant Space		0	0%	$0	0%	$0.00
Total/Wtd. Avg.		190,436	100%	$2,551,620	100%	$13.40

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-79

MSBAM 2015-C24	The Westfield Shops

The following table presents certain information relating to the lease rollover schedule at The Westfield Shops Property:

Lease Rollover Schedule(1)
Year	No. of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2015	1	9,500	$11.00	5%	5%	$104,500	4%	4%
2016	2	4,150	$20.46	2%	7%	$84,900	3%	7%
2017(2)	3	6,689	$29.86	4%	11%	$223,215	9%	16%
2018	3	13,575	$20.60	7%	18%	$279,585	11%	27%
2019	0	0	$0.00	0%	18%	$0	0%	27%
2020	2	5,620	$21.38	3%	21%	$120,170	5%	32%
2021	1	5,800	$13.51	3%	24%	$78,358	3%	35%
2022	2	79,939	$8.88	42%	66%	$709,512	28%	63%
2023	0	0	$0.00	0%	66%	$0	0%	63%
2024	0	0	$0.00	0%	66%	$0	0%	63%
2025	0	0	$0.00	0%	66%	$0	0%	63%
2026	0	0	$0.00	0%	66%	$0	0%	63%
2027	0	0	$0.00	0%	66%	$0	0%	63%
2028 & Beyond	1	65,163	$14.60	34%	100%	$951,380	37%	100%
Vacant	0	0	$0.00	0%	100%	$0	0%	100%
Total/Wtd. Avg.	15	190,436	$13.40	100%		$2,551,620	100%

(1)	Information is based on the underwritten rent roll.
(2)	Includes ATM space which is excluded from the UW Rent PSF Rolling calculation.

The Market. The Westfield Shops Property is located in Westfield, Hampden County, Massachusetts. The Westfield Shops Property is situated in the Greater Hartford market. The market’s first quarter 2015 vacancy rate was 5.3%, with asking rent of $12.77 PSF on a triple-net basis. The Westfield Shops Property is located within the Hampden County submarket, which features 26.5 million SF of retail space with a vacancy rate of 5.2% as of the first quarter of 2015. The current population and median household income within a five-mile radius of The Westfield Shops Property were 77,655 people and $64,797, respectively.

The following chart presents certain information relating to competitive retail properties in the submarket:

Competitive Property Summary
Property Name	Address	Size (SF)	Occupancy
Westgate Plaza	231 East Main St, Westfield, MA	100,526	97%
Home Depot	514 East Main St, Westfield, MA	77,900	100%
291-311 East Main Street	291-311 East Main St, Westfield, MA	97,078	78%
Little River Plaza	587 East Main St, Westfield, MA	56,853	61%
Super Stop & Shop	57 Main St, Westfield, MA	64,414	100%
Big Y Plaza	5 East Silver St, Westfield MA	70,665	100%
Walmart	141 Springfield Rd, Westfield, MA	126,708	100%
Big Y	185-201 College Hwy, Southwick, MA	106,042	100%
Century Shopping Center	219-503 Memorial Ave, West Springfield, MA	210,000	79%
Union Parkade	1150 Union St, West Springfield, MA	144,350	82%
Riverdale Shops	935 Riverdale St, West Springfield, MA	273,928	95%

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-80

MSBAM 2015-C24	The Westfield Shops

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Westfield Shops Property:

Cash Flow Analysis
	2011	2012	2013	2014	5/31/2015 TTM	UW	UW PSF
Base Rent	N/A	$2,459,486	$2,560,650	$2,546,065	$2,548,655	$2,551,620	$13.40
Total Recoveries	N/A	$968,247	$991,542	$1,043,693	$1,052,136	$1,052,136	$5.52
Other Income(1)	N/A	$0	$0	$5,500	$2,500	$0	$0.00
% Rents	N/A	$25,939	$20,572	$19,731	$19,731	$19,731	$0.10
Less Vacancy & Credit Loss	N/A	$0	$0	$0	$0	($181,174)	($0.95)
Effective Gross Income	N/A	$3,453,672	$3,572,764	$3,614,989	$3,623,022	$3,442,313	$18.08
Total Operating Expenses	N/A	$1,077,754	$1,142,275	$1,229,916	$1,226,270	$1,210,269	$6.36
Net Operating Income	N/A	$2,375,918	$2,430,489	$2,385,073	$2,396,751	$2,232,043	$11.72
Capital Expenditures	N/A	$0	$0	$0	$0	$41,896	$0.22
TI/LC	N/A	$0	$0	$0	$0	$48,844	$0.26
Net Cash Flow	N/A	$2,375,918	$2,430,489	$2,385,073	$2,396,751	$2,141,303	$11.24

Occupancy %	N/A	100.0%	100.0%	100.0%	100.0%	95.0%
NOI DSCR	N/A	1.43x	1.46x	1.43x	1.44x	1.34x
NCF DSCR	N/A	1.43x	1.46x	1.43x	1.44x	1.29x
NOI Debt Yield	N/A	9.6%	9.9%	9.7%	9.7%	9.1%
NCF Debt Yield	N/A	9.6%	9.9%	9.7%	9.7%	8.7%

(1)	Other Income includes income from admin fees and miscellaneous fees.

Escrows and Reserves. The Westfield Shops Borrower is required to escrow monthly an amount equal to the sum of (i) 1/12 of the estimated annual tax payments, (ii) 1/12 of the estimated annual insurance premiums (unless The Westfield Shops Borrower maintains insurance under an acceptable blanket insurance policy) and (iii) $12,500 for a joint reserve for recurring replacements, tenant improvements and leasing commissions when the reserve balance is below the cap of $500,000. At origination, The Westfield Shops Borrower deposited $500,000 into a joint reserve for recurring replacements, tenant improvements and leasing commissions for future costs incurred in connection with capital expenditures, tenant improvements and leasing commissions, and $57,437 for real estate taxes.

Lockbox and Cash Management. The Westfield Shops Mortgage Loan is structured with a hard lockbox and springing cash management. The Westfield Shops Borrower is required to direct tenants to deposit all revenues into the lockbox account controlled by the lender. All funds are returned to an account controlled by The Westfield Shops Borrower until the occurrence of a Sweep Event Period. During the continuance of a Sweep Event Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses, with any excess cash to be held by the lender as additional security for The Westfield Shops Mortgage Loan.

A “Sweep Event Period” will commence upon (i) the occurrence of an event of default under The Westfield Shops Mortgage Loan and continue until such event of default is no longer continuing or (ii) the DSCR, calculated based on the trailing 12 calendar months, being less than 1.05x and continue until the DSCR, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.15x.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Property Management. The Westfield Shops Property is managed by DEI Property Management, LLC, an affiliate of the sponsor.

Release of Property. Not permitted.

Terrorism Insurance. The Westfield Shops Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2015) in an amount equal to full replacement cost of The Westfield Shops Property and business interruption insurance for 12 months.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-81

MSBAM 2015-C24	Century Sienna Plantation Apartments

Mortgage Loan No. 9 – Century Sienna Plantation Apartments

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-82

MSBAM 2015-C24	Century Sienna Plantation Apartments

Mortgage Loan No. 9 – Century Sienna Plantation Apartments

Century Sienna Plantation Apartments
8787 Sienna Springs Boulevard
Missouri City, TX 77459
HOUSTON
Mission Bend
Alief
Sharpstown
Bellaire
Houston Baptist University
Univ. of Texas Health Sciences Center
NRG Stadium
NRG Arena
Meyerland Plaza
South Loop
Braeburn
Bissonnet St
Four Corners
Eldridge Pkwy
Willowbend
Downtown Houston 6 miles
Holmes Rd
Reed Rd
Southwest Houston
Sam Houston Tollway
HARRIS COUNTY
Meadows Place
The Fountains Shopping Ctr.
Southwest Frwy
Airport Blvd
Post Oak Rd
Stafford
Sugar Land Regional Airport
Eldridge Rd
Central Southwest
South Frwy
Fondren Gardens
S. Main St
Sugar Land
St. Luke's Sugar Land Hospital
First Colony Commons
Sugar Land Town Square
First Colony Mall
The Market at Town Center
Hiram Clarke Rd
Fuqua St
Almeda Rd
Anderson Rd
Fuqua Dr
Stafford DeWall Rd
Texas Pkwy
Dulles Ave
Houston Methodist Sugar Land Hospital
Williams Trace Shopping Center
Cartwright Rd
Austin Pkwy
University of Houston Sugar Land
Sweetwater Country Club
Memorial Hermann Ft. Bend Hospital
Missouri City
Fort Bend Parkway
Pearland
Shadow Creek Ranch
Broadway St
Pearland Town Center
Dallas Rd
University Blvd
Brazos R.
FORT BEND COUNTY
Kitty Hollow Park
Trammel-Fresno Rd
Sienna Springs Dr
FM 2759 Rd
Fresno
Sycamore St
Alvin Sugarland Rd
Sienna Pkwy
Almeda School Rd
McKeever Rd
Southwest Houston Airport
Thompsons
Smithers Lake
Lou Edwards Rd
Sienna Plantation Golf Club
Sienna Plantation
Manvel
Morris Ave
Bend Golf Course at the Brazoria
Juliff
BRAZORIA COUNTY
Proposed Grand Pkwy
The Woodlands
Spring
Atascocita
HOUSTON
Pasadena
La Porte
Baytown
Sugar Land
Missouri City
Pearland
League City
Texas City

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-83

MSBAM 2015-C24	Century Sienna Plantation Apartments

Mortgage Loan No. 9 – Century Sienna Plantation Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$23,719,500			Location:	Missouri City, TX 77459
Cut-off Date Balance:	$23,719,500			General Property Type:	Multifamily
% of Initial Pool Balance:	2.5%			Detailed Property Type:	Garden
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Yacob “Jacob” Blatt; Oren Blatt			Year Built/Renovated:	2008/N/A
Mortgage Rate:	4.14027%			Size:	270 Units
Note Date:	6/17/2015			Cut-off Date Balance per Unit:	$87,850
First Payment Date:	8/1/2015			Maturity Date Balance per Unit:	$87,850
Maturity Date:	7/1/2025			Property Manager:	Tarantino Properties, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$1,798,337
Seasoning:	1 month			UW NOI Debt Yield:	7.6%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	7.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.75x
Additional Debt Type:	N/A			Most Recent NOI:	$1,785,696 (5/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,948,544 (12/31/2014)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$1,622,486 (12/31/2013)
Reserves(1)				Most Recent Occupancy:	90.7% (5/15/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	89.4% (12/31/2014)
RE Tax:	$511,112	$85,185	N/A	3rd Most Recent Occupancy:	94.1% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$34,700,000 (5/13/2015)
Recurring Replacements:	$0	$5,625	N/A	Cut-off Date LTV Ratio:	68.4%
				Maturity Date LTV Ratio:	68.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,719,500	68.3%	Purchase Price:	$33,885,000	97.5%
Borrower Equity:	$11,031,528	31.7%	Reserves:	$511,112	1.5%
			Closing Costs:	$354,917	1.0%
Total Sources:	$34,751,028	100.0%	Total Uses:	$34,751,028	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The ninth largest mortgage loan (the “Century Sienna Plantation Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,719,500 that is secured by a first priority fee mortgage encumbering a garden-style multifamily property with a total of 270 apartments in Missouri City, TX (the “Century Sienna Plantation Apartments Property”). The proceeds of the Century Sienna Plantation Apartments Mortgage Loan were used to acquire the Century Sienna Plantation Apartments Property for a purchase price of approximately $33,885,000.

The Borrower and the Sponsor. The borrower is Elysian at Sienna Plantation, LP (the “Century Sienna Plantation Apartments Borrower”), a single-purpose Texas limited partnership with one independent director. The Century Sienna Plantation Apartments Borrower is partially owned and controlled by Ido Blatt, Oren Blatt and Yacob (“Jacob”) Blatt, the principals of Sun Holding Group (“SHG”), and George Horesh, the Chairman of Ronin Investment Management Company, Ltd., a Tel Aviv, Israel-based private equity investment firm. Oren Blatt and Jacob Blatt are the nonrecourse carve-out guarantors.

SHG is a Houston-based real estate investment and management company. Jacob Blatt is President of SHG, and Oren and Ido Blatt are principals of the company. SHG currently has ownership interests in approximately 2,000 residential units and two shopping centers, as well as two boutique hotels in Tel Aviv, Israel.

The Property. The Century Sienna Plantation Apartments Property consists of 14 two- and three-story buildings containing 270 one-, two- and three-bedroom residential units that were constructed in 2008. There are 13 separate floor plans within the 156 one-bedroom units, 88 two-bedroom units and 26 three-bedroom units. There are 220 garage parking spaces and 231 surface parking spaces. All units have washers and dryers. Common amenities include two resort-style swimming pools, a spa, an outdoor lounge, a clubhouse with kitchen, a game room, a fitness center, a business center, a coffee bar, BBQ grills, picnic areas, detached garages and access gates.

The Century Sienna Plantation Apartments Property was recently rebranded as the Elysian at Sienna Plantation by the Century Sienna Plantation Apartments Borrower.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-84

MSBAM 2015-C24	Century Sienna Plantation Apartments

The following table presents certain information relating to the apartment mix at the Century Sienna Plantation Apartments Property:

Unit Mix
Apartment Type	Number of Units	Avg. Size (SF)	Rent Range
One Bedroom/One Bath	156	805	$842 - $1,551
Two Bedroom/Two Bath	88	1,195	$1,221 - $1,729
Three Bedroom/Two Bath	26	1,542	$1,715 - $2,152

The Market. The Century Sienna Plantation Apartments Property is located in Missouri City, Fort Bend County, Texas, within the Houston-The Woodlands-Sugar Land metropolitan area, approximately 18 miles southwest of downtown Houston. The Century Sienna Plantation Apartments Property is located in the Sugar Land/Stafford submarket and within the approximately 10,000-acre Sienna Plantation master-planned development. As of March 31, 2015, the Sugar Land/Stafford apartment submarket had a 5.4% vacancy rate. As of March 31, 2015, the overall Houston apartment market had a 5.9% vacancy rate and an average effective monthly rental rate of $974. The appraisal notes that approximately 507 new apartment units were added to the previous approximately 11,362 units in the submarket through the first quarter of 2015, with an additional 503 units under construction in the submarket, not including a 312-unit project, the Retreat at Sienna Plantation, which is in close proximity to the Century Sienna Plantation Apartments Property. In addition, the appraisal projects approximately 24,090 new units will be added to the overall Houston market through the first quarter of 2016. The current Houston market supply equals approximately 616,145 apartment units.

Comparable rental properties to the Century Sienna Plantation Apartments Property are presented in the table below.

Competitive Property Summary
Property Name/Address	Year Built	Units	Occupancy	Unit Type	Unit Size (SF)	Quoted Rent per Month	Concessions
Heritage Grand 6303 Sienna Ranch Road Missouri City, TX 77459	2012	240	95%	1 BR/1 BA 2 BR/2 BA 3 BR/2 BA	663 - 824 1,093 - 1,265 1,433	$972 - $1,032 $1,332 - $1,542 $1,776	None
Lakeland Estates 630 Colony Lake Estates Drive Stafford TX, 77477	2008	264	97%	1 BR/1 BA 2 BR/2 BA 3 BR/2 BA	655 - 801 1,092 - 1,098 1,388	$1,048 - $1,219 $1,359 - $1,479 $1,620	None
Preserve at Colony Lakes 1000 Farrah lane Stafford, TX 77477	2004	420	94%	1 BR/1 BA 2 BR/2 BA 3 BR/2 BA	647 - 801 1,047 - 1,098 1,219	$840 - $975 $1,125 - $1,275 $1,410	One month free for 3 BR units
Trestles 1201 Dulles Avenue Stafford, TX 77477	1999	188	92%	1 BR/1 BA 2 BR/2 BA 3 BR/2 BA	793 - 810 1,036 - 1,115 1,339	$1,019 - $1,044 $1,209 - $1,319 $1,555	None
Villas at Sienna Plantation 8585 Sienna Springs Blvd. Missouri City, TX 77459	2015	190	72%(1)	1 BR/1 BA 2 BR/2 BA 3 BR/2 BA	794 - 862 1,054 - 1,356 1,438	$1,183 - $1,235 $1,455 - $1,700 $1,913	None
Waterstone Place 516 Stafford Springs Avenue Stafford, TX 77477	2001	168	98%	3 BR/2 BA	1,080	$1,225	None

Source: Appraisal

(1)	The Villas at Sienna Plantation is in its initial lease-up phase. Property leasing began in August 2014.

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the Underwritten Cash Flow at the Century Sienna Plantation Apartments Property:

Cash Flow Analysis
	2011	2012	2013	2014	5/31/2015 TTM	UW	UW per Unit
Base Rent	N/A	$3,781,267	$3,868,308	$4,131,657	$4,209,791	$4,238,476	$15,698
Other Income	N/A	$368,991	$407,626	$472,574	$456,958	$455,514	$1,687
Discounts Concessions	N/A	($23,512)	($27,905)	($13,385)	($29,877)	($30,343)	($112)
Less Vacancy & Credit Loss	N/A	($312,196)	($263,577)	($327,904)	($374,694)	($381,463)	($1,413)
Effective Gross Income	N/A	$3,814,550	$3,984,452	$4,262,942	$4,262,179	$4,282,185	$15,860
Total Expenses	N/A	$2,143,651	$2,361,966	$2,314,398	$2,476,483	$2,483,848	$9,199
Net Operating Income	N/A	$1,670,899	$1,622,486	$1,948,544	$1,785,696	$1,798,337	$6,661
Capital Expenditures	N/A	$0	$0	$0	$0	$60,750	$225
Net Cash Flow	N/A	$1,670,899	$1,622,486	$1,948,544	$1,785,696	$1,737,587	$6,436

Occupancy %	N/A	91.1%	94.1%	89.4%	90.7%(1)	91.0%
NOI DSCR	N/A	1.68x	1.63x	1.96x	1.79x	1.81x
NCF DSCR	N/A	1.68x	1.63x	1.96x	1.79x	1.75x
NOI Debt Yield	N/A	7.0%	6.8%	8.2%	7.5%	7.6%
NCF Debt Yield	N/A	7.0%	6.8%	8.2%	7.5%	7.3%

(1)	Based on the rent roll dated May 15, 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-85

MSBAM 2015-C24	Century Sienna Plantation Apartments

Escrows and Reserves. The Century Sienna Plantation Apartments Borrower deposited $511,112 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Century Sienna Plantation Apartments Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Century Sienna Plantation Apartments Borrower maintains insurance under an acceptable blanket insurance policy). The Century Sienna Plantation Apartments Borrower is required to make monthly deposits of $5,625 for replacement reserves (which amount may be increased by the lender if the lender reasonably determines that an increase is necessary to maintain proper operation of the Century Sienna Plantation Apartments Property).

Lockbox and Cash Management. A springing hard lockbox is in place with respect to the Century Sienna Plantation Apartments Mortgage Loan (i.e., upon the occurrence of an event of default under the Century Sienna Plantation Apartments Mortgage Loan, the Century Sienna Plantation Apartments Borrower has agreed to establish and maintain a hard lockbox during the continuance of such event of default). If an event of default has occurred but is no longer continuing, the lockbox account will cease to be in effect. The Century Sienna Plantation Apartments Mortgage Loan has springing cash management (i.e., the Century Sienna Plantation Apartments Mortgage Loan has cash management only during the continuance of an event of default under the Century Sienna Plantation Apartments Mortgage Loan). Provided no event of default is continuing, the Century Sienna Plantation Apartments Mortgage Loan does not have cash management. During the continuance of an event of default under the Century Sienna Plantation Apartments Mortgage Loan, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Century Sienna Plantation Apartments Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves” and to disburse the excess to an account to be held by the lender as additional security for the Century Sienna Plantation Apartments Mortgage Loan.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. A single mezzanine loan secured by a pledge of 100% of the direct or indirect ownership interests in the Century Sienna Plantation Apartments Borrower (such loan, the “Permitted Mezzanine Debt”) is permitted subject to various conditions, including, among other conditions, (i) no event of default under the Sienna Planation Apartments Mortgage Loan exists, (ii) the mezzanine lender executes the Century Sienna Plantation Apartments Mortgage Loan lender’s standard intercreditor agreement with commercially reasonable modifications, (iii) the Century Sienna Plantation Apartments Mortgage Loan lender’s standard underwriting and due diligence of the mezzanine lender and (iv) the principal amount of the Permitted Mezzanine Debt will not result in (x) an aggregate LTV ratio (including the Century Sienna Plantation Apartments Mortgage Loan) greater than 70% (based upon a current appraisal), (y) an aggregate DSCR (including the Century Sienna Plantation Apartments Mortgage Loan) less than 1.25x, or (z) an aggregate debt yield under the Century Sienna Plantation Apartments Mortgage Loan (including the Century Sienna Plantation Apartments Mortgage Loan) less than 7.25%.

Release of Property. Not permitted.

Terrorism Insurance. The Century Sienna Plantation Apartments Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to the lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Century Sienna Plantation Apartments Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-87

MSBAM 2015-C24	Presidio Square

Mortgage Loan No. 10 – Presidio Square

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-88

MSBAM 2015-C24	Presidio Square

Mortgage Loan No. 10 – Presidio Square

Presidio Square
14416 Bellaire Boulevard
Houston, TX 77083
HOUSTON
Katy
Katy Frwy
Cinco Ranch
George Bush Park
Mission Bend
Four Corners
FORT BEND COUNTY
HARRIS COUNTY
Sugar Land
Stafford
Pecan Grove
Richmond
New Territory
Jersey Village
North Houston
Copperfield
Northwest Houston
Energy Corridor
Westside
Westchase
Uptown
Gulfton
Bellaire
Sharpstown
Braeburn
Alief
Southwest Houston
Meadows Place
Fondren Gardens
Hilshire Village
Hunters Creek Village
Bunker Hill Village
Piney Point Village
Fairbanks
West Houston Airport
Sugar Land Regional Airport
Bear Creek Park
Bear Creek GC
Houston National Golf Club
Pine Crest Country Club
Club at Falcon Point
Meadow Brook Golf Course
Pecan Grove Country Club
Houstonian Country Club
Braeburn Country Club
Willowisp Country Club
George Park
Westpark Tollway
Grand Pkwy
Sam Houston Pkwy
NW Frwy
SW Frwy
Tomball Pkwy
Westheimer Rd
Bellaire Blvd
Memorial Dr
Briar Forest Dr
Clay Rd
Morton Rd
Franz Rd
Canal Rd
West Rd
Spencer Rd
Little York Rd
Tidwell Rd
Cypress N. Houston Rd
Mills Rd
Breen Dr
Airport Blvd
Beechnut St
Bissonnet St
Westpark Dr
S. Main St
Downtown Houston 10 miles
George Bush Intctl. Airport 12 miles
Katy Mills
LaCenterra at Cinco Ranch
Great Southwest Equestrian Ctr.
Shops at Bella Terra
Crossing at Fry Road
Houston Comm. College - Katy Campus
Park Row
Texas Children's Hospital-West Campus
West Oaks Mall
Westchase Shopping Center
PlazAmericas Shopping Ctr.
Houston Baptist University
City Centre
Memorial City Mall
Willowbrook Mall
Sam Houston Race Park
North Cypress Medical Center
The Centre in Copperfield
Copperwood Village
The Fountains Shopping Ctr.
Sugar Land Town Square
First Colony Commons
First Colony Mall
The Market at Town Center
HOUSTON
The Woodlands
Spring
Atascocita
Humble
Crosby
Katy
Baytown
Pasadena
La Porte
Sugar Land
Missouri City
Pearland
League City
Texas City
Friendswood
Richmond
Rosenberg
Stafford
Bellaire
Channelview
Seabrook
Manvel
Alvin
Santa Fe
Hitchcock
Sienna Plantation
Arcola
Fresno
Greatwood
Pecan Grove
Mission Bend
Cinco Ranch

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-89

MSBAM 2015-C24	Presidio Square

Mortgage Loan No. 10 – Presidio Square

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Single Asset
Original Balance:	$16,200,000			Location:	Houston, TX 77083
Cut-off Date Balance:	$16,200,000			General Property Type:	Retail
% of Initial Pool Balance:	1.7%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Sterling Land and Shopping Center Development Fund II-C, L.P.; Sterling Land and Shopping Center Development Fund II-S, L.P.; Sterling Land and Shopping Center Development Fund II-CDN, L.P.			Year Built/Renovated:	1985/2003
				Size:	189,259 SF
				Cut-off Date Balance per Unit:	$86
				Maturity Date Balance per Unit:	$86
				Property Manager:	Centrecorp Management Services LLLP
Mortgage Rate:	4.527%
Note Date:	6/24/2015
First Payment Date:	8/6/2015
Maturity Date:	7/6/2025
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$1,585,544
Seasoning:	1 month			UW NOI Debt Yield:	9.8%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity:	9.8%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.92x
Additional Debt Type:	N/A			Most Recent NOI:	$1,145,374 (4/30/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,185,545 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,405,677 (12/31/2013)

Reserves(1)				Most Recent Occupancy:	93.3% (6/30/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	78.9% (12/31/2014)
RE Tax:	$149,168	$21,310	N/A	3rd Most Recent Occupancy:	91.7% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$26,500,000 (5/3/2015)
Deferred Maintenance:	$28,125	$0	N/A	Cut-off Date LTV Ratio:	61.1%
Recurring Replacements:	$468,000	$3,154	N/A	Maturity Date LTV Ratio:	61.1%
TI/LC:	$150,000	Springing	$150,000
Other(1):	$30,938	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,200,000	100.0%	Loan Payoff:	$11,757,899	72.6%
			Reserves:	$826,231	5.1%
			Closing Costs:	$333,571	2.1%
			Return of Equity:	$3,282,299	20.3%
Total Sources:	$16,200,000	100.0%	Total Uses:	$16,200,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements. At loan origination, the Presidio Square Borrower deposited $30,938 into an environmental reserve.

The Mortgage Loan. The tenth largest mortgage loan (the “Presidio Square Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $16,200,000 that is secured by a first priority fee mortgage encumbering an anchored retail property located in Houston, Texas (the “Presidio Square Property”). The proceeds of the Presidio Square Mortgage Loan were primarily used to refinance existing debt on the Presidio Square Property, return equity to the Presidio Square Borrower, fund reserves and pay closing costs.

The Borrower and Sponsor. The borrower is LF2 Presidio LP (the “Presidio Square Borrower”), a single-purpose Texas limited partnership. The sponsors and nonrecourse carve-out guarantors are Sterling Land and Shopping Center Development Fund II-C, L.P., Sterling Land and Shopping Center Development Fund II-S, L.P. and Sterling Land and Shopping Center Development Fund II-CDN, L.P. The sponsors are indirect subsidiaries of North American Development Group (“NADG”). NADG is a shopping center acquisition and development company in North America that was founded in 1977. NADG is active in the development, acquisition, redevelopment and management of over 200 shopping centers comprising more than 25 million SF of gross leasable area. NADG is headquartered in West Palm Beach, Florida.

The Property. The Presidio Square Property, located at 14416 Bellaire Boulevard, Houston, Texas, consists of an anchored retail property totaling 189,259 SF leased to 28 tenants. The Presidio Square Property consists of eight buildings on a 22.5-acre site. The Presidio Square Property contains a main grocer building, three in-line tenant buildings, an IHOP pad site and a ground-leased JPMorgan Chase pad. The Presidio Square Property contains

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-90

MSBAM 2015-C24	Presidio Square

760 surface parking spaces. The Presidio Square Property is accessible via Bellaire Boulevard and State Highway 6. Regional access to the Presidio Square Property is provided by Beechnut, Belfort, Bissonnet, Airport Boulevard and US Highway 90. The Presidio Square Property is anchored by HEB Grocery Company and Family Thrift. The Presidio Square Property is located in the Westchase Business District, which is a multi-use development combining office, retail hotel, light industrial and multifamily residential land uses.

Major Tenant.

HEB Grocery Company (82,466 SF, 44% of NRA, 27% of underwritten base rent). HEB Grocery Company leases 82,466 SF at the Presidio Square Property pursuant to a lease that commenced on September 20, 2003 and expires on September 30, 2023. HEB Grocery Company is a privately owned supermarket chain with more than 340 stores throughout Texas and northern Mexico. HEB Grocery Company offers a variety of products, baked goods, dairy products, meat, seafood, produce, snacks and prescriptions. In addition to being at the Presidio Square Property since 2003, the tenant has six five-year automatic renewal options remaining.

The following table presents a summary regarding major tenants at the Presidio Square Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
HEB Grocery Company	NR/NR/NR	82,466	44%	$493,000	27%	$5.98	9/30/2023	N/A
Family Thrift	NR/NR/NR	25,300	13%	$151,800	8%	$6.00	5/17/2025	N/A
Café East 3	NR/NR/NR	10,598	6%	$111,279	6%	$10.50	6/30/2021	N/A
Sunflower Washateria	NR/NR/NR	7,000	4%	$86,660	5%	$12.38	9/30/2023	N/A
Bellaire Dialysis Nu Life	NR/NR/NR	5,000	3%	$75,000	4%	$15.00	8/31/2021	N/A
IHOP	NR/NR/NR	4,543	2%	$148,752	8%	$32.74	5/31/2019	N/A
Subtotal/Wtd. Avg.		134,907	71%	$1,066,491	59%	$7.91

Other Tenants		41,725	22%	$736,802	41%	$17.66
Vacant Space		12,627	7%	$0	0%	$0.00
Total/Wtd. Avg.(3)		189,259	100%	$1,803,293	100%	$10.21

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at The Presidio Square Property:

Lease Rollover Schedule(1)
Year	No. of Leases Rolling	SF Rolling	UW Rent PSF Rolling(2)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	6	7,695	$17.35	4%	4%	$133,501	7%	7%
2017	1	1,625	$17.50	1%	5%	$28,438	2%	9%
2018	4	8,479	$17.68	4%	9%	$149,917	8%	17%
2019	5	9,693	$25.65	5%	15%	$248,577	14%	31%
2020	4	9,657	$14.52	5%	20%	$140,203	8%	39%
2021	3	18,030	$12.42	10%	29%	$223,975	12%	51%
2022	1	3,500	$25.67	2%	31%	$89,856	5%	56%
2023	2	89,466	$6.48	47%	78%	$579,660	32%	88%
2024	0	0	$0.00	0%	78%	$0	0%	88%
2025	2	28,487	$7.34	15%	93%	$209,166	12%	100%
2026	0	0	$0.00	0%	93%	$0	0%	100%
2027	0	0	$0.00	0%	93%	$0	0%	100%
2028 & Beyond	0	0	$0.00	0%	93%	$0	0%	100%
Vacant	0	12,627	$0.00	7%	100%	$0	0%	100%
Total/Wtd. Avg.	28	189,259	$10.21	100%		$1,803,293	100%

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Presidio Square Property is located in Houston, Harris County, Texas, approximately 20 miles from the Houston central business district. The Presidio Square Property is situated in the Southwest/Ft. Bend County submarket. The appraisal noted a general submarket vacancy of 12.8% as of the fourth quarter of 2014. The appraisal also noted a community center submarket vacancy rate of 7.2% as of the fourth quarter of 2014.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-91

MSBAM 2015-C24	Presidio Square

The 2014 population and average household income within a five-mile radius of the Presidio Square Property were 351,738 people and $71,699, respectively.

The following table presents certain information relating to competitive retail properties in the submarket:

Competitive Property Summary
Property Name/Location	Type	Year Built	Year Renov.	Occ.	Total GLA (SF)	Anchor Tenants	Rent PSF	Distance to Subject
Pavilion Center 14315 Bellaire Boulevard Houston, TX	Community Center	1986	N/A	100%	90,813	Fiesta Grocery Family Dollar	$6.00 - $18.00	0.2 miles
Mission Bend Center 6806 State Highway 6 Houston, TX	Community Center	1984	2012	86%	135,694	Harbor Freight DD’s Discount Dollar General	$6.00 - $18.00	0.3 miles
Commons at Mission Bend 6704 State Highway 6 Houston, TX	Neighborhood Center	1983	N/A	98%	54,370	Walgreens	$6.00 - $15.00	0.2 miles
West Oaks Center 2665 State Highway 6 Houston, TX	Power Center	1985	N/A	100%	127,000	Conn’s Goodwill Floor Décor Sky Sports	$5.00 - $9.00	2.0 miles
Village at West Oaks 2306 State Highway 6 Houston, TX	Power Center	1996	N/A	91%	282,457	Best Buy Academy Ross Bed Bath & Beyond Barnes & Noble	$6.50 - $24.00	2.5 miles

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Presidio Square Property:

Cash Flow Analysis
	2011	2012	2013	2014	4/30/2015 TTM	UW	UW PSF
Base Rent	N/A	$1,575,548	$1,646,845	$1,545,474	$1,544,823	$2,030,579	$10.73
Total Recoveries	N/A	$781,372	$757,733	$711,746	$707,962	$870,190	$4.60
Other Income(1)	N/A	$6,300	$14,122	$7,798	$6,706	$6,706	$0.04
Discounts Concessions	N/A	$0	$0	$0	$0	$0	$0.00
Less Vacancy & Credit Loss	N/A	$0	$0	$0	$0	($227,286)	($1.20)
Effective Gross Income	N/A	$2,363,220	$2,418,700	$2,265,018	$2,259,491	$2,680,189	$14.16
Total Operating Expenses	N/A	$1,101,086	$1,013,023	$1,079,473	$1,114,117	$1,094,645	$5.78
Net Operating Income	N/A	$1,262,134	$1,405,677	$1,185,545	$1,145,374	$1,585,544	$8.38
Capital Expenditures	N/A	$0	$0	$0	$0	$37,852	$0.20
TI/LC	N/A	$0	$0	$0	$0	$118,807	$0.63
Net Cash Flow	N/A	$1,262,134	$1,405,677	$1,185,545	$1,145,374	$1,428,886	$7.55

Occupancy %	N/A	89.2%	91.7%	78.9%	93.3%(2)	92.2%
NOI DSCR	N/A	1.70x	1.89x	1.59x	1.54x	2.13x
NCF DSCR	N/A	1.70x	1.89x	1.59x	1.54x	1.92x
NOI Debt Yield	N/A	7.8%	8.7%	7.3%	7.1%	9.8%
NCF Debt Yield	N/A	7.8%	8.7%	7.3%	7.1%	8.8%

(1)	Other Income includes income from sign income and non-sufficient funds fees.

(2)	Based on the rent roll dated June 30, 2015.

Escrows and Reserves. The Presidio Square Borrower is required to escrow monthly an amount equal to the sum of (i) 1/12 of the estimated annual tax payments (but not with respect to the space leased by HEB Grocery Company if, among other things, such tenant or a replacement tenant is making the related tax payments), (ii) 1/12 of the estimated annual insurance premiums (unless the Presidio Square Borrower maintains insurance under an acceptable blanket insurance policy), (iii) $3,154 for replacement reserves and (iv) $9,901 for TI/LC reserve when the reserve is below the cap of $150,000. Beginning on the payment date in October 2021, the Presidio Square Borrower will be required to make monthly deposits of $25,000 related to future tenant improvements and leasing commissions related to extending HEB Grocery Company’s lease. At origination, the Presidio Square Borrower deposited $468,000 into the replacement reserve, $150,000 into the TI/LC reserve, $149,168 for real estate taxes, $30,938 into an environmental reserve and $28,125 for deferred maintenance.

Lockbox and Cash Management. The Presidio Square Mortgage Loan is structured with a springing lockbox and springing cash management. During the continuance of a Sweep Event Period, the Presidio Square Borrower is required to direct tenants to deposit all revenues into the lockbox account controlled by the lender. During the continuance of a Sweep Event Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of, among other things, debt service, monthly escrows and property operating expenses, with any excess cash to be held by the lender as additional security for the Presidio Square Mortgage Loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-92

MSBAM 2015-C24	Presidio Square

A “Sweep Event Period” will commence upon (i) the occurrence of an event of default under the Presidio Square Mortgage Loan and continue until such event of default is no longer continuing, (ii) the DSCR, calculated based on the trailing 12 calendar months, being less than 1.10x and continue until the DSCR, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.20x and (iii) a Major Tenant Event Period and continue until a Major Tenant Event Cure.

A “Major Tenant Event Period” will commence if HEB Grocery Company (i) is in default under its lease beyond any applicable notice and/or cure period, (ii) goes dark, vacates or otherwise fails to occupy its space or to be open for business during customary hours, or gives notice of its intent to commence any of the foregoing (other than in connection with HEB Grocery Company failing to renew its lease nine months prior to the payment date in October 2023), (iii) terminates its lease or gives notice thereof (other than in connection with HEB Grocery Company failing to renew its lease nine months prior to the payment date in October 2023), or (iv) becomes a debtor in a bankruptcy or similar insolvency proceeding.

A “Major Tenant Event Cure” means that HEB Grocery Company (x)(a) in connection with clause (i) in the definition of “Major Tenant Event Period” above, has cured all defaults under its lease, (b) in connection with clause (ii) in the definition of “Major Tenant Event Period” above, withdraws its notice to go dark or vacate (if applicable) and has resumed its normal business operations and is open during customary hours for two consecutive calendar quarters, (c) in connection with clause (iii) in the definition of “Major Tenant Event Period” above, if the Major Tenant Event Period commences as a result of the related lease not being in full force or effect, any applicable default has been cured and such lease has been in full force and effect for two consecutive calendar quarters, (d) in connection with clause (iv) of the definition of “Major Tenant Event Period” above, the related lease has been affirmed and the bankruptcy or insolvency proceeding has terminated or (y), in connection with clauses (i), (ii), (iii) or (iv) of the definition of “Major Tenant Event Period” above, a satisfactory replacement tenant, among other things, enters into a new five-year lease for the related space evidenced by an executed estoppel.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Property Management. The Presidio Square Property is managed by Centrecorp Management Services LLLP.

Release of Property. Not permitted.

Terrorism Insurance. The Presidio Square Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2015) (or any extension thereof or other federal government program with substantially similar protection) in an amount equal to full replacement cost of the Presidio Square Property and business interruption insurance for 12 months.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-93

MSBAM 2015-C24	B&C Self Storage Portfolio

Mortgage Loan No. 11 – B&C Self Storage Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance:	$16,000,000			Location:	Various, NY
Cut-off Date Balance:	$16,000,000			General Property Type:	Self Storage
% of Initial Pool Balance:	1.7%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Bruce Pollock; Gary Keehfus; Todd Keehfus; Chad Keehfus			Year Built/Renovated:	Various
				Size:	344,545 SF
Mortgage Rate:	4.725%			Cut-off Date Balance per Unit:	$46
Note Date:	6/23/2015			Maturity Date Balance per Unit:	$39
First Payment Date:	8/1/2015			Property Manager:	Self-Managed
Maturity Date:	7/1/2025
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	12 months			UW NOI:	$1,406,260
Seasoning:	1 month			UW NOI Debt Yield:	8.8%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity:	10.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.77x (IO) 1.36x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$1,387,417 (3/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,360,205 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,255,312 (12/31/2013)
Reserves				Most Recent Occupancy:	81.8% (5/13/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	77.6% (12/31/2014)
RE Tax:	$199,291	$22,833	N/A	3rd Most Recent Occupancy:	75.4% (12/31/2013)
Insurance:	$30,735	$3,371	N/A	Appraised Value (as of):	$21,920,000 (3/20/2015)
Recurring Replacements:	$0	$4,308	N/A	Cut-off Date LTV Ratio:	73.0%
Immediate Repairs:	$7,500	$0	N/A	Maturity Date LTV Ratio:	61.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$16,000,000	100.0%	Loan Payoff(1):	$15,277,460	95.5%
			Reserves:	$237,526	1.5%
			Closing Costs:	$485,014	3.0%
Total Sources:	$16,000,000	100.0%	Total Uses:	$16,000,000	100.0%

(1)	Loan Payoff amount includes approximately $8,342,298 of non-mortgage loans held by Keehfus Ventures, an affiliate of the B&C Self Storage Portfolio Borrowers.

The Mortgage Loan. The eleventh largest mortgage loan (the “B&C Self Storage Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $16,000,000 that is secured by first priority fee mortgages encumbering 10 self-storage properties in various cities in the north-central portion of New York (collectively, the “B&C Self Storage Portfolio Properties”). The proceeds of the B&C Self Storage Portfolio Mortgage Loan were used to refinance previous loans secured by the B&C Self Storage Portfolio Properties of $6,935,162 and pay off a non-mortgage loan held by an affiliate of the B&C Self Storage Portfolio Borrowers in the amount of $8,342,298, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrowers are Self-Storage Drott Road, LLC, Self-Storage Lawrence Road, LLC, Self-Storage Milton Avenue, LLC, Self-Storage Morgan Road, LLC, Self-Storage Nixon Park, LLC, Self-Storage Route 11, LLC, Self Storage Route 290, LLC, Self-Storage Route 321, LLC, Self-Storage Route 48, LLC and Self-Storage West Entry, LLC (together, the “B&C Self Storage Portfolio Borrowers”), each a single-purpose Delaware limited liability company. The B&C Self Storage Portfolio Mortgage Loan sponsors and nonrecourse carve-out guarantors are Bruce Pollock, Gary Keehfus, Todd Keehfus and Chad Keehfus.

Bruce Pollock has been the president and CEO of Self-Storage Solutions, LLC since 2006. Bruce Pollock manages and oversees the operations of the B&C Self Storage Portfolio Properties. Prior to his position at Self-Storage Solutions, LLC, Bruce Pollock served as the owner of West Side Storage and oversaw the construction of two self-storage facilities. Since 2006, Gary Keehfus and his sons, Todd and Chad Keehfus, have been involved in commercial development projects through their company Keehfus Ventures.

The Properties. The B&C Self Storage Portfolio Properties consist of 10 self storage properties totaling 2,099 units including 77 RV units, encompassing 344,545 SF. All of the B&C Self Storage Portfolio Properties are located within approximately one hour of each other in the north-central portion of New York. They were built between 1975 and 2008 and have a weighted-average occupancy rate of 81.8% as of May 13, 2015. No single property represents more than 14.2% of the total SF or more than 16.3% of the portfolio’s underwritten net cash flow. All of the B&C Self Storage Portfolio Properties offer climate-controlled units and include keypad entry, video surveillance and an on-site leasing office. The B&C Self Storage Portfolio Borrowers intend to expand five of the individual properties. Prior to the start of each expansion, the B&C Self Storage Portfolio Borrowers are required pursuant to the B&C Self Storage Portfolio Mortgage Loan documents to deposit 125% of the expansion budget amount with lender. The

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-94

MSBAM 2015-C24	B&C Self Storage Portfolio

maximum expansion budget is $350,000 for the Baldwinsville property, $300,000 for the Skaneateles property, $225,000 for the Liverpool/Clay property, $200,000 for the Onondaga Hill property and $75,000 for the Marcellus property.

The following table sets forth further information regarding the B&C Self Storage Portfolio Properties:

Property Summary
Property	Allocated Loan Amount	% of Allocated Loan Amount	Location	Units	RV Units	Area (SF)	Year Built	Occ.	(1)	Appraised Value	UW NCF
Liverpool/Clay	$2,350,365	14.7%	Liverpool, NY	279	0	49,025	2005	83.7%		$3,220,000	$220,755
Camillus	$1,992,701	12.5%	Syracuse, NY	246	0	35,700	1995	90.7%		$2,730,000	$177,155
Onondaga Hill	$1,963,504	12.3%	Onondaga Hill, NY	247	0	38,425	2008	85.1%		$2,690,000	$162,576
Skaneateles	$1,832,117	11.5%	Skaneateles, NY	187	27	40,070	2007	88.4%		$2,510,000	$176,358
East Syracuse	$1,759,124	11.0%	East Syracuse, NY	219	0	36,975	1975	79.9%		$2,410,000	$138,090
Radisson	$1,642,336	10.3%	Baldwinsville, NY	213	0	35,170	2008	74.1%	(2)	$2,250,000	$124,898
Marcellus	$1,459,854	9.1%	Marcellus, NY	168	30	40,470	2001	91.0%		$2,000,000	$129,316
Central Square/Brewerton	$1,299,270	8.1%	Central Square, NY	220	20	38,910	1999	66.9%	(2)	$1,780,000	$100,935
Baldwinsville	$941,606	5.9%	Baldwinsville, NY	129	0	17,650	2002	75.2%	(2)	$1,290,000	$70,598
Dewitt	$759,124	4.7%	East Syracuse, NY	114	0	12,150	2002	71.8%	(2)	$1,040,000	$53,879
Total/Wtd. Avg.	$16,000,000	100.0%		2,022	77	344,545		81.8%		$21,920,000	$1,354,560

(1)	Occupancy is as of May 13, 2015.

(2)	In 2013 to 2014, four of the individual properties have added units or underwent unit reconfigurations, temporarily reducing occupied units.

The Market. The B&C Self Storage Portfolio Properties are all located within approximately one hour of each other within the Syracuse, NY Metropolitan Statistical Area (“MSA”). The Syracuse, NY MSA is located in the north-central portion of New York State and includes Onondaga, Oswego and Madison counties. The Syracuse, NY MSA has a highway transportation system that includes Interstate Route 81 and US Route 90. The population as of year-end 2014 was 663,543. Major employers in the area include Upstate University Health Center, Syracuse University and St. Joseph’s Hospital Health Center.

Per the appraisal, the average 2014 population within a one-, three- and five- mile radius of the B&C Self Storage Portfolio Properties was 2,766, 29,274 and 73,818, respectively. The average 2014 average household income within a one-, three- and five- mile radius of the B&C Self Storage Portfolio Properties was $80,699, $79,450 and $77,888, respectively.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the B&C Self Storage Portfolio Properties:

Cash Flow Analysis
	2011	2012	2013	2014	3/31/2015 TTM		UW	UW PSF
Base Rent	N/A	$1,581,857	$1,964,525	$2,123,660	$2,178,597		$3,330,504	$9.67
Other Income	N/A	$0	$0	$0	$0		$0	$0.00
Discounts Concessions	N/A	$0	$0	$0	$0		($66,609)	($0.19)
Less Vacancy & Credit Loss	N/A	$0	$0	$0	$0		($1,085,298)	($3.15)
Effective Gross Income	N/A	$1,581,857	$1,964,525	$2,123,660	$2,178,597		$2,178,597	$6.32
Total Operating Expenses	N/A	$598,444	$709,213	$763,455	$791,180		$772,337	$2.24
Net Operating Income	N/A	$983,413	$1,255,312	$1,360,205	$1,387,417		$1,406,260	$4.08
Capital Expenditures	N/A	$0	$0	$0	$0		$51,700	$0.15
Net Cash Flow	N/A	$983,413	$1,255,312	$1,360,205	$1,387,417		$1,354,560	$3.93

Occupancy %	N/A	75.1%	75.4%	77.6%	81.8%	(1)	75.1%
NOI DSCR	N/A	0.98x	1.26x	1.36x	1.39x		1.41x
NCF DSCR	N/A	0.98x	1.26x	1.36x	1.39x		1.36x
NOI Debt Yield	N/A	6.1%	7.8%	8.5%	8.7%		8.8%
NCF Debt Yield	N/A	6.1%	7.8%	8.5%	8.7%		8.5%

(1)          Occupancy is based on rent rolls dated May 13, 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-95

MSBAM 2015-C24	Four Points by Sheraton Asheville Downtown

Mortgage Loan No. 12 – Four Points by Sheraton Asheville Downtown

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$15,200,000			Location:	Asheville, NC 28801
Cut-off Date Balance:	$15,176,289			General Property Type:	Hospitality
% of Initial Pool Balance:	1.6%			Detailed Property Type:	Select Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Dennis I. Hulsing			Year Built/Renovated:	1970/2014
Mortgage Rate:	4.930%			Size:	150 Rooms
Note Date:	7/1/2015			Cut-off Date Balance per Unit:	$101,175
First Payment Date:	8/1/2015			Maturity Date Balance per Unit:	$75,868
Maturity Date:	7/1/2025			Property Manager:	Hulsing Hotels, Inc. (borrower related)
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	300 months			UW NOI:	$2,316,997
IO Period:	0 months			UW NOI Debt Yield:	15.3%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	20.4%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NCF DSCR:	1.97x
Lockbox/Cash Mgmt Status(1):	Hard/Springing			Most Recent NOI:	$2,493,998 (5/31/2015 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,339,719 (12/31/2014)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$2,011,885 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			Occupancy Rate:	78.4% (5/31/2015)
Reserves				2nd Most Recent Occupancy:	72.3% (12/31/2014)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	66.8% (12/31/2013)
RE Tax:	$99,311	$9,931	N/A	Appraised Value (as of):	$24,500,000 (1/14/2015)
Insurance:	$6,468	$3,234	N/A	Cut-off Date LTV Ratio:	61.9%
Deferred Maintenance:	$58,719	$0	N/A	Maturity Date LTV Ratio:	46.4%
FF&E:	$0	$19,635	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$15,200,000	100.0%	Loan Payoff:	$10,844,044	71.3%
			Reserves:	$164,497	1.1%
			Closing Costs:	$726,697	4.8%
			Return of Equity:	$3,464,762	22.8%
Total Sources:	$15,200,000	100.0%	Total Uses:	$15,200,000	100.0%

(1)	Cash management will spring into effect upon the event of default, DSCR based on the trailing 12 months falling below 1.25x, debt yield based on the trailing 12 months falling below 8.5% or a termination of the franchise agreement.

The Mortgage Loan. The twelfth largest mortgage loan (the “Four Points by Sheraton Asheville Downtown Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $15,200,000 that is secured by a first priority mortgage encumbering a select-service hotel known as the Four Points by Sheraton Asheville Downtown (the “Four Points by Sheraton Asheville Downtown Property”) located in Asheville, North Carolina. The proceeds of the Four Points by Sheraton Asheville Downtown Mortgage Loan were used to pay off existing debt, fund upfront reserves, pay closing costs and return equity to the Four Points by Sheraton Asheville Downtown Borrower.

The Borrower and Sponsor. The borrower is 22 Woodfin St, LLC (the “Four Points by Sheraton Asheville Downtown Borrower”), a North Carolina limited liability company and single-purpose entity with a managing member that has one independent director. The Four Points by Sheraton Asheville Downtown Borrower is owned and controlled by Dennis I. Hulsing, the Four Points by Sheraton Asheville Downtown Mortgage Loan sponsor and nonrecourse carve-out guarantor. Mr. Hulsing has over 30 years of real estate experience and currently owns and/or manages nine hotels in North Carolina, Tennessee, Virginia, Missouri and Kansas.

The Property. The Four Points by Sheraton Asheville Downtown Property is a five-story select service hotel situated on an approximately 3.55-acre parcel located in downtown Asheville, Buncombe County, North Carolina. The downtown area is served by two primary interstate highways, Interstate-40 and Interstate-26, which together provide access to cities east-west and north-south of the area. In particular, the Four Points by Sheraton Asheville Downtown Property is situated due south of I-240, an east-west highway that loops around the northern part of the city’s downtown district, with the on-off ramp of the highway located adjacent to the subject property. The Four Points by Sheraton Asheville Downtown Property is located approximately 10 miles to the north of Asheville Regional Airport, which has experienced an 11.6% increase in travelers between 2013 to 2014, and is currently undergoing a $64 million five-year renovation program.

The Four Points by Sheraton Asheville Downtown Property was built in 1970 and rebranded as a Four Points by Sheraton in 2006, at which point the Four Points by Sheraton Asheville Downtown Property underwent a renovation of approximately $4 million that was completed in 2007. The Four Points by Sheraton Asheville Downtown Property was most recently renovated from 2012-2014 at a cost of approximately $1 million. The Four Points by

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-96

MSBAM 2015-C24	Four Points by Sheraton Asheville Downtown

Sheraton Asheville Downtown Property operates under a franchise agreement that expires on November 28, 2026. The Four Points by Sheraton Asheville Downtown Property features 150 guestrooms, an 80-seat restaurant, a 2,400 SF ballroom for meetings and events, lobby workstations, an outdoor swimming pool, a sand volleyball court and a fitness room. The swimming pool and fitness room were most recently renovated in 2010. The lobby was completely renovated in 2014, at which time the ceilings were raised, the area was expanded by eliminating a portion of unused office space, the lighting was updated, the front desk was replaced, a market pantry was created and the furniture and décor were replaced. The lobby seating areas feature plush seating, a fireplace, and flat-panel televisions.

The Four Points by Sheraton Asheville Downtown Property’s guestroom configuration consists of 79 king rooms and 71 double/double rooms. Guestrooms feature a dresser, a wall mounted flat-panel television, a work desk with chair, an armchair, bedside tables, lighting fixtures, and a coffeemaker, as well as an iron and ironing board. A portion of the guestrooms also feature a small refrigerator, while some also include a microwave. In-room amenities include wireless, high-speed internet access and a telephone with voicemail and data port. The guestrooms were updated with new case goods in 2013 and a new bedding package in 2014. Many of the beds have been replaced over the last several years and management plans to replace all of the double beds with queen beds in 2015, which will necessitate the replacement of the bedding package at that time. Management also plans to replace the soft seating in 2015. Guestroom bathrooms include a shower-in-tub, commode and single sink with marble countertop. The guestroom bathrooms were extensively updated in 2009 and 2010, including new flooring, vanities, tubs, tile bath surrounds and plumbing.

More specific information about the Four Points by Sheraton Asheville Downtown Property and the related competitive set is set forth in the following table:

Four Points by Sheraton Asheville Downtown Property and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Four Points by Sheraton Asheville Downtown			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	72.1%	$110.97	$80.02	67.3%	$103.73	$69.79	93.3%	93.5%	87.2%
2012	74.7%	$117.30	$87.63	66.1%	$103.01	$68.04	88.4%	87.8%	77.6%
2013	81.0%	$121.71	$98.62	66.8%	$115.83	$77.36	82.4%	95.2%	78.4%
2014	82.1%	$129.14	$105.98	72.3%	$122.22	$88.37	88.1%	94.6%	83.4%
May 2015	83.7%	$131.97	$110.39	78.4%	$118.96	$93.28	93.7%	90.1%	84.5%

Source: Industry Report

The Market. Demand at the Four Points by Sheraton Asheville Downtown Property is approximately 70% leisure-driven, 15% commercial-driven and 15% meeting- and group-driven. Tourism and hospitality represent one of Asheville’s largest industries, and leisure demand is extremely high at all area hotels. Leisure demand in the area is largely generated by the Biltmore Estate (approximately three miles away), which holds a variety of special events from April through December. The city of Asheville has a thriving arts, crafts, and music community. In addition, Asheville is close to several national parks, the Blue Ridge Parkway, and the Appalachian Trail. Asheville is further known for its microbreweries, as well as major beer manufacturers, which draws travelers to attend brewery tours and related festivals held throughout the year. Travel to the Asheville market has increased in recent years, resulting in increased tourist spending. The Asheville area receives over 3 million overnight leisure visitors each year who generate approximately one-third of all retail sales in the area and account for an economic impact of more than $2 billion annually.

Commercial demand is driven by the presence of major employers such as Mission Health System and Hospital, BorgWarner and Eaton Corporation. In addition to tourism, the healthcare and manufacturing industries are major economic drivers for the Asheville market area. The healthcare sector continues to represent the largest employment sector for the market, with expansions continuing among the area’s various health systems. Area hospitals generate commercial demand associated with visiting medical professionals, sales representatives and families, among others. The manufacturing industry remains important to the Asheville market as well, with companies such as Eaton Corporation and BorgWarner representing some of the largest employers. In addition, recent corporate expansions occurring in the Asheville market area include GE Aviation, which opened a 170,000 SF expanded production facility in Asheville, a $126 million capital investment, in late 2014, as well as Linamar Corporation, a supplier of internal engine components, announcing plans in 2014 to add an additional 150 jobs and $115 million in new facilities and equipment over the next several years. The beer industry has been expanding in Asheville in recent years as well. Several major breweries have announced plans to expand their operations into the greater Asheville market.

Meeting and group demand is dependent on local corporate sources for group business. In addition, Asheville is the largest city in western North Carolina and is included in the annual rotation of events for most state associations. The larger conferences are held at the US Cellular Center.

According to the US Census Bureau, the estimated 2013 population for Asheville and for Buncombe County were 87,236 and 247,846, respectively. The estimated 2013 median household income for Asheville and for Buncombe County were $42,016 and $44,713, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-97

MSBAM 2015-C24	Four Points by Sheraton Asheville Downtown

Competing properties to the Four Points by Sheraton Asheville Downtown Property are presented in the following table:

Competitive Property Summary

Property Name	Location	No. of Rooms	Year Opened(1)	Comm. %	Meeting & Group %	Leisure %	2014 Est Occ.	2014 Est ADR	2014 Est RevPAR
Primary Competitors
Four Points by Sheraton Asheville Downtown (subject)	22 Woodfin Street	150	2006	15%	15%	70%	72%	$121	$87.66
Courtyard by Marriott Asheville	1 Buckstone Place	78	1996	70%	10%	20%	78%	$125	$97.50
Hampton Inn Asheville Tunnel Road	204 Tunnel Road	120	1995	60%	15%	25%	87%	$135	$117.45
Holiday Inn & Suites Asheville	42 Tunnel Road	111	2008	50%	10%	40%	84%	$114	$95.76
SpringHill Suites by Marriott Asheville	2 Buckstone Place	88	2002	55%	10%	35%	76%	$119	$90.44
Sub-total/Wtd. Avg.		547		47%	12%	40%	79%	$123	$97.69

Secondary Competitors		779		35%	28%	37%	72%	$152	$108.69

Total/Wtd. Avg.		1,326		42%	19%	39%	76%	$136	$102.78

Source: Appraisal

(1)	Indicates the year that the property was opened under its current flag.

The appraiser identified two proposed hotels totaling approximately 289 rooms: a proposed Hyatt Place hotel that is currently under construction and expected to open in September 2015, and a Hilton Garden Inn that is currently under construction and expected to open in November 2015. The appraisal concluded that, while both new hotels will be similar product types to the Four Points by Sheraton Asheville Downtown Property, they will be secondarily competitive given their expected high-quality facilities and anticipated price points.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Four Points by Sheraton Asheville Downtown Property:

Cash Flow Analysis
	2010	2011	2012	2013	2014	5/31/2015 TTM	UW	UW per Room
Occupancy	65.8%	67.3%	66.1%	66.8%	72.3%	78.4%	78.4%
Average Daily Rate	$94.66	$104.06	$103.14	$115.03	$121.25	$118.55	$118.55
RevPAR	$62.29	$70.03	$68.12	$76.82	$87.66	$92.94	$92.94

Rooms	$3,410,537	$3,834,726	$3,730,100	$4,205,711	$4,799,482	$5,088,543	$5,088,458	$33,923
Food/Beverage	$641,860	$648,769	$576,030	$577,729	$573,074	$610,756	$610,756	$4,072
Other	$195,951	$176,825	$189,028	$231,511	$208,647	$191,229	$191,229	$1,275
Total Revenue	$4,248,348	$4,660,320	$4,495,158	$5,014,951	$5,581,203	$5,890,528	$5,890,443	$39,270
Total Expenses	$2,723,436	$2,845,410	$2,904,562	$3,003,066	$3,241,484	$3,396,530	$3,573,446	$23,823
NOI	$1,524,912	$1,814,910	$1,590,596	$2,011,885	$2,339,719	$2,493,998	$2,316,998	$15,447
FF&E	$0	$0	$0	$0	$0	$0	$235,618	$1,571
NCF	$1,524,912	$1,814,910	$1,590,596	$2,011,885	$2,339,719	$2,493,998	$2,081,380	$13,876

NOI DSCR	1.44x	1.71x	1.50x	1.90x	2.21x	2.36x	2.19x
NCF DSCR	1.44x	1.71x	1.50x	1.90x	2.21x	2.36x	1.97x
NOI Debt Yield	10.0%	12.0%	10.5%	13.3%	15.4%	16.4%	15.3%
NCF Debt Yield	10.0%	12.0%	10.5%	13.3%	15.4%	16.4%	13.7%

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-99

MSBAM 2015-C24	Hampton Inn Wyomissing

Mortgage Loan No. 13 – Hampton Inn Wyomissing

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$15,200,000			Location:	Wyomissing, PA 19610
Cut-off Date Balance:	$15,163,457			General Property Type:	Hospitality
% of Initial Pool Balance:	1.6%			Detailed Property Type:	Limited Service
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Mihir Wankawala; Venkateshwaran Raj; Lakhi Zoria; Rajeev Kaul			Year Built/Renovated:	1987/2009
				Size:	142 Rooms
Mortgage Rate:	4.720%			Cut-off Date Balance per Unit:	$106,785
Note Date:	5/28/2015			Maturity Date Balance per Unit:	$87,407
First Payment Date:	7/1/2015			Property Manager:	The Wankawala Organization, L.L.C. (borrower related)
Maturity Date:	6/1/2025
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$1,839,758
IO Period:	0 months			UW NOI Debt Yield:	12.1%
Seasoning:	2 months			UW NOI Debt Yield at Maturity:	14.8%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF DSCR:	1.75x
Lockbox/Cash Mgmt Status(1):	Springing/Springing			Most Recent NOI:	$2,194,303 (3/31/2015 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$1,938,878 (12/31/2013)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$1,782,487 (12/31/2012)
Future Debt Permitted (Type):	No (N/A)			Occupancy Rate:	74.7% (3/31/2015)
Reserves				2nd Most Recent Occupancy:	70.3% (12/31/2013)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	72.4% (12/31/2012)
RE Tax:	$158,175	$16,718	N/A	Appraised Value (as of)(4):	$21,200,000 (5/1/2017)
Insurance:	$6,048	$3,024	N/A	Cut-off Date LTV Ratio(4):	71.5%
FF&E(2):	$0	Springing	N/A	Maturity Date LTV Ratio(4):	58.5%
Other(3):	$2,290,300	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$15,200,000	77.8%	Purchase Price:	$16,000,000	81.8%
Borrower Equity:	$4,349,008	22.2%	Reserves:	$2,454,524	12.6%
			Closing Costs(5):	$1,094,485	5.60%
Total Sources:	$19,549,008	100.0%	Total Uses:	$19,549,008	100.0%

(1)	Cash management will spring into effect upon the event of default, DSCR falling below 1.30x at the end of any calendar quarter, debt yield falling below 9.5% at the end of any calendar quarter or a termination of the franchise agreement.

(2)	Commencing on March 1, 2017, and continuing thereafter on each payment date until the Hampton Inn Wyomissing Mortgage Loan is paid in full, the Hampton Inn Wyomissing Borrower is required to deposit an amount equal to 1/12 of 4.0% of the gross revenues for the prior calendar year to be held in the FF&E reserve.

(3)	At loan origination, $2,290,300 was deposited into a reserve to be held as security for the Hampton Inn Wyomissing Borrower’s performance of PIP improvements.

(4)	Appraised Value, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the “as-stabilized’ value of $21,200,000 as of May 1, 2017, which is dependent on completion of a property improvement plan for which $2,290,300 was reserved at loan origination. The “as-is” appraised value as of April 20, 2015 is $18,200,000.

(5)	Closing costs include $658,704 in defeasance costs.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Hampton Inn Wyomissing Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $15,200,000 that is secured by a first priority mortgage encumbering a limited-service hotel known as the Hampton Inn Wyomissing (the “Hampton Inn Wyomissing Property”) located in Wyomissing, Pennsylvania. The proceeds of the Hampton Inn Wyomissing Mortgage Loan, along with equity from the Hampton Inn Wyomissing Borrower, were used to purchase the Hampton Inn Wyomissing Property, defease a prior mortgage loan which was included in the BSCMS 2006-PW14 transaction, fund upfront reserves and pay closing costs.

The Borrower and Sponsor. The borrower is Shree Sai Siddhi Wyomissing, LLC (the “Hampton Inn Wyomissing Borrower”), a Pennsylvania limited liability company and single-purpose entity with a managing member that has one independent director. The Hampton Inn Wyomissing Mortgage Loan sponsors and nonrecourse carve-out guarantors are Mihir Wankawala, Venkateshwaran Raj, Lakhi Zoria and Rajeev Kaul. Mihir Wankawala owns and controls the managing member of the Hampton Inn Wyomissing Borrower. Mr. Wankawala co-founded The Wankawala Organization, L.L.C. in 2005, a hotel management company headquartered in Philadelphia, Pennsylvania that owns and operates hotels throughout the Mid-Atlantic region. As chief executive officer, Mr. Wankawala provides overall strategic guidance for hotel operation and oversees investment criteria for new acquisitions. The Wankawala Organization, L.L.C. manages the Hampton Inn Wyomissing Property.

The Property. The Hampton Inn Wyomissing Property is a five-story limited service hotel situated on an approximately 2.95-acre parcel located in Wyomissing, Berks County, Pennsylvania approximately 3.6 miles west of Reading, Pennsylvania and 61 miles northwest of Philadelphia, Pennsylvania. The Hampton Inn Wyomissing Property is accessible via U.S. Routes 222 and 422, which run through the Borough of Wyomissing. Both routes intersect

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-100

MSBAM 2015-C24	Hampton Inn Wyomissing

with I-78 and I-176, whereby I-78 runs east and west through Harrisburg, Allentown and New York City, while I-176 connects the Hampton Inn Wyomissing Property to Philadelphia.

The Hampton Inn Wyomissing Property was built in 1987 and most recently renovated in 2009 when 17 additional guestrooms and a 950 SF meeting room were added. The Hampton Inn Wyomissing Property features 142 guestrooms, a 30-seat breakfast dining area, a 950 SF meeting room, lobby workstations, an indoor swimming pool and a fitness room.

The Hampton Inn Wyomissing Property’s guestroom configuration consists of 57 king rooms, 77 double/double rooms and eight studio suites. All guestrooms feature a 32-inch flat-panel television, a work desk with ergonomic chair, a coffeemaker, as well as an iron and ironing board. A portion of the guestrooms also feature a small refrigerator, while some also include a microwave. Studio suites also include a sofa bed. In-room amenities include wireless, high-speed internet access and a telephone with voicemail and data-port. Guestroom bathrooms include a shower-in-tub, commode and single sink with vanity area.

The Hampton Inn Wyomissing Property is scheduled to undergo a property improvement plan (“PIP”) to bring it up to the franchise’s “Forever Young” standard. At loan origination, $2,290,300 was deposited into a reserve to be held by the lender as security for the Hampton Inn Wyomissing Borrower’s performance of PIP improvements. The PIP improvements include a comprehensive guestroom, guestroom bathroom, and corridor renovation, as well as upgrades to the exterior lighting and surface parking area. The breakfast dining area, fitness room, lobby workstation, and front desk are also expected to be upgraded. The PIP improvements are expected to be completed by May 2017. The Hampton Inn Wyomissing Property operates under a franchise agreement that expires on September 30, 2031.

The Hampton Inn Wyomissing Property is located at the corner of Papermill Road and Berkshire Boulevard. Retail outlets such as Target, Dick’s Sporting Goods, Ross Dress for Less and Kohl’s, as well as restaurants such as Texas Roadhouse, Panera Bread, IHOP and Chili’s, are located within 1.5 miles of the Hampton Inn Wyomissing Property along Papermill Road. In addition, Walmart, Old Navy, Best Buy and Toys R Us are within a half-mile along Berkshire Boulevard. The Reading Regional Airport is approximately five miles from the Hampton Inn Wyomissing Property.

More specific information about the Hampton Inn Wyomissing Property and the related competitive set is set forth in the following table:

Hampton Inn Wyomissing Property and Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Hampton Inn Wyomissing Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	57.5%	$100.56	$57.87	70.6%	$108.18	$76.36	122.7%	107.6%	132.0%
2012	59.4%	$103.45	$61.49	72.0%	$109.66	$78.99	121.2%	106.0%	128.4%
2013	61.9%	$103.35	$63.98	70.1%	$116.24	$81.52	113.3%	112.5%	127.4%
2014	61.9%	$103.51	$64.04	72.1%	$120.47	$86.87	116.6%	116.4%	135.7%
March 2015	62.2%	$104.11	$64.80	74.5%	$122.51	$91.25	119.7%	117.7%	140.8%

Source: Industry Report

The Market. The Hampton Inn Wyomissing Property is located in Wyomissing, Berks County, Pennsylvania and within the Reading, Pennsylvania metropolitan statistical area (the “Reading MSA”). According to the US Bureau of Labor Statistics, as of May 2015, the Reading MSA had an unemployment rate of 5.1%, versus 5.4% for the state of Pennsylvania. According to the Greater Reading Economic Partnership, nearly 400 companies are headquartered in the region, with approximately 189 companies operating internationally. Key industries of greater Reading include advanced manufacturing, agribusiness, business and financial services and healthcare. The largest employers in the greater Reading area include Reading Hospital and Medical Center, East Penn Manufacturing Company, Carpenter Technology Corporation, County of Berks, Reading School District, Pennsylvania Government, Wal-Mart Stores, Inc., Boscov’s Department Store, St. Joseph Medical Center and Penske Truck Leasing.

Demand at the Hampton Inn Wyomissing Property is approximately 70% commercial driven, 25% leisure driven and 5% meeting and group driven. Primary commercial demand generators for Reading MSA market include major corporate offices in the area, such as Carpenter Technology Corporation (approximately one mile away, along Papermill Road), East Penn Manufacturing Company (approximately 17 miles away), and Reading Hospital and Medical Center (approximately four miles away). In addition training groups from nearby companies generate group demand for hotels in the market.

Leisure demand for this market is primarily generated by the VF Outlet Center (approximately 1.5 miles away), while local sports tournaments also drive leisure demand on certain weekends. The Reading Fightin Phils, the AA affiliate of Major League Baseball’s Philadelphia Phillies, play at FirstEnergy Stadium (approximately 3.5 miles away). The Maple Grove Raceway, centered around a quarter-mile straight racetrack featuring drag racing and other automotive-oriented events, is located approximately 14.6 miles away. The Santander Arena and Santander Performing Arts Center (approximately 3.5 miles away) is host to sporting events, concerts, and is home to the Reading Symphony Orchestra and the Broadway on 6th Street theater series. In addition, Alvernia University, Albright College and Pennsylvania State University Berks Campus are located within five miles from the Hampton Inn Wyomissing Property.

According to the US Census Bureau, the estimated 2013 population for Wyomissing and for Berks County were 10,481 and 413,652, respectively. The estimated 2013 median household income for Wyomissing and for Berks County were $70,433 and $55,170, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-101

MSBAM 2015-C24	Hampton Inn Wyomissing

Competing properties to the Hampton Inn Wyomissing Property are presented in the following table:

Competitive Property Summary
Property Name	Location	No. of Rooms	Year Opened	Comm. %	Meeting & Group %	Leisure %	2014 Est Occ.	2014 Est ADR	2014 Est RevPAR
Primary Competitors
Hampton Inn Wyomissing (subject)	1800 Papermill Road	142	1987	70%	5%	25%	72%	$120	$86.85
Courtyard by Marriott Reading Wyomissing	150 North Park Road	135	2009	75%	5%	20%	76%	$133	$101.08
Homewood Suites by Hilton Reading(1)	2801 Paper Mill Road	119	1999	75%	5%	20%	26%	$129	$33.54
Sub-total/Wtd. Avg		396		73%	5%	22%	60%	$127	$75.68

Secondary Competitors		425		62%	8%	30%	58%	$101	$58.65

Total/Wtd. Avg.		821		68%	6%	26%	59%	$115	$67.81

Source: Appraisal

(1)	In May 2014, severe damage occurred to the guestrooms when the sprinkler system in the attic was activated, causing the hotel to close for approximately six months. Reportedly, as of April 2015, approximately 80% of the guestrooms have been reopened, and all of the guestrooms are expected to come online in June 2015.

The appraiser identified one proposed hotel, a Fairfield Inn, totaling approximately 108 rooms, that is currently under construction and expected to open in July 2015, which was estimated to be 100% competitive to the Hampton Inn Wyomissing Property. The appraiser identified a second, 209-room DoubleTree hotel that is expected to open in downtown Reading, Pennsylvania in 2015 and concluded that it is not expected to be competitive to the Hampton Inn Wyomissing Property due to its downtown location, higher price point and extensive meeting and group space.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Hampton Inn Wyomissing Property:

Cash Flow Analysis
	2011	2012	2013	2014	3/31/2015 TTM	UW	UW per Room
Occupancy	71.0%	72.4%	70.3%	72.3%	74.7%	72.3%
Average Daily Rate	$107.73	$109.63	$116.15	$120.44	$122.46	$120.44
RevPAR	$76.52	$79.35	$81.65	$87.04	$91.47	$87.04

Rooms	$3,957,654	$4,104,850	$4,225,145	$4,501,665	$4,727,741	$4,511,364	$31,770
Food/Beverage	$0	$0	$0	$0	$0	$0	$0
Other	$84,093	$86,729	$84,846	$82,863	$85,630	$85,726	$604
Total Revenue	$4,041,747	$4,191,579	$4,309,991	$4,584,528	$4,813,371	$4,597,090	$32,374
Total Expenses	$2,360,757	$2,409,092	$2,371,113	$2,508,317	$2,619,068	$2,757,332	$19,418
NOI	$1,680,990	$1,782,487	$1,938,878	$2,076,211	$2,194,303	$1,839,758	$12,956
FF&E	$160,623	$161,670	$170,244	$167,662	$173,315	$183,884	$1,295
NCF	$1,520,367	$1,620,817	$1,768,634	$1,908,549	$2,020,988	$1,655,874	$11,661

NOI DSCR	1.77x	1.88x	2.04x	2.19x	2.31x	1.94x
NCF DSCR	1.60x	1.71x	1.87x	2.01x	2.13x	1.75x
NOI Debt Yield	11.1%	11.8%	12.8%	13.7%	14.5%	12.1%
NCF Debt Yield	10.0%	10.7%	11.7%	12.6%	13.3%	10.9%

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

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This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-103

MSBAM 2015-C24	Hotel Indigo - Waco, TX

Mortgage Loan No. 14 – Hotel Indigo - Waco, TX

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$14,200,000			Location:	Waco, TX 76706
Cut-off Date Balance:	$14,200,000			General Property Type:	Hospitality
% of Initial Pool Balance:	1.5%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Kiran Bhakta; Rajesh Shah			Year Built/Renovated:	2012/N/A
Mortgage Rate:	4.706%			Size:	111 Rooms
Note Date:	6/26/2015			Cut-off Date Balance per Unit:	$127,928
First Payment Date:	8/1/2015			Maturity Date Balance per Unit:	$99,047
Maturity Date:	7/1/2025			Property Manager:	KB Hotels, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	12 months			UW NOI:	$1,815,284
Seasoning:	1 month			UW NOI Debt Yield:	12.8%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity:	16.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.68x
Additional Debt Type:	N/A			Most Recent NOI:	$1,923,983 (3/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,860,462 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,156,046 (12/31/2013)
Reserves				Most Recent Occupancy:	70.9% (4/30/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	67.8% (12/31/2014)
RE Tax:	$148,085	$21,155	N/A	3rd Most Recent Occupancy:	59.1% (12/31/2013)
Insurance:	$14,440	$3,610	N/A	Appraised Value (as of):	$20,200,000 (3/31/2015)
Recurring Replacements:	$0	$16,159	N/A	Cut-off Date LTV Ratio:	70.3%
Other(1):	$0	Springing	$1,054,500	Maturity Date LTV Ratio:	54.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$14,200,000	100.0%	Loan Payoff:	$6,797,921	47.9%
			Reserves:	$162,525	1.1%
			Closing Costs:	$231,044	1.6%
			Return of Equity:	$7,008,510	49.4%
Total Sources:	$14,200,000	100.0%	Total Uses:	$14,200,000	100.0%

(1)	On the payment date immediately following the date on which the franchisor gives notice of its election to terminate the franchise agreement, or two years prior to March 1, 2022 if the franchise agreement has not been extended, the Hotel Indigo - Waco, TX Borrower is required to deposit all excess cash into the FF&E Reserve account. If, on February 1, 2022, the balance in the FF&E Reserve does not equal the cap of $1,054,500, the Hotel Indigo - Waco, TX Borrower will be required to deposit an amount equal to such shortfall.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Hotel Indigo - Waco, TX Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $14,200,000 that is secured by a first priority fee mortgage encumbering a full-service hotel known as Hotel Indigo (the “Hotel Indigo - Waco, TX Property”) located in Waco, Texas.

The Borrower and the Sponsor. The borrower is Key Hotel Investment LTD. (the “Hotel Indigo - Waco, TX Borrower”), a single-purpose Texas limited partnership. The Hotel Indigo - Waco, TX Borrower is partially owned and controlled by Kiran Bhakta and Rajesh Shah, the nonrecourse carve-out guarantors and sponsors of the Hotel Indigo - Waco, TX Mortgage Loan. Kiran Bhakta is the key principal of Ashton Development, a commercial real estate firm that has developed, owned and managed hospitality assets since being formed in 2005. Ashton Development has experience in developing and managing hotel brands such as Hotel Indigo, Holiday Inn, Holiday Inn Express, Candlewood Suites, Best Western, Baymont Inn, Comfort Inn, Sleep Inn, Quality Inn, Red Roof Inn and Motel 6. Ashton Development was awarded the Torchbearer Award in 2014 by InterContinental Hotels Group (“IHG”), which is IHG’s highest quality award to a hotel owner.

The Property. The Hotel Indigo - Waco, TX Property is a four-story, 111-room, full-service hotel located in Waco, Texas, approximately one mile away from Baylor University. The Hotel Indigo - Waco, TX Property was built by the Hotel Indigo - Waco, TX Mortgage Loan sponsors in 2012. The Hotel Indigo - Waco, TX Property operates as a Hotel Indigo Hotel under a franchise agreement with Holiday Hospitality Franchising, Inc. that runs through March 1, 2022. The sponsors are currently in negotiations to extend the franchise agreement for another 20 years. Hotel amenities include a full-service restaurant and bar called Brazos Bar & Grill, which offers modern fare with a Latin influence. Also included are approximately 3,000 SF of meeting space, a fitness center, an outdoor lounge and a pool and spa area. The Hotel Indigo - Waco, TX Property has a guestroom configuration that consists of 65 king rooms, 43 double queen rooms and three suites. Each room includes a flat-panel television, dresser, work desk, telephone, mini-refrigerator and a coffee-maker. Included in the collateral are 120 surface-level spaces, giving the Hotel Indigo - Waco, TX Property a parking space-to-room ratio of 1.08x.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-104

MSBAM 2015-C24	Hotel Indigo - Waco, TX

Demand at the Hotel Indigo - Waco, TX Property is approximately 70% commercial driven, 20% leisure driven, 10% meeting and group driven. IHG rated the Hotel Indigo - Waco, TX Property as the best performed of the Hotel Indigo brand in North America in 2014.

More specific information about the Hotel Indigo - Waco, TX Property and the related competitive set is set forth in the following table:

Hotel Indigo – Waco, TX Property Market Historical Occupancy, ADR, RevPAR
	Competitive Set			Hotel Indigo - Waco, TX Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	63.5%	$108.83	$69.08	59.1%	$112.91	$66.78	93.2%	103.8%	96.7%
2014	66.8%	$116.04	$77.55	67.8%	$126.86	$86.07	101.5%	109.3%	111.0%
4/30/2015 TTM	66.5%	$117.39	$78.09	70.9%	$128.20	$90.93	106.6%	109.2%	116.4%

Source: Industry Report

The Market. The Hotel Indigo - Waco, TX Property is located in the Waco, Texas Central Business District (“CBD”) and approximately one mile away from Baylor University, Waco Convention Center, Baylor’s newly constructed McLane Stadium and Interstate-35. Baylor University is expected to unveil its new business school in the fall of 2015, which will increase the size of the school by 40%. Hotel demand for the neighborhood is primarily generated by business travelers who desire full-service hotel amenities and proximity to the Waco Convention Center. Leisure demand is also generated by friends and family visiting students at Baylor University.

The population of the Waco, TX Metropolitan Statistical Area (“MSA”) is approximately 243.4 thousand as of year-end 2014 and has grown at a rate of 0.8% since year-end 2013. The unemployment rate is 5.2%. The five largest employers in the Waco, TX MSA are Providence Health Center (approximately 2,618 employees), Baylor University (approximately 2,583 employees), Wal-Mart Stores, Inc. (approximately 2,561 employees), L-3 Communications Integrated Systems (approximately 2,079 employees) and Hillcrest Health System (approximately 1,793 employees).

Competitive properties to the Hotel Indigo - Waco, TX Property are presented in the following table:

Competitive Property Summary
		Estimated 2014 Market Mix			Estimated 2014 Occupancy, ADR and RevPAR
Property Name	No. of Rooms	Commercial %	Meeting & Group %	Leisure %	Occ.	Occ. Penetr.	ADR	RevPAR	RevPAR Penetr.
Hotel Indigo - Waco, TX	111	70%	10%	20%	68%	96%	$135.03	$91.60	115%
Courtyard Waco	153	70%	10%	20%	71%	101%	$92.15	$65.61	82%
Hilton Waco	195	65%	15%	20%	70%	99%	$120.11	$83.84	105%
Fairfield Inn Waco South	62	70%	10%	20%	65%	92%	$82.15	$53.07	67%
Homewood Suites Waco	87	70%	10%	20%	76%	108%	$133.67	$101.99	128%
Hampton Inn & Suites	123	65%	10%	25%	73%	103%	$121.45	$88.05	110%
Holiday Inn Hotel & Suites	122	60%	10%	30%	70%	100%	$98.80	$69.46	87%
Total/Wtd. Avg.	853	67%	11%	22%	71%		$113.05	$79.74

Source: Appraisal

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Cash Flow at the Hotel Indigo - Waco, TX Property:

Cash Flow Analysis
	2011	2012	2013	2014	3/31/2015 TTM	UW	UW per Room
Occupancy	N/A	N/A	59.1%	67.8%	69.8%	69.8%
ADR	N/A	N/A	$119.26	$135.03	$136.01	$136.01
RevPAR	N/A	N/A	$70.48	$91.55	$94.93	$94.96

Rooms Revenue	N/A	N/A	$2,857,427	$3,711,338	$3,847,450	$3,847,450	$34,662
Food and Beverage	N/A	N/A	$674,496	$806,485	$833,202	$833,202	$7,506
Other Income(1)			$70,829	$152,099	$166,917	$166,914	$1,504
Total Revenue	N/A	N/A	$3,602,752	$4,669,922	$4,847,569	$4,847,566	$43,672
Total Expenses	N/A	N/A	$2,446,706	$2,809,460	$2,923,586	$3,032,282	$27,318
Net Op. Income	N/A	N/A	$1,156,046	$1,860,462	$1,923,983	$1,815,284	$16,354
FF&E	N/A	N/A	$0	$0	$0	$193,903	$1,747
Net Cash Flow	N/A	N/A	$1,156,046	$1,860,462	$1,923,983	$1,621,381	$14,607

NOI DSCR	N/A	N/A	1.20x	1.92x	1.99x	1.88x
NCF DSCR	N/A	N/A	1.20x	1.92x	1.99x	1.68x
NOI Debt Yield	N/A	N/A	8.1%	13.1%	13.5%	12.8%
NCF Debt Yield	N/A	N/A	8.1%	13.1%	13.5%	11.4%

(1)	Other Income includes telephone, guest laundry, movie rentals, Grab 'N Go kiosk and gift/retail revenue.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-105

MSBAM 2015-C24	Southwinds Stockbridge

Mortgage Loan No. 15 – Southwinds Stockbridge

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Single Asset
Original Balance:	$13,750,000			Location:	Stockbridge, GA 30281
Cut-off Date Balance:	$13,750,000			General Property Type:	Multifamily
% of Initial Pool Balance:	1.5%			Detailed Property Type:	Garden
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	David Garfinkle; Craig Sternberg; Ben Colonomos; David Lewin			Year Built/Renovated:	1993/2007
				Size:	240 Units
Mortgage Rate:	4.537%			Cut-off Date Balance per Unit:	$57,292
Note Date:	6/30/2015			Maturity Date Balance per Unit:	$51,456
First Payment Date:	8/6/2015			Property Manager:	Pegasus Residential, L.L.C.
Maturity Date:	7/6/2025
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	48 months			UW NOI:	$1,211,584
Seasoning:	1 month			UW NOI Debt Yield:	8.8%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity:	9.8%
Lockbox/Cash Mgmt Status:	N/A			UW NCF DSCR:	1.80x (IO) 1.36x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$1,215,020 (4/30/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,191,002 (12/31/2014)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$1,169,850 (12/31/2013)
Reserves				Most Recent Occupancy:	97.1% (4/3/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.0% (12/31/2014)
RE Tax:	$156,668	$17,408	N/A	3rd Most Recent Occupancy:	91.3% (12/31/2013)
Insurance:	$9,981	$4,990	N/A	Appraised Value (as of):	$18,500,000 (5/14/2015)
Recurring Replacements(1):	$375,000	Springing	$70,230	Cut-off Date LTV Ratio:	74.3%
				Maturity Date LTV Ratio:	66.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$13,750,000	73.8%	Purchase Price:	$17,800,000	95.5%
Borrower Equity:	$4,888,695	26.2%	Reserves:	$541,649	2.9%
			Closing Costs:	$297,046	1.6%
Total Sources:	$18,638,695	100.0%	Total Uses:	$18,638,695	100.0%

(1)   The Southwinds Stockbridge Borrower escrowed $375,000 at closing for improving the interiors of 96 units, upgrading the club house and rental office and enhancing common areas and on-site facilities. The Southwinds Stockbridge Borrower is required to escrow monthly $5,852 for recurring replacements when the reserve balance falls below the cap of $70,230.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Southwinds Stockbridge Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $13,750,000 and is secured by a first priority fee mortgage encumbering a multifamily property located in Stockbridge, Georgia (the “Southwinds Stockbridge Property”). The proceeds of the Southwinds Stockbridge Mortgage Loan were primarily used to acquire the Southwinds Stockbridge Property, fund reserves and pay closing costs.

The Borrower and Sponsor. The borrower is POH Southwinds Ownership, LLC (the “Southwinds Stockbridge Borrower”), a single-purpose Delaware limited liability company. The sponsors and nonrecourse carve-out guarantors are David Garfinkle, Craig Sternberg, Ben Colonomos and David Lewin. David Garfinkle, Craig Sternberg, Ben Colonomos and David Lewin are principals of PointOne Holdings, a Miami-based privately held real estate investment management firm. PointOne Holdings was founded in 2009 and focuses primarily on the acquisition, renovation, management and disposition of value-add, income producing and distressed residential and commercial real estate. Since 2010, PointOne Holdings has acquired over 1,180 multifamily units and 400,000 SF of Class “A” office space throughout the southeastern United States.

The Property. The Southwinds Stockbridge Property, located at 50 Evergreen Way, Stockbridge, Georgia, consists of a 240 unit garden-style multifamily property that was 97.1% leased as of April 3, 2015. The Southwinds Stockbridge Property was originally constructed in 1993 and extensively renovated in 2007 with new roofs, siding, balcony railings and updated unit appliances. The amenities at the Southwinds Stockbridge Property include a pool and club room and fitness center. The average unit size at the Southwinds Stockbridge Property is 1,109 SF. Access to the Southwinds Stockbridge Property is provided by Highway 138, which is approximately one mile from I-675 and 15 miles from Hartsfield-Jackson Atlanta International Airport. The Southwinds Stockbridge Property is also located within close proximity to retail amenities including the Big Lots anchored Mays Crossing Shopping Center and a Wal-Mart Super Center.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-106

MSBAM 2015-C24	Southwinds Stockbridge

The following table presents certain information relating to the apartment mix at the Southwinds Stockbridge Property:

Unit Mix Summary
Floor Plan	No. of Units	% of Total	Size (SF)	Total SF
1 Bedroom/1 Bath	60	25%	823	49,350
2 Bedroom/1 Bath	60	25%	1,100	66,000
2 Bedroom/2 Bath	72	30%	1,214	87,372
3 Bedroom/2Bath	48	20%	1,323	63,504
Total/Average	240	100%	1,109	266,226

The Market. The Southwinds Stockbridge Property is located in Stockbridge, Henry County, Georgia, about 22 miles from downtown Atlanta. The Southwinds Stockbridge Property is situated in the Henry submarket. A market research report noted a general submarket vacancy rate of 3.2% and average rental rates of $894 per unit as of the first quarter of 2015. The appraisal noted that there was no incoming supply of competitive properties planned. The 2014 population and median household income within a five-mile radius of the Southwinds Stockbridge Property were 119,828 people and $53,435, respectively.

The following table presents certain information relating to competitive multifamily properties in the submarket:

Competitive Property Summary
Property Name/Location	Property Occupancy	Average SF per Unit	Average Rental Rate Per Unit
St. Ives Crossing 305 St. Ives Crossing Stockbridge, GA	97%	1,159	$831
Camden Stockbridge 1000 Peridot Parkway Stockbridge, GA	96%	1,002	$970
Villas at Hannover 7305 Hannover Parkway N Stockbridge, GA	98%	1,201	$897
Waterford Place 3196 Mount Zion Road Stockbridge, GA	94%	1,108	$771
Bridgewater at Mt. Zion 3156 Mount Zion Road Stockbridge, GA	89%	1,160	$841
Olivia Place 5220 North Henry Boulevard Stockbridge, GA	96%	1,106	$824

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Southwinds Stockbridge Property:

	Cash Flow Analysis
	2011	2012	2013	2014	4/30/2015 TTM	UW	UW per Unit
Base Rent	N/A	$1,855,588	$1,887,939	$1,963,461	$2,001,659	$2,121,145	$8,838
Total Recoveries	N/A	$0	$0	$0	$0	$0	$0
Other Income(1)	N/A	$193,981	$187,782	$191,652	$194,480	$194,480	$810
Discounts Concessions	N/A	$0	$0	$0	$0	$0	$0
Less Vacancy & Credit Loss	N/A	$0	$0	$0	$0	($119,486)	($498)
Effective Gross Income	N/A	$2,049,569	$2,075,721	$2,155,113	$2,196,139	$2,196,139	$9,151
Total Operating Expenses	N/A	$924,379	$905,871	$964,111	$981,120	$984,556	$4,102
Net Operating Income	N/A	$1,125,190	$1,169,850	$1,191,002	$1,215,020	$1,211,584	$5,048
Capital Expenditures	N/A	$0	$0	$0	$0	$70,229	$293
Net Cash Flow	N/A	$1,125,190	$1,169,850	$1,191,002	$1,215,020	$1,141,355	$4,756

Occupancy %(2)	N/A	90.8%(2)	91.3%	95.0%	97.1%	94.4%
NOI DSCR	N/A	1.34x	1.39x	1.42x	1.45x	1.44x
NCF DSCR	N/A	1.34x	1.39x	1.42x	1.45x	1.36x
NOI Debt Yield	N/A	8.2%	8.5%	8.7%	8.8%	8.8%
NCF Debt Yield	N/A	8.2%	8.5%	8.7%	8.8%	8.3%

(1)	Other Income includes income miscellaneous fees and utility reimbursements.

(2)	Represents economic occupancy for 2012 and physical occupancy for 2013, 2014. 4/30/2015 TTM is based on the April 3, 2015 rent roll. .

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

T-107

MSBAM 2015-C24

This Term Sheet was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”), CIBC World Markets Corp. (together with its affiliates, “CIBCWM”) or Drexel Hamilton, LLC (together with its affiliates, “Drexel” and, collectively with Morgan Stanley, BofA Merrill Lynch and CIBCWM, the “Underwriters”). This Term Sheet was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

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